COMMISSION FILE NO.___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          CHINA WORLD TRADE CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                     Nevada
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                 3751                                      87-0629754
     (PRIMARY  STANDARD  INDUSTRIAL                    (I.R.S.  EMPLOYER
      CLASSIFICATION  CODE  NUMBER)                    IDENTIFICATION  NO.)

                   3rd Floor, Goldlion Digital Network Center
                           138 Tiyu Road East, Tianhe
                               Guangzhou, The PRC
                               011-8620-3878-0286
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Chi Hung Tsang
                             Chairman and President
                          China World Trade Corporation
                           138 Tiyu Road East, Tianhe
                               Guangzhou, The PRC
                               011-8620-3878-0286
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

                                   COPIES TO:

Bernard  Chan,  CFO                            Harold  H.  Martin,  Esq.
China  World  Trade  Corporation               17111  Kenton  Drive
Room  1217,  12th  Floor                       Suite  204B
10  Metropolis  Drive                          Cornelius,  North Carolina  28031
Hunghom,  Hong  Kong                           (704)  894-9760  Office
(852)  2330-6622  Office                       (704)  894-9759  Fax
(852)  2333-8844  Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement. If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                              CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     OFFERING PRICE      AGGREGATE             REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED      PER SHARE  (1)      OFFERING PRICE (1)    FEE (1)
---------------------------     --------------    ----------------    ------------------    ------------
Common Stock
($.001 par value)               16,981,717 (2)         $ 2.10         $       35,661,605    $   4,518.33
---------------------------     --------------    ----------------    ------------------    ------------
TOTAL                                                                 $       35,661,605    $   4,518.33


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the bid and asked price for the common stock of $2.10, as reported on the OTC Bulletin Board on January 12, 2005.

(2) Pursuant to Rule 416(a) of the Securities Act this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The information in this prospectus is not complete and may be changed. Our company and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                                16,981,717 SHARES

                          CHINA WORLD TRADE CORPORATION

                                  COMMON STOCK

This prospectus relates to the offering for sale of up to 16,981,717 shares of our common stock, par value $.001, by the selling stockholders identified in this prospectus. The common stock covered by this prospectus includes up to 14,285,714 shares of common stock issuable from time to time to Cornell Capital Partners, LP ("Cornell Capital"), which will become a shareholder pursuant to a Standby Equity Distribution Agreement (hereinafter "SEDA"). The prices at which all selling stockholders may sell their shares will be determined by the prevailing market price for the shares or through negotiated transactions. We are not selling any securities in this offering and therefore will not receive any of the proceeds from the sale of the shares. We will, however, receive proceeds from the sale of securities under the SEDA that we have entered into with Cornell Capital, which permits us to make an advance notice to Cornell Capital for the purchase of up to $3.0 million in shares of common stock on our initial advance notice and for the purchase of up to $1.5 million in shares of common stock per advance notice thereafter. In the aggregate, Cornell Capital has committed to provide us with up to $30.0 million in order to purchase our common stock, subject to the terms and conditions of the SEDA. At no time will Cornell Capital own shares sufficient to make it an "affiliate" of our company within the meaning of the Securities Act of 1933, as amended.

We may receive proceeds from the exercise of Series A Warrants to purchase 250,001 shares of common stock that are held by Bridges & PIPES LLC ("Bridges & PIPES"), at an exercise price of $2.50 per share, the exercise of Series A
Warrants  to  purchase  450,000  shares of common stock that are held by Cornell
Capital, at an exercise price of $2.50 per share, the exercise of Placement Agent's Warrants to purchase 112,667 shares of common stock that are held by Duncan Capital, LLC ("Duncan Capital"), at an exercise price of $2.50 per share, the exercise of Series A Warrants to purchase 33,334 shares of common stock that are held by Stealth Capital, LLC, at an exercise price of $2.50 per share, and the exercise of Series A Warrants to purchase 75,000 shares of common stock that are held by TCMP3 Partners ("TCMP3 Partners"), at an exercise price of $2.50 per share. The shares underlying all of these warrants are also being registered under this prospectus. All costs associated with the registration of all securities offered hereby will be borne by us.

The  selling  stockholders  consist  of:

     Bridges  &  PIPES  LLC                 583,335
     Cornell  Capital  Partners,  LP     15,860,714
     Duncan  Capital,  LLC                  262,667
     Stealth  Capital,  LLC                 100,001
     TCMP3  Partners                        175,000
                                         ----------
                                Total    16,981,717

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol CWTD.OB. On December 30, 2004, the reported closing price of our stock on the OTC Bulletin Board was $2.10 per share. We have submitted an application to list our common stock on the American Stock Exchange, Inc., but there can be no assurances whether or not such application will be accepted. The price per share for our common stock will fluctuate based on the supply and demand for the shares in the market, as well as on other factors.

The selling stockholders consist of (i) Bridges & PIPES, who intends to sell 333,334 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 250,001 of our shares, (ii) Cornell Capital, who intends to sell up to 15,860,714 shares of common stock, 14,285,714 of which are under the SEDA, 900,000 of which are shares of our common stock which it owns, 450,000 of which are shares that it may sell underlying Series A Warrants to purchase our common stock, and 225,000 of which Cornell Capital received as compensation under the SEDA, (iii) Duncan Capital, who intends to sell 150,000 shares of our common stock, which it received as compensation for agreeing to serve as Placement Agent under the SEDA, and may exercise and sell shares of our common stock underlying Placement Agent's Warrants to purchase 112,667 of our shares, which it received for acting as placement agent under earlier financings with us, (iv) Stealth Capital, LLC, who intends to sell 66,667 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 33,334 of our shares, and (v) TCMP3 Partners, who intends to sell 100,000 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 75,000 of our shares. After all of the shares referred to above have been issued, China World Trade's then-outstanding common stock would be 47,871,714, and the 14,285,714 shares of common stock under the SEDA would equal 30%. The selling stockholders will receive all of the amounts received upon any sale by them of the common stock, less any brokerage commissions or other expenses incurred by them.

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the SEDA. Cornell Capital has agreed to pay us 99% of, or a 1% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital will retain 4% of each advance under the SEDA. Cornell Capital also received a one-time commitment fee in the form of 225,000 of our shares of common stock. The 1% discount, the 4% retainage fee, and the 225,000 shares of our common stock which were paid as a fee, are underwriting discounts payable to Cornell Capital.

We have engaged Duncan Capital, an unaffiliated registered broker-dealer, to advise us in connection with the SEDA. Duncan Capital was paid a fee of 150,000 shares of our common stock on November 30, 2004, equal to approximately $315,000 based on our stock price on December 30, 2004, and will retain 4% of each advance under the SEDA.

We have agreed with Bridges & PIPES and TCMP3 Partners not to submit to Cornell Capital our initial advance notice for the purchase of up to $3.0 million in shares of our common stock until thirty (30) days after the effectiveness of the registration statement of which this prospectus forms a part. See "The Offering" at page 10.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 16.

With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of the shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be place in escrow, trust or any similar account.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is January 14, 2005, subject to completion.

                                TABLE OF CONTENTS

PART  I

PROSPECTUS  SUMMARY                                                            7
THE  OFFERING                                                                  8
RISK  FACTORS                                                                 16
FORWARD  LOOKING  STATEMENTS                                                  30
USE  OF  PROCEEDS                                                             31
DILUTION                                                                      32
STANDBY  EQUITY  DISTRIBUTION  AGREEMENT                                      33
PLAN  OF  DISTRIBUTION                                                        35
LEGAL  PROCEEDINGS                                                            36
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL  PERSONS           36
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         40
DESCRIPTION  OF  SECURITIES                                                   40
INTEREST  OF  EXPERTS  AND  COUNSEL                                           41
DISCLOSURE  OF  COMMISSION  POSITION  ON  INDEMNIFICATION  FOR  SECURITIES
ACT LIABILITIES.                                                              42
DESCRIPTION  OF  BUSINESS                                                     42
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS                                       75
DESCRIPTION  OF  PROPERTY                                                     79
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            80
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               80
EXECUTIVE  COMPENSATION                                                       84
FINANCIAL  STATEMENTS                                                         86
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING
AND FINANCIAL DISCLOSURE                                                     143
HOW  TO  GET  MORE  INFORMATION                                              143

PART  II

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                             146
RECENT  SALES  OF  UNREGISTERED  SECURITIES                                  146
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                150
EXHIBITS                                                                     151
UNDERTAKINGS                                                                 151
SIGNATURES                                                                   153

                               PROSPECTUS SUMMARY

The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes included in this Prospectus. The Prospectus should be read in its entirety, as this summary does not contain all facts necessary to make an investment decision.

                CERTAIN DEFINITIONS AND SUPPLEMENTAL INFORMATION

All references to "China" or "PRC" in this Annual Report are references to The People's Republic of China. Unless otherwise specified, all references in this Annual Report to "U.S. dollars," "dollars," or "$" are to United States Dollars; all references to "Renminbi" or "RMB" are to Renminbi, which is the official currency of China. Unless otherwise specified, for the convenience of the reader, translation of amounts from Renminbi to U.S. dollars has been made.

CHINA  WORLD  TRADE  CORPORATION

We were incorporated in the State of Nevada in 1998 under the name Weston International Development Corporation. On July 28, 1998, the Company changed its name to Txon International Development Corporation. On September 25, 2000 we changed our name from Txon International Development Corporation to China World Trade Corporation. We will refer to our company as "China World Trade" or the "Company". Our executive office is located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC 510620.

OUR  BUSINESS

Our business plan involves the pursuit of three distinct lines of business. These include (i) the business clubs located in major cities of China, including Guangzhou, the PRC and Beijing, the PRC, with plans to open clubs in Shanghai and Shenzhen, the PRC, each club in association with the World Trade Center Association, by which we have positioned ourselves as a platform to facilitate trade between China and the world market, (ii) the business travel services, in which our latest acquisition, the New Generation Group of Companies, an indirect majority owned subsidiary, will continue its market leadership as one of the leading consolidators of airline tickets and hotel accommodations in China, and also as an agency for life and accidental insurance in the Guangdong Province, and (iii) the business value-added services, in which we will concentrate on trading operations and providing interactive marketing and incentive programs for merchants, financial institutions, telecom operators, and large corporations with significant client bases, as well as consultancy services. Our growth in the industries of trade, travel and finance, should enable us to provide value added services and target many cross marketing opportunities.

No assurances can be given, however, that we will be successful in our endeavors.

Our growth and development as a business enterprise has been marked by a number of significant corporate events. Pursuant to a Share Exchange Agreement, dated as of August 10, 2000, between Virtual Edge Limited ("VEL") and Main Edge International Limited ("Main Edge"), Main Edge transferred all of the issued and outstanding shares of the capital stock of VEL to the Company in exchange of 1,961,175 shares of our pre-split common stock, representing approximately 75% of our outstanding shares of the common stock. According, we controlled the operations of VEL, and Main Edge became our majority stockholder. We then undertook an 8-for-1 forward split that was effective on 15th day of September 2000, which resulted in Main Edge owing 15,689,400 shares of our common stock.
Then, three major developments occurred. These were: (i) the consummation of two private placement financings by Powertronic Holdings Limited ("Powertronic") in September 2002 and December 2002 in which it acquired shares of our common stock, (ii) an acquisition of all the issued and outstanding shares of General Business Network (Holdings) Ltd. in December 2002, and (iii) a 1-for-30 reverse stock split that was effective on September 1, 2002. As a result of these transactions, Mr. Chi Hung Tsang became the new major shareholder owning 4,000,000 shares of our common stock and Powertronic owns 2,000,000 shares. Mr. Chi Hung Tsang is currently Chairman of our Board of Directors. On May 7, 2004, our Company, through one of its wholly-owned subsidiaries, acquired 51% of the capital stock of CEO Clubs China Limited, a Hong Kong corporation ("CEO Clubs China"), for a total consideration of cash and shares of our common stock in the amount of US$480,000. CEO Clubs China is an authorized chapter to operate under the "CEO Clubs" trademarks in the Greater China Region, including the PRC, Hong Kong and Taiwan. Comprised of thirteen chapters in the U.S. and China, the CEO Clubs are a 25-year-old not-for-profit association, organized on a by-membership-only basis. Members must be CEO's of businesses, which have over $2.0 million in annual sales. The annual sales of our corporate club member average $20,000,000. In December of 2002, CEO Clubs China opened its first international chapter in China.

Finally, on August 2, 2004, a wholly-owned subsidiary of ours consummated an acquisition of 51% of the capital stock of Guangdong New Generation Commercial Management Limited, a limited liability company organized and existing under the laws of the PRC ("New Generation"), for an aggregate consideration of US$10,232,000, payable approximately US$2,741,000 in cash and approximately US$7,487,000 in market value of common stock of China World Trade. New Generation is the pioneer and one of the market leaders in the travel agency business through operations of its ten subsidiaries in Southern China. It is a market leader in ticketing sales for international and domestic flights as well as inbound business travel. It is also one of the leading consolidators of airline tickets and hotel rooms in China. New Generation has already acquired the necessary licenses to operate as a ticketing and travel agent in the PRC, a highly regulated business. In addition, Guangdong Huahao Insurance Agency Limited, one of the New Generation Group of companies, is also a licensed insurance agent in China and provides, in particular, accidental and life insurances to individual policyholders in the Guangdong Province of China. While there can be no assurances of success, we believe that the New Generation Group of Companies will contribute a significant revenue base to our company.

We  currently  have  approximately  300  full-time  employees.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are the selling stockholders consisting of (i) Cornell Capital, who intends to sell up to 15,860,714 shares of common stock, 14,285,714 of which are under the Standby Equity Distribution Agreement (the "SEDA"), 900,000 of which are shares of our common stock which it owns, 450,000 of which are shares that it may sell underlying Series A Warrants to purchase our common stock, and 225,000 of which Cornell Capital received as compensation under the SEDA, (ii) Bridges & PIPES, who intends to sell 333,334 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 250,001 of our shares, (iii) Duncan Capital, who intends to sell 150,000 shares of our common stock, which it received as compensation for agreeing to serve as Placement Agent under the SEDA, and may exercise and sell shares of our common stock underlying Placement Agent's Warrants to purchase 112,667 of our shares, which it received for acting as placement agent under earlier financings with us, (iv) Stealth Capital, LLC, who intends to sell 66,667 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 33,334 of our shares, and (v) TCMP3 Partners, who intends to sell 100,000 shares of our common stock which it owns, and may exercise and sell the shares of our common stock underlying Series A Warrants to purchase 75,000 of our shares. The Series A Warrants to purchase shares of our common stock are hereinafter referred to as the "Warrants".

The commitment amount of the SEDA is $30.0 million. At an assumed price of $2.10 per share, we would only be able to receive net proceeds of $27.3 million using the 14,285,714 shares being registered in this registration statement under the SEDA. In the event that the market price of our common stock were to decline significantly as a result of sales of shares by Cornell Capital under the SEDA, we may need to register additional shares and to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the SEDA.

Pursuant to the SEDA, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $30.0 million. The amount of each advance is subject to a maximum advance amount of $1.5 million, except for the first advance, which may be in the amount of $3.0 million. We may not submit any advance within seven trading days of a prior advance. Cornell Capital will pay us 99% of, or a 1% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by us, Cornell Capital shall retain 4% of each advance. In addition, Cornell Capital received a one-time commitment fee in the form of 225,000 shares of our common stock on November 30, 2004. Cornell Capital intends to sell any shares purchased under the SEDA at the then prevailing market price. We have engaged Duncan Capital to act as Placement Agent with respect to the SEDA, pursuant to a Placement Agent Agreement, dated November 30, 2004 (the "Placement Agent Agreement"). Duncan Capital has received 150,000 shares of our common stock, and in addition will retain 4% of the gross proceeds of each advance held in escrow, as compensation for its services. The Placement Agent Agreement provides that the services of the Placement Agent consist of reviewing the terms of the SEDA and advising us with respect to those terms. Duncan Capital is not participating as an underwriter in this offering.

The 225,000 shares of our common stock paid to Cornell Capital as compensation under the SEDA, as well as the 150,000 shares of our common stock paid to Duncan Capital under the Placement Agent Agreement, are subject to a lock-up arrangement which assures us that they will not be immediately sold on the market at a low price per share. This arrangement provides that, for a period of ninety days, Cornell Capital and Duncan Capital will not sell their shares of common stock if the volume weighted average price of our common stock, as quoted by Bloomberg, LP (the "VWAP"), is less than $1.50. Thereafter, they are entitled to sell their shares free of any limitation other than as hereinafter set forth. In addition, for a period of twelve months following the declaration of effectiveness of this registration statement, Cornell Capital and Duncan Capital will not sell more than 25% of their shares every thirty calendar days if the VWAP of our common stock is less than $2.50. If the VWAP of our common stock is higher than $2.50, Cornell Capital and Duncan Capital are entitled to sell their shares free of any limitation.

In addition, pursuant to a letter agreement dated November 19, 2004, we agreed with Bridges & PIPES and TCMP3 Partners that we would not submit our initial advance notice to Cornell Capital for the purchase of common stock under the SEDA for a period of thirty (30) days after the date of effectiveness of the registration statement of which this prospectus is a part. In return, Bridges & PIPES and TCMP3 Partners agreed to waive their demand rights under a Registration Rights Agreement that gave them the option to be the sole registrants, without Cornell Capital, on this registration statement. Bridges & PIPES received 83,334 Series A Warrants and TCMP3 Partners received 25,000 Series A Warrants, among other things, in consideration of their agreement. Finally, Cornell Capital agreed to a lockup and a "no trade" provision with respect to any shares of common stock that owns until thirty (30) days after effectiveness of the registration statement of which this prospectus forms a part.

Among other things, this prospectus relates to shares of common stock to be issued under the SEDA. There are substantial risks to investors as a result of the issuance of shares of common stock under the SEDA. These risks include dilution of shareholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the SEDA. That is, as our stock price declines, we would be required to issue a greater number of shares under the SEDA for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at a recent price of $2.10 per share and 25%, 50% and 75% discounts to the recent price.

                            Recent          25%           50%            75%
                          ----------    ----------    ----------     ----------
Purchase Price:                $2.10         $1.58         $1.05          $0.53
No. of Shares (1):        14,285,714    18,987,341    28,571,428     56,603,774
Total Outstanding (2):    45,175,711    49,877,338    59,461,425     87,493,771
Percent Outstanding (3):        31.6%         38.1%         50.5%          64.7%

---------------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital under the SEDA at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital under the SEDA.

(3) Represents the share of common stock to be issued as a percentage of the total number of shares outstanding.

TERMS  OF  THE  OFFERING

Common  Stock  Offered                       16,981,717  shares  by  the Selling
                                             Stockholders

Offering  Price                              Market price

Common  Stock  Outstanding  Before
the  Offering  (1)                           30,889,997

Use of Proceeds                              We  will  not  receive any proceeds
                                             from  the sale of the common stock.
                                             However,  we  may  receive proceeds
                                             upon  the  exercise of the Warrants
                                             owned  by  certain  of  the Selling
                                             Stockholders.  In  addition, we may
                                             receive  proceeds  from  Cornell
                                             Capital  under  the  SEDA.  All
                                             proceeds  that  we  receive will be
                                             used  for  general  working capital
                                             purposes.

Risk  Factors                                The  securities  offered hereby are
                                             speculative  and  involve  a  high
                                             degree  of risk, including the risk
                                             of  substantial  and  immediate
                                             dilution.  See  "Risk  Factors"  at
                                             page  16  and "Dilution at page 32.
                                             In  addition, there are substantial
                                             risks  to  investors  in our common
                                             stock  as  a result of the issuance
                                             of shares of common stock under the
                                             SEDA.  These risks include dilution
                                             of  shareholders,  significant
                                             decline  in our stock price and our
                                             inability  to draw sufficient funds
                                             when  needed.
---------------------------

(1) Excludes up to 14,285,714 shares of common stock to be issued under the SEDA, 4,952,500 options and warrants to purchase our common stock.



                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

ASSETS                                                      US$           US$
                                                         UNAUDITED      AUDITED
                                                         9/30/2004     9/30/2003
                                                        ----------     ---------
CURRENT  ASSETS
Cash  and  cash  equivalents                             1,137,278       273,220
Trade  and  other  receivables                           8,236,107       240,293
Rental  and  other  deposits                             1,549,172       363,833
Prepayments                                                206,845        30,031
Inventories                                                  8,588       325,494
Short-term  investment                                      24,163             -
                                                        ----------     ---------

TOTAL  CURRENT  ASSETS                                  11,162,153     1,232,871

Intangible  asset                                        1,722,676             -
Goodwill                                                 8,965,499       251,448
Property,  plant  and equipment, net                     3,879,057     2,881,585
                                                        ----------     ---------

TOTAL  ASSETS                                           25,729,385     4,365,904
                                                        ==========     =========

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

CURRENT  LIABILITIES
Trade  and  other  payables                              6,165,838     1,809,380
Deferred  income                                            10,495        39,991
Short-term  bank  loans                                  1,570,598       300,000
Long-term bank loan - current portion                       44,746        42,994
                                                        ----------     ---------

TOTAL CURRENT LIABILITIES                                7,791,677     2,192,365

Long-term  bank  loan  -  non-current  portion             414,597       459,344
Due  to  a  shareholder                                    333,722             -
                                                        ----------     ---------

TOTAL LIABILITIES                                        8,539,996     2,651,709
                                                        ----------     ---------

MINORITY INTEREST                                        3,376,955         3,531

COMMITMENTS  AND  CONTINGENCIES

STOCKHOLDERS'  EQUITY
Preferred  stock, par value of US$0.001 each; 10,000,000
shares authorized, none issued  or  outstanding                  -             -

Common  stock,  par  value  of  US$0.001  each;
50,000,000  shares  authorized,  25,896,699  shares
issued  at  September  30,  2004                            25,897        10,971

Additional  paid-in  capital                            26,987,112    11,096,208
Accumulated deficit                                    (13,200,575)   (9,396,515)
                                                        ----------     ---------

TOTAL STOCKHOLDERS' EQUITY                              13,812,434     1,710,664
                                                        ----------     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              25,729,385     4,365,904
                                                        ==========     =========




                                           NINE MONTHS ENDED SEPTEMBER 30,         YEAR ENDED SEPTEMBER 30
                                              2004                2003               2003              2002
                                          ------------        ------------       ------------      ------------
                                               US$                 US$                US$               US$
Operating  revenues                          1,582,866           2,379,536          2,885,600           193,024

Operating costs and expenses                  (538,611)         (1,085,454)        (1,213,169)          (83,738)

Selling, general and administrative
 expenses                                   (3,839,486)         (3,192,166)        (3,954,066)       (1,827,959)
                                          ------------        ------------       ------------      ------------

Loss from operations                        (2,795,231)         (1,898,084)        (2,281,635)       (1,718,673)

Non-operating  income  (expenses)

Other  income                                  129,883               2,572              2,490                 -

Interest  expenses                             (31,965)            (17,083)           (14,811)           (8,120)

Equity in net loss of affiliate                      -             (32,051)           (32,051)                -
                                          ------------        ------------       ------------      ------------

Loss before income taxes and
minority interest                           (2,697,313)         (1,944,646)        (2,326,007)       (1,726,793)

Provision  for  income  taxes                  (15,836)                  -                  -                 -
                                          ------------        ------------       ------------      ------------

Loss  before  minority  interest            (2,713,149)         (1,944,646)        (2,326,007)       (1,726,793)

Minority interest                             (161,467)             40,522            120,471            92,976
                                          ------------        ------------       ------------      ------------

Net  loss                                   (2,874,616)         (1,904,124)        (2,205,536)       (1,633,817)
                                          ============        ============       ============      ============



CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2004

                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$


                                     ASSETS

CURRENT  ASSETS

Cash  and  cash  equivalents          1,846,128        12,496        32,935    (2,745,000)  (a)     1,646,559
                                                                                2,500,000   (b)
Trade  receivable                     1,038,457             -        22,084                         1,060,541
Other  receivable                             -       697,720        13,844                           711,564
Due  from  related  parties               2,505             -        75,818                            78,323
Rental  and  other  deposits            744,061             -       254,953                           999,014
Prepayments                                   -             -       102,428                           102,428
Inventories                                   -             -         9,142                             9,142
                                    -----------   -----------   -----------                       -----------
TOTAL  CURRENT  ASSTS                 3,631,151       710,216       511,204                         4,607,571

Intangible  asset                             -             -     1,590,000                         1,590,000
Goodwill                                      -             -       359,346    14,575,068   (C)    14,934,414
Property, plant and equipment, net      127,174        19,648     3,259,749                         3,406,571
Investment  in a subsidiary                   -             -             -    10,232,000   (a)             -
                                                                              (10,232,000)  (c)
                                    -----------   -----------   -----------                       -----------

TOTAL  ASSETS                         3,758,325       729,864     5,720,299                        24,538,556
                                    ===========   ===========   ===========                       ===========

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

CURRENT  LIABILITIES

Trade  payables                       3,707,934             -        18,176                         3,726,110
Accrued  charges                      1,522,974             -       104,187                         1,627,161
Other  payables                               -        31,036       107,616                           138,652
Tax  payables                         1,151,972         3,514             -                         1,155,486
Due  to  related  parties               696,215             -       235,327                           931,542
Deposits  received                            -             -        40,315                            40,315
Deferred  income                              -             -         6,551                             6,551
Short  term  bank  loan               1,206,695             -             -                         1,206,695
Long-term bank loan - current portion         -             -        44,301                            44,301
                                    -----------   -----------   -----------                       -----------
TOTAL  CURRENT  LIABILITIES           8,285,790        34,550       556,473                         8,876,813

Long-term  bank  loan
-  non-current  portion                       -             -       425,952                           425,952
Due  to  a  shareholder                       -             -       954,995                           954,995
                                    -----------   -----------   -----------                       -----------
Total  liabilities                    8,285,790        34,550     1,937,420                        10,257,760
                                    -----------   -----------   -----------                       -----------

Minority  interest                            -             -             -       510,917   (C)       510,917
                                    -----------   -----------   -----------                       -----------

STOCKHOLDERS'  EQUITY

                                                                                    4,081   (a)
                                                                                    3,500   (b)
Common  stock                         1,810,042     1,206,695        17,837    (3,016,737)  (C)        25,418

Additional  paid-in  capital                  -             -    16,207,204     7,482,919   (a)    26,186,623
                                                                                2,496,500   (b)

Due  from  related  party            (7,081,663)   (1,313,152)           -      8,394,815   (c)             -

Dedicated  reserves                     477,757       121,156             -      (598,913)  (c)             -

Accumulated (deficit) profit            266,399       680,615   (12,442,162)     (947,014)  (c)   (12,442,162)
                                    -----------   -----------   -----------                       -----------

TOTAL  STOCKHOLDERS'  EQUITY         (4,527,465)      695,314     3,782,879                        13,769,879
                                    -----------   -----------   -----------                       -----------

TOTAL  LIABILITIES  AND
STOCKHOLDERS'  EQUITY                 3,758,325       729,864     5,720,299                        24,538,556
                                    ===========   ===========   ===========                       ===========




CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  OPERATIONS

THREE-MONTH  PERIOD  ENDED  JUNE  30,  2004
--------------------------------------------


                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$

OPERATING REVENUES                    2,650,848       289,469       639,340                         3,579,657
                                    -----------   -----------   -----------                       -----------

OPERATING  EXPENSES
Operating costs and expenses         (1,030,345)      (19,916)     (347,546)                       (1,397,807)
Selling, general and
administrative expenses                (294,433)     (103,413)   (2,502,045)                       (2,899,891)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) FROM OPERATIONS         1,326,070       166,140    (2,210,251)                         (718,041)

NON-OPERATING  (EXPENSES)  INCOME

Other  income                             3,193            96       102,150                           105,439
Interest  expenses                      (38,938)           (8)       (8,730)                          (47,676)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE INCOME
TAXES AND MINORITY INTEREST           1,290,325       166,228    (2,116,831)                         (660,278)

Provision for income taxes             (116,440)       (8,086)            -                          (124,526)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE
MINORITY INTEREST                     1,173,885       158,142    (2,116,831)                         (784,804)

MINORITY  INTEREST                            -             -           628        (116,203)  (d)    (115,575)
                                    -----------   -----------   -----------                       -----------

NET  PROFIT  (LOSS)                   1,173,885       158,142    (2,116,203)                         (900,379)
                                    ===========   ===========   ===========                       ===========


Footnotes:
(1) For an explanation of notes (a) through (d), refer to the pro forma adjustments set forth on page 142 of this prospectus.
(2) GNGCM is an abbreviation for Guangdong New Generation Commercial Management Limited, a corporation organized and existing under the laws of the Peoples' Republic of China.
(3) GHIAL is an abbreviation for Guangdong Hauhao Insurance Agency Limited, a corporation organized and existing under the laws of the Peoples' Republic of China.
(4)  The  Company  refers  to  China  World  Trade  Corporation.



CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  OPERATIONS

YEAR  ENDED  SEPTEMBER  30,  2003
---------------------------------

                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$


OPERATING  REVENUES                   1,975,098       929,916     2,885,600                         5,790,614

OPERATING  EXPENSES
Operating costs and expenses           (899,503)      (61,364)   (1,213,169)                       (2,174,036)
Selling, general and
administrative expenses                (572,878)     (189,106)   (3,954,066)                       (4,716,050)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) FROM OPERATIONS           502,717       679,446    (2,281,635)                       (1,099,472)

NON-OPERATING  (EXPENSES)  INCOME

Other  income                            17,119            99         2,490                            19,708
Interest  expenses                      (75,251)            -       (14,811)                          (90,062)
Equity  in net loss of affiliate              -             -       (32,051)                          (32,051)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE INCOME
TAXES AND MINORITY INTEREST             444,585       679,545    (2,326,007)                       (1,201,877)

INCOME BEFORE INCOME TAXES
AND MINORITY INTERESTS
Provision  for  income  taxes          (573,448)      (25,979)            -                          (599,427)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE
MINORITY INTEREST                      (128,863)      653,566    (2,326,007)                       (1,801,304)

MINORITY  INTEREST                            -             -       120,471      (417,097)  (d)      (296,626)
                                    -----------   -----------   -----------                       -----------

NET  PROFIT  (LOSS)                    (128,863)      653,566    (2,205,536)                       (2,097,930)
                                    ===========   ===========   ===========                       ===========



                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                  RISKS RELATED TO OUR BUSINESS AND INDUSTRY.
                  -------------------------------------------

WE  HAVE  HAD  NET  LOSSES  FROM  OUR OPERATIONS AND ANTICIPATE THAT LOSSES WILL
CONTINUE.  WE  MAY  NOT  BE  ABLE  TO  BECOME  PROFITABLE  IN  THE  FUTURE.

We have had a history of losses from our operations. We had a net loss from operations for the year ended September 30, 2003 of $2,205,536. We also had a net loss from operations for the nine-months ended September 30, 2004 of $2,874,616. This nine-month loss was primarily attributable to an increase in professional fee related expenses paid to outside consultants in shares of common stock of the Company in the amount of approximately $1,000,000. We may not be profitable in the future.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL LIKELY HAVE TO CURTAIL OUR OPERATIONS.

We presently have limited operating capital. In addition, we have only a limited credit facility and other committed sources of capital. We believe we need at least $2.5 million in additional capital in 2005 to maintain our current operations. The SEDA is intended to provide funds for general working capital to us, although there can be no assurances as to the amount of funds it will be able make available. Current revenue from our operations is not sufficient to cover our costs, our current expansion or our plans for the future. We may be unable to expand credit arrangements on satisfactory terms. There is a risk that we will be unable to obtain additional capital when needed even if advances are made under the SEDA, which would require us to curtail our operations.

WE  ARE  A  HOLDING  COMPANY  THAT  DEPENDS  ON  OUR  FOREIGN  SUBSIDIARIES.

We are a holding company incorporated under the laws of Nevada. Our business activities are presently carried out through seventeen majority and wholly-owned subsidiary companies. Seven of these companies are incorporated under the laws of the British Virgin Islands, five of these companies are incorporated under the laws of Hong Kong, and the remaining five are incorporated in the People's Republic of China. Accordingly, we must rely entirely upon distributions from the subsidiaries to generate funds. Otherwise, we will be unable to meet our obligations and other cash flow needs, including funds necessary for working capital. Each subsidiary is a separate and distinct legal entity that has no contingent or other obligation to make any funds available to us, whether by dividends, loans or other payments. In addition, there may be restrictions imposed by their respective foreign governments that would limit the ability of these companies to pay dividends to a foreign corporate holding company.

OUR  BUSINESS  MODEL  IS  LARGELY  UNTESTED.

While all of our business activities are focused on the servicing, trade, travel and finance industries within China, we currently operate three divisions, one engaged in business clubs in China, one of which provides business travel services principally in the airline ticketing and hotel room consolidation market, and one that provides business value-added services, such as credit card services and merchant related businesses, including consultancy services. Some of our services could be provided by governmental agencies or better financed competitors. These different and varied business ventures require differing personnel with varying skill sets, and are separately organized and managed. We believe that these various business interests can be successfully combined and jointly managed despite their diverse nature. However, there can be no assurances that our endeavors will be successful.

WE  MAY  NOT BE ABLE TO SUCCESSFULLY COMMERCIALIZE OUR BUSINESS CLUB OPERATIONS.

Our business strategy for our business clubs is to grow through our subsidiaries by serving domestic companies attempting to enter into the international business community, as well as companies attempting to do business with China. Our success will depend on our ability to deliver quality support services to our customers. Specifically, the following factors may affect our ability to manage our growth:

     - We may not have adequate resources to expand our operational, financial and management information systems to accommodate the needs of a diverse client base;
     - Finding, training and retaining qualified bilingual persons with knowledge of the requirements, business practices and customs of both the United States and China may be expensive, time consuming and difficult;
     - We may not have sufficient resources to maintain relationships with governmental agencies, service providers and other third parties in both countries.

OUR BUSINESS CLUB OPERATIONS MAY BE ADVERSELY AFFECTED BY THE RELATIONS BETWEEN THE UNITED STATES AND CHINA.

Our business endeavors involving the China World Trade Association and our business clubs focus on fostering business relations with the People's Republic of China. Two of our subsidiaries operate business clubs in Guangzhou and Beijing, the PRC for foreign business interests. Our business is directly affected by political and economic conditions in China and would be adversely affected by disruptions in the diplomatic and political relationships between the U.S. and China. Further, public opinion of U.S. corporations conducting business with the Chinese may fluctuate and could impact the success of this aspect of our business plan.

THE INDUSTRY IN WHICH OUR BUSINESS CLUBS OPERATE AND THE MARKET FOR OUR SERVICES IS CHARACTERIZED BY RAPIDLY EVOLVING DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS, AND FREQUENT SERVICE INTRODUCTIONS AND ENHANCEMENTS.

Our business plan for the business clubs is based on the need for foreign companies to have introduction and access to the economic opportunities of the People's Republic of China. This industry in which China World Trade Corporation operates and the market for our services is characterized by rapid business and technological developments, evolving industry standards, and frequent introductions of new and enhanced services. Other groups, including competitors, government and non-profit associations, may provide some or all of same services. New and enhanced services by our competitors could render our existing services obsolete and unmarketable.

OUR BUSINESS CLUBS OPERATIONS ARE SUBJECT TO THE FOREIGN INVESTMENT CLIMATE AND INTERNATIONAL TRADE OPERATIONS IN CHINA.

The Chinese government owns the majority of productive assets in China. The Chinese government has recently attempted economic reforms to decentralize some industries and encourage private economic development. Our business plan seeks to capitalize on these reforms. If the reforms are inconsistent or ineffectual, the Chinese government may discontinue or alter the policies. If that happened, we expect the impact would be negative for our operations and could result in a total investment loss in our common stock.

WE  ARE  SUBJECT  TO  THE  UNCERTAINTIES  OF  THE  CHINESE  LEGAL  SYSTEM.

Our business plan depends on fostering business relationships pertaining to the People's Republic of China. Our business clubs and some of our other activities operate from facilities located in China. Accordingly, we must conform to the governmental regulations and rules of China. The Chinese legal infrastructure is distinctly different in operation from its United States counterpart. The PRC legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. These laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the PRC legal system develops, changes in such laws and regulations may develop. We cannot assure you that the legal climate in China will remain stable, predictable or favorable to our operations.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND OPERATING RESULTS.

We have only a limited operating history from which you can evaluate our business and our prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by early-stage companies in evolving industries such as the travel service industry in China. Some of the risks relate to our ability to:

     - attract and retain customers and encourage our customers to engage in repeat transactions;
     - retain our existing agreements with travel suppliers such as hotels and airlines and to expand our service offerings on satisfactory terms with our travel suppliers;
     - operate, support, expand and develop our operations, our call center, our website, and our communications and other systems;
     -    diversify  our  sources  of  revenue;
     -    maintain  effective  control  of  our  expenses;
     -    attract  and  retain  qualified  employees;
     -    raise  additional  capital;
     -    respond  to  changes  in  our  regulatory  environment;  and
     -    respond  to  competitive  market  conditions.

If we are not successful in addressing any or all of these risks, our business may be materially affected in an adverse manner.

DECLINES OR DISRUPTIONS IN THE TRAVEL INDUSTRY GENERALLY COULD REDUCE OUR REVENUES.

Since our indirect acquisition of 51% of the capital stock of the New Generation Group of Companies, our business is greatly affected by the health of the travel industry in China. Because travel expenditures are highly sensitive to the general business climate and personal discretionary spending levels, economic downturns and catastrophic events tend to have an adverse impact on the travel industry. Adverse trends or events that tend to reduce travel and are likely to reduce our revenues include:

     - increases in prices in the airline, hotel or other travel-related sectors;
     -    increases  in  the  occurrence  of  travel-related  accidents;
     - outbreak of war or conflict across the Taiwan Strait or elsewhere in the Asia-Pacific region.
     - increases in terrorism or the occurrence of a terrorist attack in the Asia-Pacific region or elsewhere;
     - poor weather conditions or changes in climate throughout a particular region; and
     -    man-made  or  natural  disasters  that occur in any particular region.

As a result of any of these events, over which we have no control, our operating results and financial conditions could be materially and adversely affected.

OUR QUARTERLY RESULTS ARE LIKELY TO FLUCTUATE BECAUSE OF SEASONALITY IN THE TRAVEL INDUSTRY IN CHINA.

Our business travel operations experience seasonal fluctuations, reflecting seasonal variations in demand for travel services. During the first quarter, demand for travel services generally declines and the number of bookings flattens or decreases, in part due to a slowdown in business activity during the Chinese New Year holiday. Demand for travel services generally peaks during the second half of the year and there may be seasonal fluctuations in allocations of travel services made available to us by travel suppliers. Consequently, our revenues may fluctuate from quarter to quarter.

WE MAY EXPERIENCE DIFFICULTIES MANAGING OUR RAPID GROWTH BECAUSE SUCH GROWTH MAY PRESENT SIGNIFICANT CHALLENGES TO OUR MANAGEMENT AND ADMINISTRATIVE SYSTEMS AND RESOURCES.

We have experienced rapid growth primarily through the acquisition of control of the New Generation Group of Companies during the present fiscal year. On June 30, 2004, we had approximately 120 employees. After the New Generation acquisition on August 2, 2004, we had approximately 300 employees. Our integration of the New Generation employees and continued expansion may present significant challenges to our management and administrative systems and resources. In order to be successful, we must:

     -    maintain  an  effective  management  team;
     -    adequately  train  our  employees;
     - improve our information management, administrative systems and internal controls; and
     - address investor relations and required disclosure issues associated with being a rapidly growing public company.

If we fail to address any of the foregoing concerns, our operating results and financial condition could be adversely affected.

IF WE FAIL TO ATTRACT AND RETAIN CUSTOMERS IN A COST-EFFECTIVE MANNER, OUR ABILITY TO GROW AND MAINTAIN PROFITABILITY MAY BE IMPAIRED.

Our business strategy is substantially dependent on our ability to increase the overall number of airline and hotel customer transactions with us in a cost-effective manner. In order to increase the number of transactions, we must attract new visitors to our call center and website, convert these visitors into paying customers and capture repeat business from existing customers. Although we have spent significant financial and other resources on sales and marketing and plan to continue to do so, we cannot assure you that these efforts will be cost-effective in attracting new customers or increasing transaction volume. If we do not achieve our marketing objectives, our ability to grow our revenues and maintain profitability may be impaired.

OUR BUSINESS MAY BE HARMED IF WE FAIL TO STRENGTHEN OUR CORPORATE IMAGE RECOGNITION AMONG CURRENT AND POTENTIAL CUSTOMERS, SUPPLIERS AND BUSINESS PARTNERS.

We believe that we must be successful in the promotion of our China World Trade Corporation's corporate image in order to continue to grow our business and secure new business relationships. We must introduce new consumers to our China World Trade and New Generation names and ensure that the name is associated with quality and value. We cannot assure you that we will be successful in our efforts to introduce the names to a wider group of consumers or that we will be successful in establishing our brand image among consumers. If we fail to strengthen our name recognition among our current and potential customers, suppliers and business partners, our operating results and financial condition may be adversely affected.

ANY SLOWDOWN OF ECONOMIC GROWTH IN CHINA COULD HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

We cannot assure you that the growth of the economy in China will continue or that any slowdown will not have a negative effect on our business.

OUR  TRAVEL  BUSINESS DEPENDS ON THE TECHNOLOGY INFRASTRUCTURE OF THIRD PARTIES.

We rely on third-party computer systems and other service providers, including the computerized reservation systems of airlines and hotels to make reservations and confirmations. Other third parties provide, for instance, our back-up data center, telecommunications access lines, significant computer systems and software licensing, support and maintenance service and air-ticket delivery. Any interruption in these or other third-party services or deterioration in their performance could impair the quality of our service.

OUR ONLINE BUSINESS RELIES ON THE EXISTENCE OF AN ADEQUATE TELECOMMUNICATIONS INFRASTRUCTURE FOR CONTINUED GROWTH OF CHINA'S INTERNET MARKET.

Although private sector Internet service providers currently exist in China, almost all access to the Internet is maintained through a network owned by China Netcom under the regulatory supervision of China's Ministry of Information Industry. In addition, the national networks in China connect to the Internet through a government-controlled international gateway. This international gateway is the only channel through which a domestic Chinese user can connect to the international Internet network. We rely on this infrastructure and China Netcom to provide data communications capacity, primarily through local telecommunications lines. We cannot assure you that this infrastructure will be further developed. In addition, we will have no access to alternative networks and services, on a timely basis if at all, in the event of any infrastructure disruption or failure. The Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

THE CONTENT ON OUR WEBSITE MAY SUBJECT US TO LITIGATION, WHICH MAY BE TIME-CONSUMING AND COSTLY TO DEFEND.

The content on our website contains information about flights, hotels and popular vacation destinations, as well as customer feedback about certain travel-related services. Third parties could take legal action against us for any false or misleading information accessible on our websites. Any claims could be time consuming to defend, result in litigation and divert management's attention and resources, any of which could have a material and adverse impact on our operating results and financial condition.

NEW GENERATION'S INSURANCE OPERATIONS EXPERIENCED GROWTH IN REVENUES FROM $255,052 FOR THE YEAR ENDED DECEMBER 31, 2002 TO $929,916 FOR THE YEAR ENDED
DECEMBER 31, 2003, AND IT HAD NET LOSS FROM OPERATIONS OF $9,937 FOR THE YEAR ENDED DECEMBER 31, 2002, AND NET PROFIT FROM OPERATIONS OF $653,566 FOR THE YEAR ENDED DECEMBER 31, 2003. THERE CAN BE NO ASSURANCES THAT THIS RAPID GROWTH IN REVENUE AND PROFITABILITY WILL CONTINUE IN THE FUTURE.

New Generation's insurance operations experienced growth in revenues from $255,052 for the year ended December 31, 2002 to $929,916 for the year ended
December 31, 2003, and it had net loss from operations of $9,937 for the year ended December 31, 2002, and net profit from operations of $653,566 for the year ended December 31, 2003. Due to a number of risk factors that are discussed below, the most important of which may be increasing competition in its markets with low barriers to entry for competitors, there can be no assurances that this rapid growth in revenue or profitability will continue in the future.

WE CANNOT ACCURATELY FORECAST OUR COMMISSION REVENUES BECAUSE OUR COMMISSIONS DEPEND ON PREMIUM RATES CHARGED BY INSURANCE COMPANIES, WHICH HAVE HISTORICALLY VARIED AND, AS A RESULT, HAVE BEEN DIFFICULT TO PREDICT.

We are primarily engaged in insurance brokerage and agency activities, and derive revenues largely from commissions paid by insurance companies. We do not determine or set insurance premiums. Premium rates are determined by insurers based on a fluctuating market. Premium rates depend on, among other things, line of business, geographical region, insurance carrier and specific underwriting factors. Because we do not determine the timing and extent of premium pricing changes, we cannot accurately forecast our commission revenues, including whether they will significantly decline. As a result, our budgets for future acquisitions, capital expenditures, dividend payments and other expenditures may have to be adjusted to account for unexpected changes in revenues.

WE DERIVE A SUBSTANTIAL PORTION OF OUR COMMISSION REVENUES FROM ONE INSURANCE COMPANY, THE LOSS OF WHICH COULD RESULT IN ADDITIONAL EXPENSE AND LOSS OF MARKET SHARE.

Our life and accident insurance programs are primarily underwritten by HuaAn Assets Insurance Co. Ltd. For the year ended December 31, 2003 and the nine months ended September 30, 2004, approximately $404,000, or 41%, and $196,000, or 50%, respectively, or our commissions and fees were generated from policies underwritten by HuaAn Assets Insurance Co. Ltd. If our relationship with HuaAn Assets Insurance Co. Ltd. were terminated, we believe that other insurance companies would be available to underwrite the business, although some additional expense and loss of market share would result.

BECAUSE OUR BUSINESS IS HIGHLY CONCENTRATED IN THE GUANGDONG PROVINCE, ADVERSE CONDITIONS OR REGULATORY CHANGES IN THIS PROVINCE COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

For the year ended December 31, 2003, our insurance operations derived $404,000, or 100% of its commissions and fees from the Guangdong Province. For the nine months ended September 30, 2004, our insurance operations derived $196,000, or 100% of its commissions and fees from the Guangdong Province. We believe that the regulatory environment for insurance agencies in Guangdong currently is no more restrictive than in other provinces of China. Because our business is concentrated in one province, we face greater exposure to unfavorable changes in regulatory conditions in Guangdong's insurance agencies than an insurance agency whose operations are more diversified through a greater number of provinces. In addition, the occurrence of adverse economic conditions, natural or other disasters, or other circumstances specific to or otherwise significantly impacting Guangdong Province could adversely affect our financial condition and results of operations.

OUR GROWTH STRATEGY DEPENDS IN PART ON THE ACQUISITION OF INSURANCE AGENCIES, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS IN THE FUTURE AND WHICH, IF CONSUMMATED, MAY NOT BE ADVANTAGEOUS TO US.

Our growth strategy includes the acquisition of insurance agencies. Our ability to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations, and expand into new markets, will require us to continue to implement and improve our operations, financial, and management information systems. Part of the time and expense related to newly acquired agencies includes the integration of an acquired agency's existing computer system into ours. Further, integrated, acquired entities may not achieve levels of revenue, profitability, or productivity comparable to our existing locations, or otherwise perform as expected. In addition, we compete for acquisition and expansion opportunities with entities that have substantially greater resources. Acquisitions also involve a number of special risks, such as: diversion of management's attention; difficulties in the integration of acquired operations and retention of personnel; entry into unfamiliar markets; unanticipated problems or legal liabilities; and tax and accounting issues, some or all of which could have a material adverse effect on the results of our operations and our financial condition.

OUR CURRENT MARKET SHARE MAY DECREASE AS A RESULT OF INCREASED COMPETITION FROM INSURANCE COMPANIES AND THE FINANCIAL SERVICES INDUSTRY.

The insurance agency business is highly competitive and we actively compete with numerous firms for clients and insurance carriers, many of which have relationships with insurance companies or have a significant presence in niche insurance markets that may give them an advantage over us. Because relationships between insurance agencies and insurance carriers or clients are often local or regional in nature, this potential competitive disadvantage is particularly pronounced outside of the Guangdong Province. In addition, a number of insurance companies are engaged in the direct sale of insurance, primarily to individuals, and do not pay commissions to agents and brokers.

In addition, because of legislation permitting banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation, and we therefore may experience increased competition from insurance companies and the financial services industry, as a growing number of larger financial institutions increasingly, and aggressively, offer a wider variety of financial services, including insurance, than we currently offer.

WE COMPETE IN A HIGHLY REGULATED INDUSTRY, WHICH MAY RESULT IN INCREASED EXPENSES OR RESTRICTIONS ON OUR OPERATIONS.

We conduct business and are subject to comprehensive regulation and supervision by government agencies in Guangdong Province and in Beijing, China. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of stockholders. The laws and regulations we are subject to deal with, among other things, licensing to transact business, licensing of agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, establishing reserve requirements and solvency standards, and restricting payment of dividends.

WE HAVE NOT DETERMINED THE AMOUNT OF RESOURCES AND THE TIME THAT WILL BE NECESSARY TO ADEQUATELY RESPOND TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY, WHICH MAY ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS.

Frequent technological changes, new products and services and evolving industry standards are all influencing the insurance business the Internet, for example, is increasingly used to transmit benefits and related information to clients and to facilitate business-to-business information exchange and transactions. We believe that the development and implementation of new technologies will require additional investment of our capital resources in the future. We have not determined, however, the amount of resources and the time that this development and implementation may require, which may result in short-term, unexpected interruptions to our business, or may result in a competitive disadvantage in price and/or efficiency, as we endeavor to develop or implement new technologies.

QUARTERLY AND ANNUAL VARIATIONS IN OUR COMMISSIONS THAT RESULT FROM THE TIMING OF POLICY RENEWALS AND THE NET EFFECT OF NEW AND LOST BUSINESS PRODUCTION MAY HAVE UNEXPECTED EFFECTS ON OUR RESULTS OF OPERATIONS.

Our commission income (including contingent commissions but excluding fees), which typically accounts for approximately 8% of our total annual revenues, can vary quarterly or annually due to the timing of policy renewals and the net effect of new and lost business production. The factors that cause these variations are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which includes generally policies that are not renewed, and cancellations. In addition, as discussed, we rely on insurance companies for the payment of certain commissions. Because these payments are processed internally by these insurance companies, we may not receive a payment that is otherwise expected from a particular insurance company in one of our quarters or years until after the end of that period, which can adversely affect our ability to budget for significant future expenditures.

Quarterly and annual fluctuations in revenues based on increases and decreases associated with the timing of policy renewals have had an adverse effect on our financial condition in the past, and we may experience such effects in the future.

The Business Model for our business value-added services in unproven in China. There can be no assurances that our endeavors will be successful. Our business value-added services focus on interactive marketing and incentive programs for merchants, financial institutions, telecom operators, and large corporations with significant client bases. However, while such programs are well established in some developed countries, these business models are still unproven in China. These services heavily rely on the supports of large corporations in China, and such support may be difficult to sustain since large corporations would prefer to invest in those ideas that are proven to have minimum risks.

WE ARE SUBJECT TO THE FOREIGN INVESTMENT CLIMATE AND INTERNATIONAL TRADE OPERATIONS IN CHINA.

The majority of productive assets in China are owned by the Chinese government. The Chinese government has recently attempted economic reforms to decentralize some industries and encourage private economic development. Our business plan seeks to capitalize on these reforms. If the reforms are inconsistent or ineffectual, the Chinese government may discontinue or alter the policies. If that happened, we expect the impact would be negative for our operations and could result in a total investment loss in our common stock.

WE  ARE  SUBJECT  TO  THE  UNCERTAINTIES  OF  THE  CHINESE  LEGAL  SYSTEM.

Our business plan depends on fostering business relationships pertaining to the People's Republic of China. Our business clubs and some of our other activities operate from facilities located in China. Accordingly, we must conform to the governmental regulations and rules of China. The Chinese legal infrastructure is distinctly different in operation from its United States counterpart. The PRC legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited preferential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. These laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the PRC legal system develops, changes in such laws and regulations may develop. We cannot assure you that the legal climate in China will remain stable, predictable or favorable to our operations.

WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF THE RENMINBI DEPRECIATES RELATIVE TO THE U.S. DOLLAR.

Our reporting currency is the U.S. dollar. However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB. Our assets and revenues expressed in our U.S. dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. dollar. Any such depreciation could adversely affect the market price of our common stock. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations and we do not intend to engage in any such transactions. In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

WE  MAY  NOT  BE  ABLE  TO  FREELY  CONVERT  RENMINBI  INTO  FOREIGN  CURRENCY.

A portion of our revenues and operating expenses will be denominated in Renminbi while a portion of our capital expenditures are denominated in U.S. dollars.

Under current Chinese regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise is treated as a "current account" payment for which the approval of the State Administration of Foreign Exchange is not required. However, in order to distribute dividends we may be required to file documentation to a designated foreign exchange bank. The Bank must certify that all requirements have been met, such as payment of taxes, directors' approval and a capital verification report issued by an accounting firm. If a foreign-invested enterprise dissolves, a return of capital, which includes foreign direct investment, is treated as a "capital account" payment. This typically requires approval of the State Administration of Foreign Exchanges' in addition to the filing of documentation.

China World Trade may currently convert Renminbi for transactions under the "current account" without the approval of the State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends, by providing commercial documents evidencing these transactions. They may also retain foreign exchange in their current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese governmental authorities may limit or eliminate the ability to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

OUR SHAREHOLDERS MAY NOT BE ABLE TO ENFORCE U.S. CIVIL LIABILITIES CLAIMS ARISING UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE THEREOF.

Our operations and assets are largely outside the United States and are held through wholly-owned subsidiaries incorporated under the laws of China and Hong Kong. Many of our directors and officers are nationals and/or residents of China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the China would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

YOU WILL HAVE LIMITED PARTICIPATION IN THE MANAGEMENT OR OPERATIONS OF THE COMPANY.

Currently, our officers and directors own approximately 44% of our common stock. The Chairman of our Board, Mr. Chi Hung Tsang currently owns 12,605,948 shares, which is approximately 42% of our outstanding shares. Mr. Chi Hung Tsang also holds warrants that permit the issuance of up to 4,500,000 additional shares upon exercise. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he may be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to influence change in how we conduct our business.

THERE IS LIMITED LIABILITY OF OUR MANAGEMENT UNDER OUR ARTICLES OF INCORPORATION AND BY-LAWS AND THEY ARE HELD HARMLESS FOR CERTAIN ACTIONS UNDER STATE LAW. SUCH PROVISIONS SUBSTANTIALLY LIMIT OUR SHAREHOLDERS' ABILITY TO HOLD OFFICERS AND DIRECTORS LIABLE FOR BREACHES OF FIDUCIARY DUTY.

China World Trade has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by China World Trade of its Officers and Directors to the full extent permitted by Nevada corporate law, which generally provides that its officers and directors shall have no personal liability to China World Trade or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require China World Trade to indemnify its officers and directors. This limits a shareholder's ability to hold officers and directors accountable in general, which renders their investment more risky.

                          RISK RELATED TO THIS OFFERING
                          -----------------------------

THERE  IS  CURRENTLY  A  LIMITED  MARKET  FOR  OUR  COMMON  STOCK.
There is currently a limited trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets for small market capitalization stocks generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of China World
Trade  or  our  Common  Stock

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to a registered offering such as the SEDA, or Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

THE MARKET PRICE OF OUR SHARES OF COMMON STOCK MAY BE DEPRESSED BY THE OVERHANG OF CERTAIN OUTSTANDING WARRANTS ISSUED TO INSIDERS.

In 2002, the Company issued warrants to Powertronic and Mr. Tsang. These warrants permit Powertronic to purchase up to four million shares and Mr. Tsang to purchase up to four million shares of common stock. The warrants may be exercised within two years of their issuance at an exercise price of US$0.575 per share and US$0.92 per share, respectively, which is considerably below the current market price of our common stock. On December 5, 2003, the Company entered into another warrant agreement with Mr. Tsang in exchange for Mr.
Tsang's surrender of certain rents for space occupied by our company. This agreement permits Mr. Tsang to purchase up to six million additional shares at an exercise price, which starts at $0.75 per share. Exercise of all or part of the remaining 4,500,000 warrants to purchase shares of our common stock, which have "cashless exercise" provisions, could depress the market price for the shares

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS. THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

BECAUSE OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, ANY INVESTMENT IN OUR COMMON STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

Our Shares are "penny stocks" within the definition of that term under the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. Broker-dealers may be discouraged from effecting transactions in our shares because they are subject to the penny stock rules. These rules impose restrictions on the marketability of the common stock and may affect its market value.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

The sale of shares pursuant to the SEDA will have a dilutive impact on our stockholders. For example, if the offering occurred on December 1, 2004, at an assumed offering price of $2.10 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $1.35 per share.
Dilution per share at prices of $1.50, $1.00, and $0.50 per share would be $0.75, $0.25 and $-0.25, respectively.

As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the SEDA to draw down the full amount. If our stock price is lower, then our existing stockholders will experience greater dilution.

UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT CORNELL CAPITAL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

The common stock to be issued under the SEDA will be issued at a 1% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital will retain 4% from each advance. Based on this discount, Cornell Capital will have an incentive to sell immediately to realize the gain on the 1% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of our common stock.

THE  SELLING  STOCKHOLDERS  INTEND  TO  SELL THEIR SHARES OF COMMON STOCK IN THE
MARKET,  WHICH  SALES  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE.

The selling stockholders intend to sell in the public market 16,981,717 shares of common stock being registered in this offering. That means that up to 16,981,717 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of our company and those shareholders who are significant shareholders as defined by the Commission will continue to be subject to the provisions of various insider trading rules and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE
DECLINE  OF  OUR  STOCK  PRICE.

In many circumstances, the provisions of a SEDA for companies that are traded on the Over-The-Counter Bulletin Board have the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of common stock. Under the terms of our SEDA, We may request numerous drawdowns pursuant to the terms of the SEDA. Even if we use the SEDA to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our company's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline.

It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-The-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED.

We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, for the most part, from the SEDA. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $1.5 million (after the first draw down of $3.0 million) during any seven trading day period. In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the SEDA. Based on the assumed offering price of $2.10 per share, and the 14,285,714 shares we are registering, we would not be able to draw the entire $30.0 million available under the SEDA. At this assumed price, we will be able to draw $27,300,000 with the 14,285,714 shares being registered. We would be required to register 1,285,714 additional shares at this assumed price to obtain the entire $30.0 million available under the SEDA. Based on the limited number of available authorized shares of common stock, in the event that the price of our common stock declines significantly, we would most likely need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the SEDA.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL HOLDS MORE THAN 9.9% OF OUR COMMON STOCK.

In the event that Cornell Capital holds more than 9.9% of the then-outstanding shares of our common stock, we will then be unable to draw down on the SEDA. Currently, Cornell Capital has beneficial ownership of 3.6% of our common stock according to our shareholders' list dated December 31, 2004, and therefore we would be able to draw down on the SEDA so long as Cornell Capital's beneficial ownership remains below 9.9%. If Cornell Capital's beneficial ownership increases to 9.9%, we would be unable to draw down on the SEDA.

WE HAVE SUBMITTED AN APPLICATION TO LIST OUR COMMON STOCK ON THE AMERICAN STOCK EXCHANGE, INC. THERE CAN BE NO ASSURANCES THAT SUCH APPLICATION WILL BE ACCEPTED.

We have submitted an application to list our common stock on the American Stock Exchange, Inc. (the "AMEX"). Our common stock is currently quoted on the Over-The-Counter Bulletin Board. A listing on the AMEX may assist our company to develop a broader and more liquid trading market for our common stock, and it may expose our company to a wider range of better-capitalized potential investors. Our application is currently under review, and immediate action is not expected. There can be no assurances that it will ever be accepted.

                           FORWARD LOOKING STATEMENTS

Included in this report are various forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others: our goals and strategies; our ability to earn sufficient revenues; our ability to continue as a going concern; and our future revenue performance and our future results of operations. These statements are forward-looking and reflect our current expectations. These forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control.

The factors described above and the risk factors referred to in "Risk Factors" could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements. Therefore, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering, other than any proceeds that may result from the exercise by the Selling Stockholders of the Warrants. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the SEDA. The purchase price of the shares purchased under the SEDA will be equal to 99% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. We will pay Cornell Capital 4% and Duncan Capital 4% of each advance as an additional fee.

Pursuant to the SEDA, we cannot draw more than $1.5 million every seven trading days, except for the first draw which can be up to $3.0 million, or more than $30.0 million over twenty-four months.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the SEDA. The table assumes estimated offering expenses of $85,000, plus 4% retainage payable to Cornell Capital under the SEDA and 4% retainage payable to Duncan Capital under the Placement Agent Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

                                                 First             Succeeding
                                                Advance             Advances
                                              -----------         ------------
    Gross Proceeds                            $ 3,000,000         $  1,500,000
    Net Proceeds                              $ 2,675,000         $  1,295,000
    No. of shares issued under the
    SEDA at an assumed price of
    $2.10 per share                             1,428,581              714,286

   USE OF PROCEEDS                              AMOUNT               AMOUNT
                                              -----------         ------------
   General Working Capital                    $ 2,675,000         $  1,295,000

The SEDA limits our use of proceeds to general working capital and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of our company, except under certain limited circumstances.

                                    DILUTION

The net tangible book value of our company as of September 30, 2004 was a surplus of $3,124,259 or $0.12 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, with the exception of the shares acquired upon the exercise of the Warrants, our net tangible book value will only be impacted in an insignificant way by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the SEDA. The amount of dilution will depend on the offering price and the number of shares to be issued under the SEDA. The following example shows the dilution to new investors at an offering price of $2.10 per share, which is in the range of the recent share price.

If we assume that we had issued 14,285,714 shares of common stock under the SEDA at an assumed offering price of $2.10 per share (i.e., the number of shares registered in this offering under the SEDA), less retention fees of $240,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $30,099,259 or $0.75 per share. Note that at an offering price of $2.10 per share, we would receive net proceeds of $27,300,000, or $2,700,000 less than the entire amount available under the SEDA. At an assumed offering price of $2.10, Cornell Capital would receive a discount of $300,000 on the purchase of 14,285,714 shares of common stock. Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.63 per share and an immediate dilution to new stockholders of $1.35 per share. The following table illustrates the per share dilution:

          Assumed  public  offering  price  per  share                   $  2.10
          Net tangible book value per share before this offering         $  0.12
          Increase  attributable  to  new  investors                     $  1.98
                                                                         -------
          Net  tangible  book  value  per  share  after  this  offering  $  0.75
          Dilution  per  share  to  new  stockholders                    $  1.35

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share that they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                ASSUMED          NO. OF SHARES     DILUTION PER SHARE
              OFFERING PRICE      TO BE ISSUED      TO NEW INVESTORS
                  $2.10           14,285,714 (1)       $ 1.35
                  $1.50           14,285,714           $ 0.75
                  $1.00           14,285,714           $ 0.25
                  $0.50           14,285,714           $-0.25

------------------------------------

     (1) This represents the maximum number of shares of common stock that are being registered under the SEDA at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

On November 15, 2004, we finalized a SEDA with Cornell Capital, pursuant to which we may, at our option, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $30.0 million. For each share of common stock purchased under the SEDA, Cornell Capital will pay 99% of, or a 1% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital will retain 4% of each advance under the SEDA, and Duncan Capital will retain 4% of each advance under the Placement Agent Agreement. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Duncan Capital, which is a registered broker-dealer, was engaged to advise us in connection the SEDA. For all of its services, we agreed to pay Cornell Capital the 1% discount, the 4% retainage, and 225,000 shares of our common stock, which shares are subject to a lock-up arrangement previously described that is intended to prevent their immediate sale at a low market price. For all of its services, we agreed to pay Duncan Capital the 4% retainage and 150,000 shares of our common stock, which is also subject to the same lock-up arrangement. The effectiveness of the sale of the shares under the SEDA is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the SEDA.

An  Analysis  Of  The  Standby  Equity  Distribution  Agreement

Pursuant to the SEDA, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount. The closing occurs subject to the terms of an escrow agreement between us, Cornell Capital and the Escrow Agent. There are no closing conditions imposed on us for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of our common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital. We are limited, however, on our ability to request advances under the SEDA based on the number of shares we have registered on this registration statement. For example, at an assumed offering price of $2.10, we would not be able to draw the entire gross proceeds of $30.0 million available under the SEDA with the 14,285,714 shares we are registering. We would be required to register 1,285,714 additional shares at this assumed price to obtain the entire $30.0 million available under the SEDA. Based on the limited number of available authorized shares of common stock, in the event of that the market price of our common stock declined significantly in the market, we may need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the SEDA. In order to access all funds available to us under the SEDA with the 14,285,714 shares being registered under the SEDA in this offering, the average price of shares issued under the SEDA would need to be $2.34.

We may request advances under the SEDA once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $30.0 million or 24 months after the effective date of this registration statement, whichever occurs first.

The amount of each advance is subject to a maximum amount of $1.5 million, except for the first advance, which can be requested in an amount up to $3.0 million, and we may not submit an advance within seven trading days of a prior advance. The amount available under the SEDA is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our outstanding common stock. Cornell Capital's current beneficial ownership of our common stock is 3.6% and therefore we would be permitted to make draws on the SEDA so long as Cornell Capital's beneficial ownership of our common stock remains lower than 9.9%.

We do not have any agreements with Cornell Capital regarding the distribution of such stock, although Cornell Capital has indicated that it intends to promptly sell any stock received under the SEDA.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the SEDA, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $2.10 per share, we would issue 14,285,714 shares of common stock to Cornell Capital for net proceeds of $27,300,000. These shares would represent 30% of our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $30.0 million available under the SEDA if the average price at which we sell shares under the SEDA is equal to $2.10 per share.

There is an inverse relationship between our stock price and the number of shares to be issued under the SEDA. That is, as our stock price declines, we would be required to issue a greater number of shares under the SEDA for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at a recent price of $2.10 per share and 25%, 50% and 75% discounts to the recent price.

                            Recent          25%           50%            75%
                          ----------    ----------    ----------     ----------
Purchase Price:                $2.10         $1.58         $1.05          $0.53
No. of Shares (1):        14,285,714    18,987,341    28,571,428     56,603,774
Total Outstanding (2):    45,175,711    49,877,338    59,461,425     87,493,771
Percent Outstanding (3):        31.6%         38.1%         50.5%          64.7%

------------------------------------

     (1) Represents the number of shares of common stock to be issued to Cornell Capital under the SEDA at the prices set forth in the table, assuming sufficient authorized shares are available.
     (2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital under the SEDA, not including shares issued under the Warrants.
     (3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

Proceeds used under the SEDA will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital has the ability to permanently terminate its obligation to purchase shares of common stock from us under the SEDA if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital or if we fail materially to comply with certain terms of the SEDA, which remain uncured for thirty (30) days after notice from Cornell Capital.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the SEDA. Cornell Capital will pay us 99% of, or a 1% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital will retain 4% of the proceeds received by us under the SEDA, and received 225,000 shares of our common stock on November 30, 2004. The 1% discount, the 4% retainage and the 225,000 shares of common stock are underwriting discounts. In addition, we engaged Duncan Capital, an unaffiliated broker-dealer, to advise us in connection with the SEDA. Duncan Capital has entered into the Placement Agent Agreement with us, pursuant to which Duncan Capital has reviewed the terms of the SEDA and has advised us concerning these terms. Duncan Capital, to our knowledge, will not be participating in the distribution of shares that may be issued under the SEDA. For its services in regard to the SEDA, Duncan Capital received 150,000 shares of our common stock and will retain an amount equal to 4% of each advance. Both Cornell Capital and Duncan Capital are subject to a lock-up arrangement with us, which generally prevents the immediate sale of their 225,000 and 150,000 shares, respectively, for a certain period of time at a low market price.

Cornell  Capital  was formed in February 2000 as a Delaware limited partnership.
Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay the entire expenses incident to this registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, broker, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate the expenses of the offering to be borne by us will be approximately $85,000. For its services, Duncan Capital received 150,000 shares of our common stock on December 6, 2004, and will retain an amount equal to 4% of each advance. The offering expenses consist of: an SEC registration fee of $4,518.33, legal fees of $50,000, state Blue Sky fees of $7,500 and miscellaneous expenses of $1,000. We will not receive any proceeds from the sale of any of the shares of common stock under the SEDA.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the SEDA. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors  and  Executive  Officers

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have five directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

NAME                          AGE    POSITION
----                          ---    --------
William  Chi  Hung  Tsang     43     Chairman,  Director  and  President
Zeliang  Chen                 39     Vice  Chairman  and  Director
John  H.W.  Hui               46     Vice  Chairman,  Chief  Executive Office
                                     and Director
Chi  Ming  Chan               43     General  Manager  and  Director
Chao  Ming  Luo               54     Director
Bernard  K.  Chan             40     Chief  Financial  Officer
Ye  Xin  Long                 59     Independent  Director
Hamid  R.  Seyedin            53     Independent  Director
Samuel  Yung                  46     Independent  Director
Chi  Kin  Ho                  35     Independent  Director

Backgrounds  of  Directors

Executive  Directors

Mr. William Chi Hung Tsang, aged 43, is the President and Chairman of the Board of Directors of China World Trade Corporation. Mr. Tsang has more than 15 years of experience in leatherwear manufacturing and property investment. Prior to joining the Company, he was an executive director with a listed company for over 10 years. He is a member of the Beijing Municipal Committee of the Chinese People's Political Consultative Conference; committee member of Chinese General Chamber of Commerce, Hong Kong; vice chairman of Hong Kong United Youth Association Limited; chief president of New Territories Commercial & Industrial General Association Ltd.; and vice chairman of both Hong Kong Chamber of Commerce in China - Guangdong and Guangzhou Federation of Industry & Commerce. He is also an honorary president of North-East Overseas Chinese Friendship Association U.S.A., and an honorable citizen of Guangzhou.

Mr. Zeliang Chen, aged 39, is the Vice Chairman and Director of the Company. Mr. Chen graduated with honors from Renmin University of China with a Bachelor of Law. He is the founder of Guangdong Hua Hao Group of Companies and is a committee member of the Private Enterprise Council of Guangdong Province. Mr. Chen now is a Chief Executive Officer and Chairman of Guangdong New Generation Travel Service Co., Ltd., Director of Guangdong Huahao Industries Group of Companies, Director and Vice Chairman of China World Trade Corporation.

Mr. John H.W. Hui, aged 46, is the Vice Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Hui has over 10 years experience in China trade and investment. He is responsible for the overall corporate development of the Company. Mr. Hui is also the President of Beijing World Trade Center Club and Guangzhou World Trade Center Club. He has excellent relationships with the China partners and the principals of the World Trade Center Association in New York and other WTCs around the world. Mr. Hui is a current member of the Canada Business Council Beijing, and American Chamber of Commerce, Guangdong.

Mr. Chi Ming Chan, aged 43, is a Director and General Manager of the Company. Mr. Chan is responsible for the strategic planning, corporate development and project implementation of the Company. Before joining us, Mr. Chan was a Corporate Development Strategist for Renren Holding Ltd., a publicly listed company on the Hong Kong Stock Exchange. Mr. Chan founded Asian Information Resources (Holding) Ltd. in 1995, which eventually listed on the Hong Kong Stock Exchange in 1999. A specialist in Chinese law and China affairs, Mr. Chan is an expert in networking, Internet technology, database technology and management of technical resources. He developed an electronic database system for the Law-on-Line project of the University of Hong Kong and has provided technical consultancy to this project since 1991. He has also developed the Dongguan Network, which has become a successful model for other cities in China. He was appointed by the Asian Development Bank (ADB) as a consultant for the TA Project No. 2702 - Study on PRC Legal Information System and the Electronic Data Expert for the TA project No. 3000. Mr. Chan holds a Master of Law degree from Lancaster University, the United Kingdom, a Master of Philosophy degree in Physics and Bachelor Degree in Physics both from the Chinese University of Hong Kong.

Mr. Chao Ming Luo, aged 54, is a Director of the Company. Mr. Luo has long-term collaborative relations with Hong Kong business circles and associations. He was employed at the Xinhua News Agency Hong Kong from 1983 to 1996; he then joined the Xinhua News Agency Hong Kong Branch Guangzhou Representative Office in 1996 before joining the Company. He is the Chief Council Member of Guangdong Overseas Friendship Association, and Council Member of Guangzhou Overseas Friendship Association. Mr. Luo worked as the Electric Design Technician in Guangzhou Design Institute and the Assistant of Electric Technology Specialty, Electric Engineering Department in Guangdong University of Technology.

Independent  Directors  and  Members  of  Audit  Committee

Mr. Ye Xin Long, aged 59, is an Independent Director of the Company. Mr. Ye has over 35 years of experience doing business in China and investing in Chinese enterprises. He has an excellent relationship with the Beijing Municipal Government and the Guangzhou Municipal Government.

Mr. Hamid R. Seyedin, aged 53, is an Independent Director and a member of the audit committee of the Company. Mr. Seyedin is the CEO of First Washington Group and President of the American Chamber of Commerce in Guangdong. Under his leadership since 2003, the American Chamber of Commerce in Guangdong has grown by more than 83% in membership and 300% in revenues. In 1991, former U.S.
President George Bush recognized him in writing for his involvement with the passage of the Fast Track Procedures for the North American Free Trade Agreement (NAFTA). Appointed by three governors of the State of Maryland to four terms of office, he served as the Chairman of Montgomery College and State Chairman of the Maryland Association of Community Colleges representing all seventeen colleges in the State. He served on the Board of Directors of the Kennedy Institute, by appointment of Cardinal James A. Hickey (then Archbishop of Washington). He was a recipient of an award in business from the U.S. Department of Commerce. He received recognition from the U.S. Senate Sergeant At Arms for his service to the U.S. Senate Deliberations. Finally, he served two terms on the Maryland Advisory Committee of the U.S. Civil Rights Commission.

Mr. Samuel Yung, aged 46, is an Independent Director and a member of the audit committee of China World Trade Corporation. Mr. Yung is a Senior District
Director of American International Assurance Co. (Bermuda) Ltd., a member company of American International Group, Inc. He was the President of The Life Underwriters Association of Hong Kong in 1991, President of the General Agents and Managers Association of Hong Kong in 1996, and Advisory Board Chairman of the General Agents & Managers Association International between 1997 and 1999. Mr. Yung has also participated in numerous community services and served as council member for a number of government committees. In addition, he also serves as advisor to many educational associations. Mr. Yung is a Certified Financial PlannerCM, a Chartered Insurance Agency Manager, a Registered Financial Consultant, a Certified Manager of Financial Advisor, and a Chartered Financial Practitioner.

Mr. Chi Kin Ho, aged 35, is an Independent Director and a member of the audit committee of the Company. Mr. Ho is a principal of CCP C.P.A. Limited of Hong Kong, an accounting firm focusing on providing statutory audit service. Mr. Ho is a U.S. Certified Public Accountant, a member of AICPA, and associate member of Hong Kong Accounting Association. He has over ten years of experience in both U.S. and China in the area of financial accounting, U.S. taxation and reporting, as well as management advisory. Mr. Ho earned his Bachelor of Business Administration Degree from Hawaii Pacific University.

Officers

Mr. Bernard K. Chan, aged 40, is the Chief Financial Officer of the Company. He oversees M&A and financial projects of China World Trade Corporation. Mr. Chan has over 15 years of experience in the areas of financial advisory, direct private investments and corporate finance. He was a Managing Partner of a local corporate finance firm concentrating on providing advisory of U.S. listing and capital raising. Prior to that, Mr. Chan was a member of senior management for several listed companies in Hong Kong and the largest private landowner in Hawaii, focusing on direct investments and assets management. He is also a Registered Investment Advisor. Mr. Chan earned his Master of Business Administration Degree in International Management and Investment Finance, Master of Science Degree in Applied Econometrics, and Bachelor of Business Administration Degree in Investment Finance, all from the University of Hawaii.

There  are  no  familial  relationships  between  our  officers  and  directors.

Section  16(a)  Beneficial  Ownership  Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. To the best of our knowledge (based solely upon a review of the Form 3, 4 and 5 filed), we believe that as of the end of this fiscal year, no officer, director or 10% beneficial shareholder failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of October 31, 2004 by (i) those persons or groups known to us who will beneficially own more than 5% of our common stock; (ii) each Director and director nominee; (iii) each executive officer whose compensation exceeded
$100,000 in the fiscal year ended September 30, 2003 or calendar year ended December 31, 2002; and, (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the Securities and Exchange Commission by information provided by such persons directly to us. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

                                      Percentage
   Name/Address(1)                Number  of  Shares     Ownership(1)
   ---------------                ------------------     ------------
   William Chi Hung Tsang (2)      12,605,948              40.81%
   Powertronic Holdings Limited     5,574,074              18.04%
   Grand Perfection Limited         2,040,619               6.61%
   Bernard Chan                       104,752                 **
   Chi Ming Chan                       53,272                 **
   Chao Ming Luo                       26,636                 **
   John Hui                            55,321                 **
   All Officers and Directors
   as a Group (6 persons)          14,886,548              48.19%

**  Less  than  1%

     (1) Based on 30,889,997 shares outstanding as of December 31, 2004 and not including 4,500,000 shares of common stock issuable on the exercise of outstanding warrants.

     (2) Assuming William Chi Hung Tsang does not exercise his right to purchase 4,500,000 shares of common stock pursuant to a warrant issued by the Company.

                            DESCRIPTION OF SECURITIES

The following statements constitute summaries of the material provisions of China World Trade Corporation's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 Common Shares, $.001 par value per common share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2004, we have issued 30,889,997 shares of common stock. No preferred shares are issued and outstanding:

Common Stock - General Provisions. Each share of Common Stock is equal to every other share of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote. There are no preemptive rights. Our Common Shares have a par value of $.001 per share, and have the following rights.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full to the holders of shares of preferred stock, the Common Stock shareholders shall be entitled to receive all of the remaining assets of the Corporation legally available for distribution. The distribution to the stockholders will occur ratably in proportion to the number of shares of Common Stock held by them.

Dividend Rights. Subject to the rights of any outstanding preferred stock, (if issued) the holders of shares of Common Stock shall be entitled to receive dividends declared by the Board of Directors. Dividends may be payable in cash, stock or otherwise. China World Trade Corporation has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our policy has been to retaining earning, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, on our need for working capital and other financial conditions.

Voting Rights. Holders of Common Shares of China World Trade Corporation are entitled to cast one vote for each share held at all shareholders meetings for all purposes. The holders of shares of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Options, Rights or Warrants. The Corporation has and may continue to make offerings of options, rights or warrants to subscribe for shares of capital stock.

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The preferred stock shall have voting rights of 100 to 1 per share over the voting rights of common stock. The Board of Directors hereby may issue preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                        INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period ended September 30, 2003, have been included in this prospectus in reliance upon Moores Rowland Mazars, independent Certified Public Accountants, as experts in accounting and auditing.

The Law Offices of Harold H. Martin, P.A. has rendered an opinion on the validity of our common stock being registered. Mr. Martin is not an affiliate of China World Trade.

                      DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

China World Trade will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. It also covers costs. Advancements towards these expenses may be made by the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                            DESCRIPTION OF BUSINESS

Company  History

China World Trade Corporation, ("China World Trade" or the "Company) was incorporated in the State of Nevada on January 29, 1998 under the name Txon International Development Corporation to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada.

On August 14, 2000, pursuant to a share exchange agreement dated August 10, 2000, by and among Main Edge International Limited, a British Virgin Islands corporation ("Main Edge"), Virtual Edge Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of Main Edge ("Virtual Edge"), Richard Ford, Jeanie Hildebrand and Gary Lewis, the Company acquired from Main Edge all of the shares of Virtual Edge (the "Acquisition") in exchange for an aggregate of one million nine hundred sixty one thousand, one hundred and seventy five (1,961,175) shares of our common stock, which shares equaled 75.16% of the Company's issued and outstanding shares after giving effect to the Acquisition. On September 15, 2000, the Company changed its name from Txon International Development Corporation to China World Trade Corporation and effectuated an 8 for 1 forward stock split. As a result of the forward stock split, Main Edge held 15,689,400 shares of our common stock, which shares equal 75.16% of our issued and outstanding shares.

In September 2002, the Company underwent a debt for equity capital restructuring whereby certain creditors of the Company converted an aggregate of $2,731,677 into an aggregate of 4,000,000 shares of common stock.

Powertronic Holdings Limited ("Powertronic"), a British Virgin Islands company, entered into a share purchase agreement dated September 3, 2002 (the "First Share Purchase Agreement") with the Company, to purchase 1,000,000 Share and warrants (the "First Warrants") to purchase up to 2,000,000 Shares, for the total purchase price of US$500,000.00. Additionally, Powertronic entered into a second share purchase agreement dated December 17, 2002 (the "Second Share Purchase Agreement") with the Company, to purchase an additional 1,000,000
Shares and warrants (the "Second Warrants") to purchase up to an additional 2,000,000 Shares, for the total purchase price of US$500,000.00. The First Warrants and the Second Warrants may be exercised within two year of their issue at an exercise price of US$0.575 per share.

The Company entered into a share exchange agreement (the "Share Exchange Agreement") dated as of December 17, 2002, with Mr. William Chi Hung Tsang ("Mr. Tsang"), the sole beneficial owner of the share capital in General Business Network (Holdings) Ltd. ("GBN"), a Hong Kong company. Pursuant to the Share Exchange Agreement, the Company acquired from Mr. Tsang all of the issued and outstanding shares of GBN in exchange for four million (4,000,000) Shares and warrants (the "Tsang Warrants") to purchase an additional four million (4,000,000) Shares. As of the date of acquisition, GBN owned two rental properties located at 20/F, Goldlion Digital Network Center, Unit 01-10, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC and Flat B, 12/F., Champion Center, 301-309 Nathan Road, Hong Kong, collectively valued in excess of US$ 4,000,000. The Tsang Warrants may be exercised within two year of their issue at an exercise price of US$0.92 per Share.

On September 12, 2002, 1,000,000 shares and the first warrants were issued pursuant to the First Share Purchase Agreement. The Second Share Purchase Agreement and the Share Exchange Agreement were each completed on January 24, 2003 and on that date one million (1,000,000) Shares, and the Second Warrants were issued to Powertronic and four million (4,000,000) Shares and the Tsang Warrants were issued to Mr. Tsang.

On May 7, 2004, the Company, through one of its wholly-owned subsidiaries, acquired 51% of the capital stock of CEO Clubs China Limited ("CEO Clubs China") for a total consideration in cash and shares of the common stock of China World Trade in the amount of US$480,000. CEO Clubs China is a Hong Kong corporation with authorized chapter to operate under the "CEO Clubs" trademarks in the Greater China Region, including the PRC, Hong Kong and Taiwan. Comprised of thirteen chapters in the U.S. and China, the CEO Club is a 25-year-old nonprofit, by-invitation-only membership association. Members must be CEOs of businesses that have above $2,000,000 in annual sales. Our average club member has $20,000,000 in annual sales. In December of 2002, the Club opened its first international chapter in China.

On August 2, 2004, we consummated an acquisition of 51% of the capital stock of Guangdong New Generation Commercial Management Limited, a limited liability company organized and existing under the laws of the PRC ("New Generation"), for an aggregate consideration of US$10,232,000, payable approximately US$2,741,000 in cash and approximately US$7,487,000 in market value of common stock of China World Trade. New Generation is the pioneer and one of the market leaders in the travel agency business through operations of its ten subsidiaries in Southern China. It is a leader in ticketing sales for international and domestic flights as well as inbound business travel. It is also one of the leading consolidators of hotel rooms and airline tickets in China. New Generation has already acquired the necessary licenses to operate as a ticketing and travel agent in the PRC, a highly regulated business. In addition, New Generation is also a licensed insurance agent in China to provide, in particular, accidental and life insurances. While there can be no assurances of success, it is believed that New Generation will contribute a significant revenue base to our company.

Overview

Our business plan involves the pursuit of three distinct lines of business. These include (i) the business clubs located in major cities of China, including Guangzhou, the PRC and Beijing, the PRC, with plans to open clubs in Shanghai and Shenzhen, the PRC, each club in association with the World Trade Center Association, by which we have positioned ourselves as a platform to facilitate trade between China and the world market, (ii) the business travel services, in which our latest acquisition, the New Generation Group of Companies, a majority indirectly owned subsidiary, will continue its market leadership as one of the leading consolidators of airline tickets and hotel accommodations in China, and as an agent for the provision of life and accident insurance in the Guangdong Province of China, and (iii) the business value-added services, in which we will concentrate on interactive marketing and incentive programs for merchants, financial institutions, telecom operators, and large corporations with significant client bases, as well as consultancy services. Our growth in the industries of trade, travel and finance, should enable us to provide value added services and target many cross marketing opportunities. No assurances can be given, however, that we will be successful in our endeavors.

Our executive office is located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC 510620.

We currently operate the Guangzhou World Trade Center Club, which is located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou PRC, and the Beijing World Trade Center Club, which is located at 2nd Floor, Office Tower II, Landmark Towers Beijing, 8 North Dongsanhuan Road, Beijing, the PRC. We expect to open World Trade Center Clubs in Shanghai and
Shenzhen in 2005. As part of our Business Clubs, we plan to create a Chinese/English internet portal to serve foreign and Chinese small to medium sized businesses.
We are also, through our indirect acquisition of a majority of the capital stock of the New Generation Group of Companies, a leading business travel service provider in China. In addition, through another New Generation Company, we are a leading life and accident insurance agency in the Guangdong Province. Finally, through our business value-added services division, we provide business services in the areas of interactive marketing and incentive programs in China, and consultancy services.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. In this prospectus, unless otherwise specified, all dollar amounts are expressed in United States Dollars.

History  of  Virtual  Edge

Virtual Edge was incorporated in the British Virgin Islands on February 18, 1999 as an investment holding company.

On October 5, 1999, pursuant to a share exchange, Virtual Edge acquired a majority interest in Infotech Enterprises Limited ("Infotech"). Infotech was incorporated on July 2, 1999 and is engaged in building a bilingual (Chinese and English) Business-to-Business internet portal.

On October 10, 1999, Virtual Edge signed an agreement with Belford Enterprises Limited ("Belford") pursuant to which Belford agreed to transfer its 75% interest in Beijing World Trade Center Club ("BWTCC") to Virtual Edge. BWTCC is engaged in the establishment of a club located in Beijing, the PRC, and provides recreation, business center services, communication and information services, products exhibitions services, commercial and trading brokerage services to its members.

On  October  18,  2000,  pursuant  to  a  Share  Exchange  Agreement  with  Vast
Opportunity  Limited,  we  acquired  the  remaining  interest  in  Infotech.

On November 10, 2001, Virtual Edge Limited signed an agreement with Guangzhou City International Exhibition Co., Ltd. pursuant to which a co-operative joint venture company, Guangzhou World Trade Center Club ("GWTCC") was formed to operate a business club in Guangzhou, the PRC to provide services including food and beverages, recreation, business center, communication and information, products exhibitions, as well as commercial and trading brokerage services to its members. Virtual Edge will share 75% of the profits from the operation of GWTCC. Located at Goldlion Digital Network Center in Guangzhou, GWTCC had its grand opening on January 28, 2002.

Our  Corporate  Structure

We do business in China, through seventeen, direct and indirect, majority and wholly-owned subsidiary companies. Seven of these companies are incorporated under the laws of the British Virgin Islands, five of these companies are incorporated under the laws of Hong Kong, and the remaining five are incorporated in the People's Republic of China. All of our business operations are located in China. Set forth below is an organizational chart depicting the relationships among our various companies.



                                                 China World
                                                    Trade
                                                 Corporation
                                                    (USA)
                                                   ---------
                           100%         100%          100%       100%       100%        100%
                       -----------  -----------    ---------   --------  ----------   --------
                       Virtual      China Chance   Creative    Sino      China World  General
                       Edge         Enterprises    Idea        Platform  Trade        Business
                       Limited      Limited        Group       Limited   Corporation  Network
                        (BVI)        (BVI)         Limited      (BVI)       (BVI)    (holdings)
                                                    (BVI)                             Limited
                                                                                       (HK)
-------     -------    -----------  -----------    ---------   --------  ----------   --------    --------
  100%        75%          100%          75%           51%        60%       100%        100%        100%
-------     -------    -----------  -----------    ---------   --------  ----------   --------    --------
Topstar     Beijing    Infotech     Guangzhou      CEO Clubs   WTC Link  GBN Wealth   General     Polysend
Intern-     World      Enterprises  World Trade    China       Intern    Management   Business    Trading
ational     Trade      Limited      Center Club    Limited     -ational  Limited      Network     Limited
Limited     Center      (BVI)       Limited          (HK)      Limited     (HK)      (GZ) Co.       (HK)
 (BVI)      Club                     (PRC)                       (HK)                 Limited
            (PRC)                                                                      (PRC)
-------     -------    -----------  -----------    ---------   --------  ----------   --------    --------
                                                                 100%                    51%
                                                               --------               --------
                                                               Guangdong              Guangdong
                                                               WTC Link               New Generation
                                                               Information            Commercial
                                                               Service                Management
                                                               Limited                Limited
                                                                (PRC)                  (PRC)
                                                               --------               --------


OUR  BUSINESS  PLAN  IN  EACH  AREA  OF  OPERATIONS

Business  Plan  For  Our  Business  Clubs
-----------------------------------------

The  Opportunity  in  China

China  has  been  considered  one of the fastest growing economies in the world.
Their accession into WTO will offer new opportunities for foreign companies to invest and do business in China. WTO membership for China will change the methods of market entry for overseas companies. Foreign companies will need to have well-tailored plans to cope with China's target audience, services, marketing, finance, and human resources for the effective entry into the China market. The unique business culture and legal system in China will cause the local business information and services in China to become a key component to commerce.

As a whole, the consequential lower barriers to entry into the China market, and a more attractive investment environment, will provide small and medium sized foreign enterprises with investment opportunities for the first time.

China's accession into the WTO also provides significant business opportunities to the small to medium size private companies in China. The increase in involvement from foreign companies and investors in the China market means more opportunities to do business with foreign companies. Under the trend of globalization, the Chinese market will evolve from many segmented and monopolized markets to an integrated national market that is open to the world economy. The small and medium sized companies in China will enjoy much lower cost to enter into the worldwide market but will also confront intensified competition, lowered profit margins, and new rules of the game. These Chinese companies will need up-to-date business intelligence, professional strategic planning and the access to the worldwide business network to ensure the success in the new environment. And with its imminent accession into WTO, there will be unique opportunities for foreign investment and international trade.

The World Trade Centers Association ("WTCA") is a not-for-profit corporation that focuses on promoting and assisting world trade activities. Its mission is to encourage world trade by fostering and supporting the development and operation of World Trade Centers in every region of the world. WTCA was established in 1970 and has memberships from more than 330 cities in about 100 countries with global members of over 750,000 enterprises.

The World Trade Centers ("WTC") supported by the WTCA provide businesses with access to a diverse array of state-of-the-art international trade services and facilities, which enables them to increase their international trade. In the WTCA, every local member of a WTC in a city is automatically a member of all WTCs worldwide. This helps the WTCs to market their local membership, and also vastly increases the amount of services that a WTC can offer to its local members. Therefore, the WTCs worldwide form a reciprocal business network for businesses to access the international trade resources that may be expensive and even inaccessible in a domestic environment.

Our plan is to open and operate World Trade Center Clubs (the "Business Clubs"), which will be associated with the World Trade Center Association, in major cities in China, where Business Club members can relax, entertain, network and meet potential business partners in person, or via the Video Conferencing facilities of the WTCA worldwide network.

The facilities of the Business Clubs will likely include restaurants, a bar, a fitness center, saunas and spas, conference rooms, video conferencing facilities, smart offices and a library. The services to be offered by the Business Clubs may include the provision of trade agency and trade information, business services including smart offices, secretarial and translation services, conference room and video conferencing services. The Business Clubs may also operate a Business Consultation and Fulfillment and Logistics Counseling Service via a 24/7 call center manned by business professionals experienced in the China trade. Members of the Business Club will be entitled to WTCA membership and be entitled to the services and benefits of over 300 WTCs worldwide.

Facilities  of  the  Business  Clubs

Through our subsidiaries, Guangzhou World Trade Center Club and Beijing World Trade Center Club, we provide a full range of top quality commercial and recreational services to our members. The clubhouses are luxuriously decorated and provide an elegant environment under which members can enjoy our facilities that include:

     -    Chinese  and  western  fine  dining,
     -    Seminar  and  conference  rooms,
     -    Library,
     -    Executive  Suites,
     -    Office  and  meeting  room  packages,
     -    Videoconferencing  facilities,
     -    Exhibition  rooms,  and
     -    Cigar  and  wine  corner.

In  terms  of  business  services,  they  offer  their  members:

     -    Liaison  work  with  potential  trading  partners,
     -    International  economic  and  trade  exhibitions  and  seminars,
     -    Interpreters  and  secretarial  services,
     - Organized trips to participate in World Trade Center Association sponsored activities,
     - Reception of visiting delegations of foreign World Trade Center Association member units,
     - Arrange meetings with Chinese government bodies, business corporations, and
     -    Legal  consultancy  and  travel  management  services.

Marketing  Strategy

We plan to market Business Club memberships mainly to international companies and businessmen doing business in China and local Chinese companies and businessmen seeking business opportunities within and outside China. We will utilize the good reputation and recognition of WTCA and the recreational and business facilities which will be offered at each Business Club to establish the Guangzhou Club, Beijing Club and other potential Business Clubs in various cities in the PRC as the premier business clubs of their kind. We also hope to make the ChinaWTC.com website into a distinctive Chinese/English language Internet portal. We will achieve our goals by placing advertisements with traditional media, such as newspapers, television, radio, magazines etc.; placing banners on high traffic web sites; sending e-mails to potential users; participating in trade shows; employing the services of external public relations and marketing firms; television "infomercials" and talk shows; outdoor advertising signs and attending / holding press conferences.

We will form strategic alliances with companies that can contribute services and local expertise in various market sectors. These alliances will increase our content and navigation services, support our advertising services and expand our distribution networks. We will form vertical alliances, such as exhibition management companies and travel agents, which will either allow us to integrate their products to our services offerings or to access their distribution networks. We will also form horizontal alliances, such as golf clubs and other business clubs, to increase our client base.

An integral part of our success is dependent on the development and enhancement of our products and services. We will incorporate new technologies from third parties, expand products and services internally and conduct market research to remain aware and informed of the evolving user tastes and latest technologies. The New Generation acquisition has demonstrated the success of our strategies to grow the revenues of the Company through vertical consolidation. By acquiring New Generation, we have integrated the services offered by New Generation into the services offered by the Business Clubs.

On the other hand, the acquisition of the CEO Clubs China is an example of our strategies to horizontally consolidate other business clubs so as to increase our client base.

Sources  of  Income

The Company will generate income from its Business Club activities in several ways. CWTC's goal is to be the operator of World Trade Centers in major Chinese cities. While the worldwide business network from WTCA together with the reciprocal services will be the core attraction to businesspersons in China, the business community maintained by CWTC covering major cities in China will be an even more valuable asset in the long term. Through its presence in major cities in China, CWTC will develop a community of active businesspersons from small and medium sized enterprises with a common interest in world trade.

The Business Club is a core component of CWTC. The target market for the Business Club will be the owners and senior managements of the small and medium sized enterprises in China. The Business Club will provide to members a full range of top quality commercial and recreational services, education programs and the business networking programs, and Business Club facilities together with an elegant environment.

The CWTC Business Club will also help members to liaise with potential trading partners from overseas, to join international economic and trade exhibitions and seminars, and to organize international business trips.

As part of the reciprocal arrangement under the WTCA, the Business Club will also provide services to visiting delegations from foreign WTC members. The CWTC Business Club will help foreign companies or businesspersons to minimize the barrier of doing business in China. Services provided to foreign companies and businessperson may include organizing meetings with Chinese government bodies, business corporations and potential partners.

The revenue of the Business Club business will come from membership fees, fees collected from training and events such as seminars.

At each Business Club will be a Business Center, which is operated for the benefit of the members and others. While the Business Center's services are not confined to member of the Business Club, members of the Club will enjoy special discounts for the Business Center services and more dedicated support from the staffs under the Business Club. The Business Center will provide:

     -    Temporary  offices
     -    Seminar  and  Conference  rooms
     -    Video  conferencing  facility
     -    Exhibition  rooms
     -    Interpreters  and  secretarial  services
     -    Business  consultation  services

The revenue from a Business Center is derived from rental fees of facilities and services fees.

Finally, the Company intends to negotiate and acquire the necessary approval from WTCA to license the China World Trade Center intellectual property rights including the logo and trademark to third parties. The licensees may use the logo and trademark of CWTC to quickly establish a brand for their products such as office accessories, or to attract a group of clients for certain services such as credit cards offered by the Business Value-Added division. Revenue will be generated from royalty fees, which may be paid in cash, stock or other property.

Competition

With respect to the Guangzhou Club, the Beijing Club and the other Business Clubs to be established in China, we believe that the Business Clubs are a unique facility, associated with a recognized and respected international organization, whose mission is the enhancement of international trade, and which offers prestigious business and recreational facilities to its member. There are other country clubs in China, such as the Beijing American Club, which offer more in terms of recreational facilities and services, however, none of them offer the business services, network of international companies and online trade information in combination with a first class club environment. Additionally, there are organizations, like the American Chamber of Commerce, which provide limited trade and business information and networking capabilities, but they do not offer a prestigious club setting, recreational facilities or the amount of business services that are available to Club members.

Governmental  Regulation  of  Our  Business  Club  Operations  in  China

The operation of our Business Clubs must conform to the governmental regulations and rules of the Peoples' Republic of China.

The  Chinese  Legal  System

The practical effect of the People's Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the General Corporation Laws of the several states. Similarly, the People's Republic of China accounting laws mandate accounting practices, which are not consistent with US Generally Accepted Accounting Principles. The China accounting laws require that an annual "statutory audit" be performed in accordance with People's Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Because the terms of the respective Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden applying Chinese substantive law, the Chinese minority partner in our joint venture companies will not assume a privileged position regarding such disputes. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). "Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

China's  Accession  into  the  WTO

On November 11, 2001, China signed an agreement to become a member of the World Trade Organization sometimes referred to as the WTO, the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies and attract investment capital. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights. Also, with China's entry to the WTO, it is believed that the relevant laws on foreign investment in China will be amplified and will follow common practices.

Business  Plan  For  Our  Air-Ticketing  and  Hotel  Booking  Businesses
------------------------------------------------------------------------

China World Trade engages in the air-ticketing, hotel room booking and travel agency businesses through its indirect 51% ownership of Guangdong New Generation Commercial Management Ltd., a company organized and existing under the laws of the Peoples' Republic of China ("New Generation"). New Generation has ten operating subsidiaries in Southern China through which it operates these businesses. We believe that there are significant opportunities in the travel and tourism industry in China, which are set forth below, although there can be no assurances that we will be able to capitalize on them.

Summary  Of  New  Generation's  Business  Travel  Services

We seek to serve China's emerging class of frequent independent travelers, or FITs, who engage in business and leisure travel. According to the China
Statistical Yearbook 2003, China's domestic tourism spending totaled approximately RMB388 billion in 2002, and we believe FITs to be a fast-growing, yet relatively underserved segment of this market. Through our professional team of staff, our nationwide 24-hour toll-free call center, our user-friendly Chinese and English language website and our extensive reseller network, we provide our customers with consolidated travel information and the ability to book airline tickets at discounted rates nationwide within China. We also provide our customers with the ability to book hotel rooms at discounted rates in over 200 cities in China. The majority of our hotel suppliers are three-, four- or five-star hotels, as rated by the China National Tourism Bureau, catering to higher-end travelers. We also offer other travel related services, such as vacation packages and corporate travel services, at competitive prices.

Since the inception of New Generation in 1998, it has built one of the largest air-ticketing distribution networks in China. New Generation offers our customers a wide selection of flights and hotel rooms in all major cities in China, usually at significant discounts to published rates. Our airline ticketing volume has increased from over 440,000 tickets for the six months ended June 30, 2004 to 710,000 tickets for the nine months ended September 30, 2004. This approximates US$43 million in value of transactions for the six months ended June 30, 2004. We issue and deliver air tickets using a network of local agents throughout major cities in China. New Generation started its hotel booking business in April 2004. Concurrently, the management mainly concentrates on establishing a nationwide network and improving the existing IT platform. Up to September 2004, the number of directly contracted hotels has reached 300, plus over 2,000 hotels in over 200 cities that can be accessed through sub-contracts with other hotel booking agents. In addition, we successfully entered a three-party agreement with China Southern Airlines (CZ), the largest airline group in China, and InterContinental Hotels Group, a leading global hospitality group. Under this agreement, we can provide customers with any of InterContinental's 38 hotels in China and any of CZ's tickets departing from Guangzhou (via e-ticketing) at special packing prices. For these reasons, although at present the hotel booking volume appears small, with only 904 room-nights for the six months ended September 30, 2004, we believe that this business will be increasing quickly and it will soon become a major revenue generator of New Generation in the very near future.

New Generation has experienced significant growth since it began operations in 2002. For the nine months ended September 30, 2004, it generated revenues, including revenues generated from the insurance business, of RMB33.1 million (US$4.0 million), an increase of 100% over RMB116.8 million (US$2.0 million) generated in the nine months ended September 30, 2003. New Generation generated revenues of RMB24.0 million (US$2.9 million) for the year ended December 31, 2003, an increase of 52.9% from 2002. It recorded a net income of RMB14.6 million (US$1.8 million) for the nine-months ended September 30, 2004, and a net income of RMB0.4 million (US$0.05 million) for the nine months ended September 30, 2003, an increase of 3,520%.

The  Travel  And  Tourism  Industry  In  China

The facts and statistics used in this prospectus relating to the travel industry and economy in China are derived from various government and institute research publications. While we have taken reasonable care to ensure that these facts and statistics presented are accurately reproduced from such sources, we have not independently verified them. These facts and statistics may not be comparable to similar facts and statistics collected for the industry or economy in the United States and other countries.

In terms of domestic tourism spending in 2002, the approximately RMB388 billion (US $46.9 billion) travel industry in China is large and growing rapidly. We expect the industry to continue to experience rapid growth as China's economy continues to develop. Travel and tourism in China is characterized by a highly fragmented and inefficient travel service sector due to many factors, including the lack of consolidated hotel ownership, the lack of a centralized hotel reservation system, the localized nature of travel agencies and a dual regulatory regime. We believe that the fragmented nature of the travel market in China will create increasing demand for central reservation platforms such as our own capable of consolidating a wide range of travel information and negotiating favorable terms with travel suppliers on the basis of scale from our aggregated demand.

According to the China National Tourism Administration, as of the end of 2002, China had more than 11,500 travel agencies, with the top 100 domestic travel agencies having an aggregate market share of less than 2%. As the requirements of travelers become more complex, we believe that these local agencies, which had been accustomed to providing services using state-owned travel suppliers, have been increasingly unable to respond to the changing needs of business and leisure travelers in China. In addition, the development of China's tourism infrastructure has resulted in an increasing number of travelers who choose to engage in leisure travel without the constraints inherent in packaged group tours. These frequent independent travelers, or FITs, represent a key segment of the growing travel industry in China that we seek to serve.

The increasing accessibility of the Internet in China creates a foundation for new markets and opportunities, providing the ability to bring together a large number of segmented suppliers and customers in a highly fragmented travel industry. We believe that we are well positioned to benefit from these trends in China's travel industry.

Historical  Background

Following the founding of the People's Republic of China, government agencies and state-owned enterprises dominated commercial activity in China up until the late 1970s when the Chinese government began to introduce market-based economic reforms. In the past, large state-owned travel agencies provided travel services to the consumers. The three largest travel agencies, the China Travel Service, or CTS, the China International Travel Service, or CITS, and the China Youth Travel Service, or CYTS, operated as loosely organized groups of individual local agencies that often had strong ties to local governments. The local offices of these organizations functioned individually with their own networks of customers and service suppliers. The choices available to travelers through these organizations were limited and the quality of services was inconsistent. For example, accommodation and transportation arrangements would be limited to hotels and airlines with which the local branch of the travel agencies had established relationships. While these state-owned agencies have made some efforts to integrate their widespread operations across the country, high levels of decentralization have persisted in the travel industry in China.

The  Growth  of  the  Economy  and  Tourism  Industry  in  China

China's economy has grown rapidly in recent years with compound annual GDP growth of 8.9% in the period from 2000 through 2003. As China's economy has developed, the per capita annual incomes of urban and rural households have also increased. The following table sets forth certain statistical information regarding China's recent economic performance and per-capita annual income for the periods indicated.

                                             YEAR

                              2000      2001      2002     2003     CAGR
                             ------    ------    ------   ------   ------
GDP (RMB in billions)         8,947     9,731    10,479   11,669      8.9%
Real GDP growth rate (%)        9.0       8.8       7.7      9.1      N/A
Per capita GDP (RMB)          7,086     7,651     8,184      N/A      7.5%
Per capita annual income
of rural households (RMB)     3,146     3,307     3,449      N/A      4.7%
Per capita annual  income
of urban households (RMB)     6,296     6,869     8,117      N/A     14.0%

______________

Sources:  China  Statistical  Yearbooks  2001,  2002  and  2003.


Expenditures on tourism have grown at an even faster pace than GDP. In conjunction with rising per capita income in China, government policies have also fostered the development of the leisure travel and market. In the past decade, the central government and various levels of local governments in China have actively sought to promote investment in tourism infrastructure in order to further develop tourism. According to the China Statistical Yearbook, investment in capital construction for the tourism sector rose from RMB2.5 billion in 1998 to RMB5.1 billion in 2002. Since 1998, a total of RMB16.4 billion has been invested in capital construction for travel and tourism. Various levels of government have also introduced a number of policy initiatives to encourage tourism, including the introduction in 1999 of weeklong holidays for Labor Day in May and National Day in October, paid vacation days and the relaxation of many outbound travel restrictions. By 2003, the number of official off-days, including weekends and holidays, had reached 114 days per year, helping to stimulate travel demand.

Guangdong is among China's largest tourism provinces, with the number of inbound visitors, number of foreign visitors and international tourism receipts ranked number one in 2002 and 2003. In the first half of 2004, the provincial government announced a program concerning accelerating the growth of the tourism industry. It suggested that Guangdong should fully utilize its advantages in resources, markets, locations and facility to improve its international competitiveness and become the hub of inbound and outbound tourists and a significant tourism destination in the Asia Pacific Region in 2010. To achieve this goal, the government advocates glorifying the cultural endowment of the Ling Nan area, to develop the industry through attracting foreign and private investment, integrating tourism resources of Guangdong, Hong Kong and Macau, forging cooperation with neighboring provinces to establish the "Wide Pear River Delta" tourism network.

Domestic travel volume has risen from approximately 280 million trips in 1990 to approximately 878 million trips in 2002, most of which was leisure oriented. In 2002 China posted 12.0% and 10.1% increases from 2001 in the number of domestic trips and in domestic tourism spending, respectively. International tourism grew as well, rising 11.0% in terms of international tourist arrivals and 14.6% in terms of international tourism revenues in 2002. China's growth in tourism was adversely affected in the first half of 2003 due to the effects of SARS, but growth in tourism has since recovered and is expected to be robust in 2004. The following table shows a summary of certain tourism statistics in China for the periods indicated.

                                             YEAR

                                2000      2001      2002     2003*    CAGR
                               ------    ------    ------   ------   ------

Domestic tourism
spending (RMB in billions)      317.6     352.2     387.8    344.2     10.5%

Tourists (Overnight Visitors)
(in millions)                    31.2      33.2      36.8     33.0      8.6%

International tourism
receipts (US$ in billions)         16      17.8      20.4     17.4     12.1%


*    Resulting  from  the  breakout  of  SARS  in  2003

Sources:  The  Yearbooks  of  China  Tourism  Statistics  2001,  2002  and  2003

The expansion in economic activity and tourism in China has led to a rapid expansion in the hotel sector. According to the Yearbook of China Tourism Statistics, the number of star-rated hotels, as rated by China National Tourism Bureau, grew from 853 in 1992 to 8,880 in 2002, with the number of rooms growing from 167,195 in 1992 to 897,206 in 2002. The following table shows the growth in the number of hotels in China with star rating and associated occupancy rates as of the dates and for the periods indicated.



                                                   AS OF DECEMBER 31,

                                     2000       2001       2002       2003*     CAGR
                                   --------   --------   --------   --------   ------
Number of hotels with star rating     6,029      7,358      8,880      9,751     17.5%
   Three-to-five-star hotels          2,368      2,857      3,656      4,091     20.2%
   One- and two-star hotels           3,661      4,501      5,224      5,660     15.8%
Total number of rooms               594,678    816,260    897,206    992,800     19.3%
Total number of occupied
room-nights (in millions)             125.0      174.2      197.1        N/A      N/A
Average occupancy rate (%)             57.6       58.5       60.2      56.14      N/A


Sources:  The  Yearbooks  of  China  Tourism  Statistics  2001,  2002  and  2003

Domestic air traffic in China has also been increasing rapidly. According to the China Statistical Yearbook, the number of civil flight routes connecting parts of China increased from 385 routes in 2000 to 1,015 routes in 2002. The following table shows recent traffic volume for China's airline industry and at selected airports in China as well as some statistics for selected airports in the United States for the periods indicated for comparison purposes.



                                                     YEAR

                                     2000       2001       2002       2003      CAGR
                                   --------   --------   --------   --------   ------
                                  (IN MILLIONS OF PASSENGERS, EXCEPT FOR FLIGHT ROUTES)
Total annual number of
domestic air passengers                60.3       68.3       77.6      174.3      N/A

Total number of domestic
civil aviation flight routes            385        563      1,015        961     40.4%

Annual airport traffic in
Beijing (PEK)                          21.7       24.2       27.2       24.3      4.4%

Annual  airport  traffic
in  Shanghai
   Shanghai Pudong (PVG)(1)             5.5        6.9       11.0       15.1     37.3%
   Shanghai Hongqiao (SHA)             12.1       13.8       13.7        9.7     -5.3%
   Annual airport traffic
   in New York (JFK)                   32.8       29.4       29.9        N/A      N/A
   Annual airport traffic
   in Chicago (ORD)(2)                 72.1       67.4       66.6       69.5     -1.1%



     (1) The Shanghai Pudong International Airport opened on October 1, 1999. As a result, growth rates for passenger traffic at this airport may not represent an accurate basis of comparison.

     (2) The decline in airport traffic in the United States in 2001 and 2002 may reflect to a significant extent the effects of the terrorist attacks on September 11, 2001.

Sources:  National  Bureau  of  Statistics  of  China  website
          (www.stats.gov.cn/english/); China Statistical Yearbooks 2000 - 2003; the John F. Kennedy International Airport website
          (www.panynj.gov/aviation/jfkframe.h tm); the Chicago O'Hare International Airport website (www.ohare.com/ohare/home.asp).

Changing  Travel  Patterns  in  China

Leisure travel in China has in the past consisted principally of packaged group tours. Traditional travel agencies in China focus on packaged group tours. According to CYTS, one of the largest traditional travel agencies, approximately 90% of their customers traveled in tour groups in 2002. The typical tour group follows a set itinerary and is organized by a travel agency. The agency receives a fixed fee and negotiates discounted prices for hotel rooms and other travel related services either directly or through other intermediaries. Guided tour groups are generally useful to travelers who travel infrequently and who are unfamiliar with their destinations and who are looking for an economical way of travel. However, tour groups offer minimal flexibility in the choice of destinations, length of stay and timing of one's travel.

According to market data from CEIC Data Company Ltd., the frequent independent traveler, or FIT, segment of travelers grew at an approximately 18% compound annual growth rate from 1999 to 2002 and is the largest growing group of travelers in China. FITs are defined as travelers who do not travel with tour groups and who require flexibility in the selection of accommodations and transportation. FITs are typically more sophisticated urban dwellers who value customized experiences. We expect that as Chinese travelers become wealthier and more experienced with leisure travel, the appeal of traditional tours will become less important than the ability to arrange one's own schedule.

In the past, business travelers, who usually traveled on government business, had little choice but to accept the arrangements made by their organizations or by local travel agencies hired by their organizations. Accommodation and transportation arrangements were generally in the form of state-owned guesthouses or airlines that were part of the travel agent's network. We believe that the increase in commercial activity has contributed to a growing number of people in China conducting business travel outside of government related business travel.

Traditionally, most companies in China have relied on either local travel agencies or their internal resources for business travel planning. Companies in China have begun to recognize the importance of focusing on their core competency by outsourcing non-critical functions. A growing number of medium and large-sized companies are beginning to centralize their corporate travel management by outsourcing to professional travel service providers.

Inefficiencies  and  Fragmentation  in  the  Travel  Market  in  China

The travel market in China is highly fragmented with an underdeveloped booking, reservation and fulfillment infrastructure, and with no dominant nationwide travel agencies. As a result of market reforms, a gradual shift from state-owned to privately-owned travel agencies and changing travel patterns, the travel market in China is undergoing a period of change. While competition among the older state-owned travel agencies and the privately owned travel agencies has significantly promoted the development of China's travel service, the industry remains inefficient and is likely to remain so in the foreseeable future.

Inefficiencies in the air-ticketing system. Currently, TravelSky Technology Limited, or TravelSky, operates the only nationwide system for air-ticket reservations in China. Consumers in China do not have access to direct bookings on TravelSky unless it is done through individual travel agencies. Moreover, the delivery of air tickets remains inefficient. The majority of consumers in China receive their air tickets through physical delivery and payment to the travel agency is made upon delivery. The process of physical delivery means that consumers in China do not have a reliable or timely delivery process that can respond to last minute travel needs. For example, business travelers who change their flight destinations at the last minute often have to wait for the delivery of a physical ticket before they can initiate their travel. While some airlines in China have recently begun to offer electronic ticketing, there is currently no universal electronic ticketing system available. However, the International Air Transport Association (IATA) recently announced that all members should adopt electronic tickets in 2007. As the employment of e-ticketing requires more capital investment on IT and relevant facilities, as well as more investment on staff training, smaller players will most likely be shaken out of the market during the process. On the other hand, this trend implies that business opportunities for larger agencies with relatively mature business models and operating at a large scale, such as New Generation, would survive.

Inefficiencies in the hotel reservation system. According to the Year Book of China Tourism Statistics 2003, as of December 31, 2002, China had 3,656 three-, four- or five-star hotels. Hotels in China are generally run independently and are not part of large chains. The largest hotel chains in China are small relative to the larger hotel chains in the United States. There is no industry wide electronic reservation infrastructure similar to that available in the United States and parts of Europe.

There is no national distribution system for hotel rooms in China. Travel agents generally have to negotiate room availability and rates with the hotel each time they make a booking. Hotel suppliers in China are not able to benefit from an efficient distribution system that is managed by a centralized process. Until recently, travelers in China did not have access to comprehensive hotel information or a central location for bookings. Instead, travelers in China are still mainly interacting through walk-in room reservations, direct call-in reservations, business conventions and traditional travel agency bookings. There are some business operators, such as CTRIP and E-Long, developing centralized hotel booking platforms in China by utilizing scalable information technology platforms. Given the huge and ever growing market in China, we believe that there will be several key hotel reservation services providers in China in the long run. With our competitive advantage in the flight ticketing business, New Generation intends to package the flight ticket and hotel rooms into new products in order to segment the market. We believe that we will be one of the key players in hotel room reservation services nationally.

Inefficiencies in traditional travel agencies. Travel agencies in China tend to be unaffiliated, small office operations. Even the four travel agencies that operate on a nationwide basis are mostly structured such that each office operates independently from the others. Consumers in China have generally not been able to enjoy the benefits that can be offered by a nationwide, integrated travel agency.

Inefficiencies created by separate regulatory regimes. Under current regulations, two distinct regulatory bodies regulate the travel industry in China. In order to sell air tickets, travel agencies must obtain a permit from the Civil Aviation Administration of China. If a travel agency intends to conduct the air-ticketing business in more than one city, an air-ticketing permit is required for every city, as there is currently no national air-ticketing license. In addition, in order to conduct other travel-related business such as hotel reservations, the travel agency must obtain a separate license from the China National Tourism Administration. Consumers who wish to purchase both air tickets and make hotel reservations through a single agency must use a travel agency that performs both functions. Many traditional travel agencies are unable to perform both functions given the limited number of licenses that can be issued and the costs associated with obtaining each license. As a result, consumers are often forced to arrange travel plans with multiple travel agencies.

The  Opportunity  for  the  New  Generation  Group

We expect the travel and tourism industry in China to continue to grow rapidly as China's economy continues to expand. China's travel service industry is fragmented and inefficient. This fragmentation creates a market opportunity for our centralized reservation system for air-ticketing and hotel reservations, which offers comprehensive information and favorable terms negotiated with travel service suppliers across China who are offered economies of scale from our aggregated demand.

Our  Strengths

We have quickly become one of the leading travel service providers in China by capitalizing on our following competitive strengths:

Established large scale ticketing business. One distinctive strength of New Generation is the established relationship with airlines and the existing large scale of transactions in the flight ticketing services. Many players in the industry provide the services for room reservations but not ticketing services. There are thousands of suppliers for room reservation services, while very limited number of airlines in China. A small company can easily establish contacts with hotels and be their agents since the capital required is small and the relationship with suppliers is easy to manage. However, to be a flight ticket agent requires much more capital and close relationships with airlines, which are normally very scarce and critical resources in this business. The large scale of New Generation's operations will be an entry barrier for new entrants in the region.

Extensive resources in the airport. New Generation is the first travel agent in China who provides customers with seamless pre-boarding services in the terminal. In 1998, it established "Red Carpet Service Zone" in the old Guangzhou Baiyun International Airport, the third largest airport in China, to provide customers with extensive services ranging from air-ticketing, check-in services to airport pick-up. After that, Huahao Group, New Generation's former parent company, entered into a 10-year joint venture agreement with a subsidiary of Baiyun Airport Company Ltd. to provide easy boarding services. The joint venture was reported as the first example in China of cooperation between a private company and the highly regulated airport industry.

Brand leadership. As one of the early movers in the industry to adopt modern communications and Internet technologies, we believe that we have established one of the best-known brands for travel services in China. We believe our customers associate the New Generation brand with value, convenience and innovation.

Nationwide reach for nationwide travel destinations. Our customers can book domestic and international air tickets and make reservations for accommodation at over 2,300 hotels in more than 200 cities across China, vacation packages and rental cars by calling our centralized 24-hour call center from anywhere in China or by logging onto our website. New Generation is ranked one of the top air-ticketing companies in China, in terms of volume of tickets sold and value of transactions. We issue and deliver air tickets using a network of local agents in major cities in China, covering all the 961 domestic routes.

Total customer focus. We provide our customers with comprehensive travel information, allowing them to conveniently compare prices, browse availability and amenity options, and select the price and supplier that best meet their individual travel needs. Our user-friendly websites, well trained call center representatives and continuous service development efforts reflect our focus on providing superior customer service.

Strong supplier value. We offer our travel suppliers access to aggregated consumer demand and the ability to promote their services to a large and growing base of frequent independent travelers seeking higher-end travel services. In addition, our call center and web-based transaction and service platform, with its easy-to-use supplier interface, allows our suppliers to promote their services at low incremental cost and with minimal changes to their existing systems.

In addition, New Generation has also established a strong business partnership with the leading Chinese airline groups, including China Southern Airlines and Air China. By the end of November 2004, New Generation had set up three direct air ticket sales centers under the name of the Guangzhou Branch of Air China, in selected strategic locations in Guangzhou. It also entered into a co-operation agreement with the Guangzhou branch of China Southern Airlines Company Limited to provide commuters with downtown check-in and connections services for flights of the China Southern Airline in the new Guangzhou Baiyun International Airport. The close business partnership not only allows New Generation to benefit from more favorable sales related promotional and marketing policies, but also, enables it to get involved in the air carriers' operational activities as a value-added services provider.

Streamlined business operations through tailored information management systems. We have drawn on our in-depth knowledge of the business practices unique to China's travel service industry to develop proprietary processes and technology-based systems for use in our business. These processes and systems incorporate customer relationship management, order processing, financial reporting and performance management and enable us to coordinate effectively the activities of our staff, agents, suppliers and resellers. This results in streamlined operations, a higher degree of operating flexibility and stronger customer relationships through enhanced customer service.

Scalable and cost-efficient services. Our services and transaction processing, enabled by our centralized call-center and web-based distribution technologies, provides superior scalability and significant cost advantages over traditional methods of travel service distribution. We can expand our range of services and extend our geographical reach without making major changes to our existing infrastructure or incurring significant capital costs.

Experienced management. We believe that our management team, which includes Mr. William Chi Hung Tsang, and a seasoned team of senior managers at the operations level with significant experience in the areas of travel service operations, marketing, technology and finance, is one of the strongest management teams in the travel service industry in China.

Our  Strategy

Our goal is to become the leading provider of travel services in China. We seek to achieve revenue and earnings growth by pursuing the following key business strategies:

Strengthen brand awareness and marketing. We seek to strengthen consumer awareness of our brand by pursuing an aggressive marketing strategy based on online and traditional media advertising.

We seek to encourage consumer conversion and the use of our services through segment-based marketing, targeted promotions and focused telemarketing efforts.

We also seek to promote the awareness of our brand and increase our penetration among our target customers by leveraging the customer bases of other leading businesses and customer service companies. :

     - increasing advertising using publications such as company brochures and DM magazines.
     - cooperating with commercial banks for them to offer co-branded credit cards; and
     - entering into arrangements with major airlines in China, such as China Southern Airlines, under which travel booking inquiries are directed from their service hotlines to us.

Expand our range of travel services. We intend to capitalize on our leadership in air-ticketing utilizing a centralized modern call center and web-based distribution technologies and leverage the reach and efficiency of our distribution of services by growing our hotel reservations and other travel related services, such as vacation packages, car rentals and corporate travel services. We seek to expand the selection of our destination services, such as restaurant and entertainment bookings, and offer our customers greater flexibility in choosing the desired combination of travel services.

The agreement with InterContinental and China Southern Airlines has forged a strong business partnership among the three parties. It is anticipated an effective way to differentiate us from other competitors in the domestic market is through the provision for "air ticket and hotel" package. We believe that the extensive network resources based on air-ticketing, IT platform and strategic alliances with other product and service providers will be converted to our advantage that competitors will find difficult to imitate.

Enhance customer experience. We seek to enhance our customer's experience by providing more personalized care, and by strengthening and expanding travel supplier relationships to offer our customers a wider range of travel services. We seek to deliver consistently high-quality customer service through continuous improvements in the information technology systems utilized in our call center, and in the content, features and functions of our websites.

We seek to retain our most loyal customers and generate repeat ticketing by offering loyalty rewards and additional specialized services, including dedicated VIP lounges at airports and a VIP call service with reduced waiting time. Our VIP call service, staffed by a dedicated team of specially trained representatives, provides VIP customers personalized travel advice and services. A Customer Relationship Management (CRM) system will be deployed in the first quarter of 2005. This CRM system will integrate the call center, and websites together with other resources to offer comprehensive incentive programs and personalized services in a proactive style. Interactive information delivered through the mobile telephone network will also be employed.

Enhance efficiency and profitability. We have built our operating infrastructure to take advantage of the inherent cost advantages of our centralized call center and web-based distribution technologies. We also seek to increase the efficiency of our marketing programs by tracking the effectiveness of our expenditures on various marketing activities.

We continue to capitalize on improvements in electronic commerce infrastructure, such as the introduction of electronic ticketing. By using exclusive online promotional offers, we believe we will be able to benefit from the increasing adoption of online commerce among consumers by attracting additional customers and migrating existing customers to our websites, thereby lowering our operating costs.

Enhance our technology infrastructure. We design and maintain our systems with a view to enhancing consumer-friendliness and providing adaptive solutions for our airline and other travel service suppliers. We seek to streamline our transaction processes through ongoing technology upgrades to our transaction and services level.

Selectively pursue complementary acquisitions. We seek to supplement the organic growth of our business by pursuing acquisitions which would enable us to expand our service offerings, our customer base and our distribution network. We seek to capitalize on the opportunities for consolidation in China's fragmented and inefficient travel service industry by selectively exploring opportunities to acquire other travel service businesses such as air-ticketing agencies, hotel-room consolidators, tour-package agencies and corporate travel providers.

Develop travel solutions for corporate clients. We will enhance our travel services by providing corporate travel solution services that cover more international corporations and large national corporations in the region. The corporate market is a fast growing market with high profit margin. With our comprehensive resources in ticketing, hotel reservations, business club facility and airport services, we are confident that we can be one of the leading services providers in the region. At the moment, we have over 30 corporate clients including large scale joint ventures such as Guangzhou Honda and Panasonic Wan Bao.

Our  Travel  Services  -  Operating  Revenues  on  a  Pro-Forma  Basis

We offer our customers a wide selection of travel services. The following table sets forth the pro-forma amount of our revenues represented by each travel-related service for the periods indicated on a dollar and percentage basis:



  CHINA WORLD TRADE CORPORATION GROUP - OPERATING REVENUE ON A PRO-FORMA BASIS

                       JAN TO       JAN TO       JAN TO       JAN TO       JAN TO       JAN TO       JAN TO       JAN TO
                      SEP 2004     SEP 2004     DEC 2003     DEC 2003     DEC 2002     DEC 2002     DEC 2001     DEC 2001
                         USD          %            USD          %            USD          %            USD          %
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

TRAVEL  SERVICES
Air-ticketing         3,274,853        90.19%   1,975,098        99.43%   1,652,756       100.00%           -          N/A
Hotel reservations        1,500         0.04%                     0.00%                     0.00%           -          N/A
Other travel
related services        354,820         9.77%      11,300         0.57%                     0.00%           -          N/A
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
                      3,631,173       100.00%   1,986,398       100.00%   1,652,756       100.00%           -          N/A
                     ==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========


Air-ticketing. We provide a 24-hour air-ticketing service through our toll-free call center and websites. We act as agents for all major airlines in China and international airlines that operate flights that originate from selected cities in China. We make flight reservations through TravelSky, which is the operator of the only nationwide system for air-ticket reservations in China, and currently issue and deliver air tickets using a network of local agents throughout major cities in China. Under current regulations, travel agents, including us, have no discretion to offer discounts on airline tickets. However, we have successfully negotiated escalating commissions with many airlines based on the number of air tickets we sell.

Our air-ticketing process begins when a customer initiates an inquiry through our toll-free call center or our websites. The customer is informed of the available flights based on their schedule and desired air carrier and we then confirm a booking for a seat on the selected flight through our call center.
Booking information is sent to one of our local agents in the city where the customer wants the ticket to be issued and delivered. We have relationships with a network of local ticketing agents throughout major cities in China. We use these local agents and other third party delivery companies to deliver the tickets to our customers and collect payments for the tickets. We then collect the airfare from the delivery company, pay the agent's commission and the cost of the tickets, and retain the balance ourselves. We currently do not pre-purchase air tickets for resale.

We believe that air-ticketing sales will continue their rapid pace of growth. In the nine months ended September 30, 2004, we sold approximately 710,000 air tickets, compared to approximately 440,000 air tickets sold in the six months ended June 30, 2004. We anticipate that the expected adoption of e-tickets in China will allow consumers to better use our call center and websites to book air tickets and will benefit our air-ticketing business by allowing us to reach a broader customer base without materially increasing our operating costs.

Hotel reservations. We currently have room supplier relationships with more than 2,300 hotels in over 200 cities throughout China. We seek to offer a range of hotel options at a variety of prices, with the majority of our hotel suppliers being three-, four- or five-star hotels, catering to higher-end customers. For the nine months ended September 30, 2004, we derived 0.05% of our total revenues from our hotel bookings.

We act primarily as an agent in our hotel-related transactions. When a customer makes an initial inquiry through either our call center or our websites, we match the customer's request with our allotment of rooms and make a reservation for the customer with the appropriate hotel supplier. The hotel supplier returns a confirmation that is passed along to the customer by phone, fax or email. When the customer checks into the hotel on the designated date, the hotel informs us of the customer's check in. The customer settles his hotel bill directly with the hotel, and we are entitled to a fraction of the room rate as a commission. Upon the completion of a customer's stay, we verify with the hotel the length of the stay and calculate our commissions, ranging from 10% to 20% of the hotel room rate, which the hotels pay us on a monthly basis. We pay no penalty to the hotel for "no shows" on confirmed bookings, although we are not paid any commission in respect of "no show" bookings. We do not currently pre-purchase hotel rooms until the customer has paid us, and consequently do not carry significant inventory risk. However, as we supplement our current agent business model with a merchant business model, we may suffer losses if we are unable to accurately predict the inventory we need.

Depending on our agreement with the individual hotel supplier, we either receive a guaranteed allotment of hotel room-nights per month or operate on an "as-requested" basis. Our agreements with hotels typically contain some or all of the following provisions:

     - Room pricing. The hotel guarantees negotiated room rates that are lower than published rates. In addition, the customer is also able to enjoy promotional rates if such rates are in effect.
     - Room supply. The hotel must notify us of any shortages of hotel rooms so that we can make alternative accommodations for our customers.
     - Customer accommodation. The hotel must upgrade the customer to a higher level of accommodation if, due to the fault of the hotel, a customer's reserved room is not available upon check in.
     - Confirmation of the customer's stay. The hotel must inform us of the length of the customer's stay. We confirm a customer's length of stay by contacting the hotel to verify the customer's check-in and check-out dates and contact customers to crosscheck the information reported by the hotel. We continuously rate our hotel on the basis of the accuracy and timeliness of the reported information.
     - Extended stay. The hotel must immediately inform us if the customer extends their stay beyond the original booking. We then book the extended stay and calculate the additional commission.
     - Commission payments. The hotel pays us either a flat, pre-negotiated or an escalating commission based on the number of hotel room nights we book.

Our agreements with our hotel room suppliers are in writing for the most part. We enter into agreements with companies that own hotels. Due to the fragmented nature of the hotel industry in China where hotels are generally owned separately, we generally enter into agreements with hotel companies on an individual hotel basis.

Since our hotel booking business is at the initial stage, the volume of room-nights is still too small to help obtain any guarantee on room allotments. New Generation believes that the market will increase quickly in the near future. To achieve rapid market growth to reach certain scale, New Generation has successfully entered into a business partnership agreement with InterContinental Hotels Group and China Southern Airlines. An agreement concerning the purchase of one of the largest hotel booking service providers in China is also under negotiation. If the purchase is successful, we believe that the hotel booking business will soon become a core business of the Company as a whole.

Vacation packages. We offer third-party vacation packages that include air transportation, hotel accommodation and other travel related services to many popular destinations in China. A vacation package transaction begins in the same way as the majority of our other transactions, with the customer initiating an inquiry either through our toll-free call center or our websites. The customer selects the desired vacation package and places an order with us. After confirming both the hotel reservation and transportation arrangements with the appropriate travel supplier, we send our customer a confirmation and arrange for ticket delivery, if needed, through a local travel agency. The customer pays for the vacation upon delivery of the appropriate confirmation or air ticket, and we deduct our commission. In general, our customers only pay a penalty if they cancel their reservations at a late stage.

We select vacation packages to serve the unique needs of FITs. Many of our vacation packages are designed as self-guided tours that permit FITs to travel to desired locations without adhering to the rigid schedules that are typical of tour group packages.

Corporate travel service. We have recently begun to provide companies in China a corporate travel service providing travel planning, hotel reservations, air-ticketing and rental car bookings. By centralizing their travel management functions, our corporate clients can reduce their travel costs and the associated administrative burden. We also assist companies in planning, executing and streamlining their travel budgets.

Marketing

We market our services through a combination of direct marketing, online marketing, traditional media advertising and co-marketing with established brands. We seek to build our New Generation brand identity which consumers will associate with choice, convenience and value.

Direct marketing. We conduct direct marketing activities principally at major airports and transportation hubs in China. Our promotional efforts at these locations include the distribution of complimentary membership cards.

Online marketing. These portals feature hyperlinks to our websites for air-ticket and hotel service recommendations to their web visitors. In some cases we operate on a co-branded basis, where we provide our services and our brand is featured on these portals. In other cases, we operate on a private label basis, where we deliver our services using the brand name of the originating website. In both cases, we pay commissions based on the bookings generated through our co-marketers. We feel that our online marketing effort is an important part of our marketing strategy and serves as a cost-effective marketing tool. In addition, our online presence serves as an additional channel to capture targeted customers through association with established Internet brands in China. We believe that the Internet will continue to experience growth in China, and our relationships with top Internet portals in China will position us well to exploit its potential.

Traditional marketing. Our traditional media advertising efforts include newspaper and broadcast advertising. The focus of our media advertising efforts is to promote awareness of the New Generation brand among our potential customers.

Co-marketing relationships. We seek to expand our market reach by entering into co-marketing agreements with companies that have a large customer base and strong brand recognition. We believe that we are able to reach more customers and capitalize on their brand recognition in promoting our services and in enhancing our credibility. We have developed co-marketing agreements with some of the largest companies in China with a view to establishing our brand.

Distribution

We are one of the leading online travel service providers in China. We distribute our travel services through the following principal channels:

     - our twenty-four hours per day, seven days per week, toll-free call center,
     -    our  popular  Internet  website,  and
     -    our  extensive  nationwide  network  of  resellers.

Call center. We operate a 24-hour call center staffed by more than 32 customer service representatives (CSRs). The number of CSRs will increase to 104 by the end of 2005 to meet the requirement of our business development. The call center is accessible nationwide on a toll free basis for fixed line telephone calls in China and by calling 4008-168-168 in China. Our call center typically handles more than 150 calls per day. Although, it currently contributes little to the total air-ticketing reservations and hotel bookings, we are fully confident that with our market expansion, 20% of our total transactions will be generated from on-line transactions. We believe that our call center constitutes a cost-efficient distribution channel because of the available pool of low-cost labor in China. We expect our call center will become our principal distribution channel going forward, due to China's large and growing mobile and fixed-line phone subscribers and consumer preference for the personalized service we are able to provide through our call center.

Website. We offer our travel services through our user-friendly website www.4008168168.com. Our Chinese and English language websites allow us to expand our customer base and improve customer service with minimum transaction costs. Customers can browse travel service options, compare prices, book and confirm orders through our website. Our website is designed to provide customers with a quick, efficient and flexible service that facilitates comparison among our large number of travel suppliers.

Reseller network. We have developed an extensive nationwide network of over 60 non-exclusive resellers, consisting of smaller travel and air-ticketing agencies that utilize our call center and websites to distribute travel services. We pay our resellers a portion of our commission, subject to an escalating scale, based on the number of hotel reservations and air-ticket bookings they generate for us. Our air-ticketing network is generating revenues from resellers' monthly administration fees, ticketing system rentals and Physical Identity Devices maintenance fees. The volume of tickets sold and value of transactions are incorporated into our total volume and total transaction values that contribute to the scaling and improvement of our bargaining power with air carriers.

Technology

We believe that we have a leading technology team in the travel service industry in China. Our goal is to develop a high-performance, reliable, scalable and secure system in-house to support our business demands for new features and functionalities.

We have built a sophisticated, proprietary back office system encompassing order processing, customer relationship management, inventory control, business intelligence and staff performance management functions that coordinates the activities of our internal departments, clients, agents and partners within a single cohesive platform. We have also invested in an advanced, in-bound call center for phone based bookings and a scalable network infrastructure system utilizing hardware and software from top-tier vendors. Our system connects us with our suppliers, clients and agents.

Our infrastructure security system is designed to ensure that our users can only access and use our system according to their assigned authorization levels. Our system also includes VPN and encryption technologies to allow for secure Intranet access, as well as an intrusion detection system, which is designed to detect security breaches. Our infrastructure security system, however, may not be adequate at all times and we may experience occasional security breaches.

As of September 30, 2004, we employed approximately 150 staff members to maintain and enhance our transaction and service infrastructure.

Competition

The travel service industry in China is extremely large, highly fragmented and intensely competitive. We compete with eLong, Inc., Ctrip.com International, Ltd, traditional travel agencies such as CTS, CITS and CYTS, and hotel suppliers that sell their room inventory directly to consumers. The major markets in which we currently compete include the relatively affluent coastal areas of China. As China's market continues to grow, we may face further competition from other new domestic hotel room consolidators or international players such as expedia.com or priceline.com that may seek to expand into China. We may also face increasing competition from hotels and airlines should they further expand into the direct selling market or engage in alliances with other travel service providers besides us. We compete on the basis of brand recognition, selection, price, ease of use, accessibility of information, breadth of services offered, convenience, and customer service and satisfaction.

We cannot assure you that we will compete successfully with any of our current or future competitors.

Employees

The following table sets forth the number of New Generation Group employees categorized by function as of the dates indicated.

                                                                     AS OF
                                                                   SEPTEMBER
                                       AS OF SEPTEMBER 31              30
                                  ------------------------------------------
                                  2004        2003        2002        2001
                                  ----        ----        ----        ----
   Management and administration    25          28          34          48
   Customer service                 30          45          54          62
   Sales and marketing               4           6           8          16
   Supplier management               3           5           6          13
   Technical services                3           4           5           8
                                  ----        ----        ----        ----
        Total                       65          88         107         147


We participate in government-mandated multi-employer defined contribution plans under which certain pensions, medical and other welfare benefits are provided to employees. We make monthly payments to these plans based on the employee's compensation.

We have not entered into any collective bargaining agreements. We consider our relations with our employees to be good.

Facilities

Our headquarters in Guangzhou Rihang Hotel are located in an adjoining property of approximately 1,740 square meters. Our call center is located in a leased space of approximately 600 square meters. We lease the premises for our call center under a two-year term lease, expiring in 2006. We also maintain branch and sales offices in major cities in Guangdong Province including Foshan, Shunde, Dongguan Zhongshan and Gaoming. We believe that adequate facilities are available to accommodate our future expansion plans.

Legal  Proceedings

We are currently not involved in any material litigation, arbitration or administrative proceedings that could have a material adverse effect on our financial condition or results of operations. From time to time, we may be involved in disputes with individual employees. So far as we are aware, no material litigation, arbitration or administrative proceedings are pending.

Regulation

The travel industry in China is subject to substantial regulation by the Chinese government. This section sets forth a summary of certain significant Chinese regulations that affect our business and our industry.

Scope  of  Regulation

Current PRC laws and regulations impose substantial restrictions on foreign ownership in air-ticketing, advertising and Internet businesses in China.

Restrictions  on  Foreign  Ownership

Air-ticketing. The principal regulation governing foreign ownership in air-ticketing business in China is The Foreign Investment Industrial Guidance Catalogue (2002). Under this regulation, a foreign investor currently cannot own 100% of an air-ticketing agency in China. It is our understanding that while there is no regulation stipulating an upper limit of foreign ownership, the Chinese government will not permit substantial foreign ownership in an air-ticket agency. However, it is our understanding that beginning on December
11, 2004, foreign investors will be permitted to own 100% of an air-ticketing agency.

Travel agency. The principal regulation governing foreign ownership in travel agencies in China is the Establishment of Foreign Controlled and Wholly Foreign Owned Travel Agencies Tentative Provisions (2003). Recently, foreign investors that

     -    primarily  engage  in  travel  agency  business;
     - have annual revenue from travel services exceeding US$40 million (in the case of foreign-controlled travel agencies) or US$500 million (in the case of wholly foreign owned travel agencies;
     - are members of travel industrial associations in their home countries or regions have been permitted to establish or own travel agencies in Beijing, Shanghai, Guangzhou, Shenzhen, Xian or other approved national tourism areas, upon the approval of the PRC government, subject to substantial restrictions on the scope of their business. For example, foreign invested travel agencies are prohibited from engaging in the business of overseas travel by PRC citizens or travel by persons from the other regions of the PRC to Hong Kong, Macau or Taiwan. In addition, other than its head office, foreign-invested travel agencies are not allowed to open branch offices.

Advertising Agencies. The principal regulations governing foreign ownership in advertising agencies in China include.

     -    The  Foreign  Investment  Industrial  Guidance  Catalogue  (2002); and
     - The Administrative Regulations Concerning Foreign Invested Advertising Enterprises (2004)

Under these regulations, foreign investors can currently own up to 70% of the equity interest in an advertising agency in China. Beginning on December 10, 2005, foreign investors will be permitted to own 100% of an advertising agency.

Internet content provision. The principal regulations governing foreign ownership in the Internet content provision business in China include:

     - The Administrative Rules for Foreign Investments in Telecommunications Enterprises (2001); and
     -    The  Foreign  Investment  Industrial  Guidance  Catalogue  (2002)

Under these regulations, a foreign entity is prohibited from owning more than 50% of a Chinese entity that provides value-added telecommunications services, including Internet content provision.

General  Regulation  of  Businesses

Air-ticketing. The air-ticketing business is subject to the supervision of the Civil Aviation Administration of China, or CAAC, and its regional branches. The principal regulation governing air-ticketing business in China is the Administration on Civil Aviation Transporting Marketing Agency Business Regulations (1993).

Under this regulation, an air-ticketing agency must obtain a permit from CAAC or its regional branch in every city in which the agency proposes to conduct business. The two types of air-ticketing permits in China are permits for selling tickets for international flights and flights to Hong Kong, Macau and Taiwan and permits for selling tickets for domestic flights in China except flights to Hong Kong, Macau and Taiwan.

Travel agency. The travel agency industry is subject to the supervision of the China National Tourism Administration and local tourism administrations. The principal regulations governing travel agencies in China include:

     -    The  Administration of Travel Agencies Regulations (1996), as amended,
          and
     - The Rules of Implementation of the Administration of Travel Agencies Regulations (2001)

Under these regulations, a travel agency must obtain a license from the China National Tourism Administration in order to conduct cross-border travel business, and a license from the provincial-level tourism administration in order to conduct a domestic travel agency business.

Advertising. The State Administration of Industry and Commerce is responsible for regulating advertising activities in China. The principal regulations governing advertising, including online advertising in China include:

     -    The  Advertising  Law  (1994);  and
     -    The  Administration  of  Advertising  Regulations  (1987)

Under these regulations, any entity conducting advertising activities must obtain an advertising permit from the local Administration of Industry and Commerce.

Internet content provision service and online commerce. The provision of travel-related content on the websites is subject to Chinese laws and regulations relating to the telecommunications industry and the Internet, and regulated by various government authorities, including the Ministry of Information Industry and the State Administration of Industry and Commerce. The principal regulations governing the telecommunications industry and the Internet include:

     -    The  Telecommunications  Regulations  (2000)
     - The Administrative Measures for Telecommunications Business Operating Licenses (2001); and
     -    The  Internet  Information  Services  Administrative  Measures  (2000)

Under these regulations, Internet content provision services are classified as value-added telecommunications businesses, and a commercial operator of such services must obtain an Internet content provision license from the appropriate telecommunications authority in order to carry out any commercial Internet content provision operations in China.

With respect to online commerce, there are no specific Chinese laws at the national level governing or defining online commerce activities, and no government authority has been designated to regulate these activities. There are existing regulations governing retail business that require companies to obtain licenses in order to engage in the business. However, it is unclear whether these existing regulations will be applied to online commerce.

Regulation  of  Foreign  Currency  Exchange  and  Dividend  Distribution

Foreign currency exchange. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the State Administration of Foreign Exchange of the People's Republic of China, or SAFE.

Pursuant to the Foreign Currency Administration Rules, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Dividend distribution. The principal regulations governing distribution of dividends by foreign-invested companies include:

     -    The  Sino-foreign  Equity  Joint  Venture  Law  (1979),  as  amended;
     - The Regulations of Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
     -    The  Foreign  Investment  Enterprise  Law  (1986),  as  amended;  and
     - The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

In addition, our wholly-owned subsidiaries are required to allocate portions of their respective after-tax profits to their enterprise expansion funds and staff welfare and bonus funds at the discretion of their boards of directors. Our affiliated Chinese entities are required to allocate at least 5% of their respective after-tax profits to their respective statutory welfare funds. Allocations to these statutory reserves and funds can only be used for specific purposes and are not transferable to us in the forms of loans, advances, or cash dividends.

Business  Plan  For  Our  Life  And  Accident  Insurance  Agency  Business
--------------------------------------------------------------------------

China World Trade is engaged in the accident and life insurance business through its indirect 51% ownership interest of Hauhao Insurance Agency Ltd., a limited liability company organized and existing under the laws of the Peoples' Republic of China ("Hauhao Insurance"). Hauhao Insurance was formed in 2002 and is engaged in the life and accident insurance agency business in the Guangdong Province of China.

Hauhao Insurance places insurance for and services personal accounts throughout the Guangdong Province of China. The Company acts as an agent in soliciting, negotiating and effecting contracts of insurance through insurance companies located across China, and also acts as a broker in procuring contracts of insurance on behalf of insured's. Hauhao Insurance specializes in a popular market niche known as life and accident insurance.

The  Industry

Insurance brokerage companies principally serve businesses, public institutions and individual clients, which we refer to as "insured's," by placing general and specialty insurance coverage on their behalf with insurance carriers, which we refer to as "insurers," and providing risk management consulting services. Through their knowledge of the insurance market and preferred relationships with insurers, insurance brokers are able to assist their clients by negotiating competitive rates and policy terms. Insurance brokers also serve as a distribution channel for insurers and perform much of the administrative and customer service functions insurers would have to otherwise perform were they to sell insurance coverage directly. Insurance brokers are typically compensated by commissions paid by insurers on the premium volume placed. These services, whether to individuals or institutions, are generally referred to as retail brokering.

Our  Business

A substantial portion of the commission and fee business of Hauhao Insurance is derived from placing insurance for individuals. It services its clients through its network of four offices in the Guangdong Province. No material part of the company's business is dependent upon a single customer or on a few customers, the loss of any one or more of which would have a materially adverse effect on the Company. We placed insurance for a total of 7,273 customers in 2002 and 88,473 customers in 2003.

Competition

The Company believes it is one of the three largest insurance brokers in the Guangdong Province in terms of total revenues. The insurance brokerage and service business is highly competitive and there are many insurance brokerage and service organizations as well as individuals throughout the world who actively compete with the Company in every area of its business. Several competing firms are significantly larger and have many times the commission and/or fee revenues of Hauhao Insurance. There are firms in a particular locality which are as large as or larger than particular local office of our company which is located there. We believe that the primary factors determining its competitive position with other organizations in its industry are the overall cost and the quality of services rendered.

Hauhao Insurance is also in competition with certain insurance companies which write insurance directly for their customers. Certain government benefits relating to life, health, disability, and accident are also alternatives to private insurance and hence indirectly compete with our business. To date, such direct writing and government benefits have had, in the opinion of the management of Hauhao Insurance, relatively little effect on its business and operations, but we can make no prediction as to their effect in the future.

Commissions  And  Fees

The two major sources of operating revenues are commissions from brokerage and risk management operations and service fees from risk management operations. Information with respect to these two major sources as well as investment income and other revenue, including non-recurring gains, are as follows (in thousands):

                       12/31/2001    12/31/2002      12/31/2003      09/30/2004
                          USD           USD             USD             USD

Commission income                     255,052        929,916           366,163
Fee income              <Note 1>            -              -                 -
Investment income
& others                                  409             99               136
Non-recurring income                        -              -                 -

     Note 1: The Company incorporated on January 15, 2002, so no data is available on the above column.

The primary source of Hauhao's compensation for its brokerage services is commissions paid by insurance companies which are usually based on a percentage of the premium paid by the insured. Commission rates are dependent on a number of factors including the type of insurance, the particular insurance company and the capacity in which our company acts. In some cases we are compensated for brokerage or advisory services directly by a fee from a client, particularly when insurers do not pay commissions. We also receive contingent commissions which are generally based on the profit the insurance company makes on the overall volume of business placed by the company in a given period of time. Occasionally, we share commissions with other brokers who have participated with us in placing insurance or servicing insureds.

Our  Strengths

     - A leading distributor of insurance to the individual consumer. With the scale and size of our operations in the Guangdong Province, and our customer base, we believe that we are well positioned to serve as an effective distribution channel for life and accident insurance to individuals.
     - Strategic relationships with leading insurance companies. Under our agreements with the People's Insurance Company of China (PICC), Pingan Insurance Company of China and the China Pacific Insurance Company, which were executed in January 2002, we distribute life and accident products. We believe that these arrangements help to differentiate us from our competitors and provide opportunities to generate incremental revenues.

     - Experienced and motivated management team. Our top executive officers have over 35 years of combined experience in the insurance brokerage and financial services industries and are supported by a group of highly motivated professionals throughout our operations. Our Chief Executive Officer of the New Generation Group, Zeliang Chen, has been with us since 2002. During his 10 years in the industry, he has gained substantial experience in insurance and financial services, the development of cross selling strategies, and operational integration. Due to his track record in the industry, he was appointed as the Representative Committee Member of China Insurance Brokerage Association in 2003, for a three-year term.
     - Cross-selling potential with the ticketing services. Our leading positions in the insurance brokerage industry and air-ticketing business are both secured on the basis of a large number of individual consumers. Given the similarities in their selling procedure, there lies a great potential for combined selling possibilities. In fact, life and accidental insurances can be incorporated with air-ticketing and hotel booking services, serving as value-added product to our core business in the business traveling segment.

Business  Strategy

Our objective is to continue our revenue growth while sustaining our profitability, and, to achieve this, we will focus on capitalizing on our competitive strengths and implementing the business strategy outlined below:

     - Increase Operating Efficiencies. We expect to realize continued improvement in our profit margin by consolidating the back-office operations of our brokerage business, completing strategic acquisitions and increasing the productivity of our sales professionals. Our management is incentivized to improve our profit margins by a variety of equity incentives and performance bonuses.
     - Pursue fold-in and strategic acquisitions. We believe in growth through acquisitions. We intend to make selective acquisitions of businesses currently operating in our geographic footprint and consolidating the operations into our existing infrastructure. Our acquisition criteria include strong financial performance, talented management, specialized area of expertise, critical geographical presence and excellent client and insurance carrier relationships.
     - Enhance competitive advantage. Since air-ticketing and hotel booking operations are both time consuming and require a long-term investment horizon, the majority of the market players are concentrating in either the air-ticketing business or hotel booking services. Few players compete in both markets. For this reason, we believe that with the combination of our strengths in the air ticketing and hotel booking business, we are able to enhance our competitive advantage by providing packaged services to meet various customer needs. Better integration in business travel related products and services can build up business resource barriers to entry, which are hard to overcome.

Sales

Our sales strategy is to be a single distribution point to the individual consumer market, serving their life and accident insurance and other risk management needs. Consequently, our sales strategy emphasizes:

     - Using consultative needs assessment to identify our clients' insurance priorities;
     - Promoting teamwork between sales professional and product specialists on a local and regional basis.
     - Maintaining an on-going consultative and trusted advisor relationship with out clients to increase client retention.

We have 16 sales professionals, who we evaluate by measuring the revenues they generate from new business and cross-selling and the revenues they are able to retain from existing clients.

We originate sales opportunities through a number of channels. We focus primarily on selling products and services to new and existing clients on a direct basis. In addition, we sell through approximately 50 professional associations and affinity groups. Professional associations such as those in the entertainment and construction industries, generates sales opportunities by virtue of the recognition we develop in those industries. Finally, A fast-growing component of our sales strategy is to distribute supplementary voluntary insurance products to employees of our business clients through worksite marketing arrangements. We believe that this sales channel can ultimately be used to distribute non-insurance-related financial products and services as well.

We utilize sales force automation software to manage and track the progression and status of sales prospects. Through regular updates to the system by our sales professionals, we are able to monitor sales opportunities as they evolve from the initial prospect phase through ultimate acceptance or refusal by the client. Detailed information on each sales prospect, including client information, size of revenue opportunity and type of product being sold, is recorded. As a result, sales force automation is able to serve as both a contact management application for our sales professionals and a business management tool for our regional and corporate sales management executives.

Business  Plan  For  Our  Business  Value-Added  Services
---------------------------------------------------------

China World Trade provides business value-added services to a variety of customers. These services concentrate on business consultancy services, interactive marketing and incentive programs management for merchant chains and large corporations with a huge user base.

Business  Consultancy  Services

China World Trade's business consultancy services are focused in the financial advisory sector, and include mergers and acquisitions advisory services, corporate restructuring advisory services and corporate finance advisory services, with an emphasis on consultation in equity and debt financings. A specialty niche has been to consult with and advise local PRC companies in seeking foreign capital for their expansion programs. These services are fee based, and payment to China World Trade is structured either on a flat fee basis or on a success fee basis. In addition, China World Trade assists foreign companies to establish their businesses in China and assists Chinese companies in developing the international trade dimension of their own businesses. China World Trade also conducts market research, industrial research and competitive analyses for foreign companies that are preparing to enter China, including providing product sourcing studies and matching services.

Credit  Cards  and  Merchant  Related  Businesses

China World Trade provides credit cards through co-branding arrangements. Guangdong World Trade Link Information Services Limited ("WTC Link"), a subsidiary of China World Trade, recently formed a partnership with the Agricultural Bank of China to manage the Bank's co-brand credit card project. WTC Link is an active provider of interactive marketing and customer royalty solution and services in China. It works with China Telecom to develop and manage the merchants' privilege VIP member services. WTC Link also formed a partnership with China Unionpay to develop the royalty systems for bankcard holders in the Guangdong Province. The fees for these services are determined on a negotiated basis. WTC Link has launched a royalty program with over 300 merchants in Guangzhou. This program allows merchants to provide discounts to clients who apply the discount by SMS and receive the authorization instantly. This program enables WTC Link to capture the mobile phone number and provide CRM solution to merchants based on the FRM analysis of the client's consumption behavior. An interactive SMS gateway backed by China Mobil and China Unicom has been established for this project. It is expected that around 1,000 merchants will join this network in the first half of 2005.

Events  Management  Services

China World Trade assists foreign companies to organize and participate in conferences and exhibitions in China and assists Chinese companies to organize and participate in conferences and exhibitions overseas. This is a service for fee business.

Virtual  Office

Virtual office services help foreign companies to establish a presence in China at minimum cost. Foreign companies can also manage their communication with their China partners over the Internet.

China World Trade establishes individual operations and separate management teams for each value-added service. The revenue of value-added business division will be the services fees from various services rendered.

Strategic  Investments

We expand our business through strategic investments. Strategic ventures which have no synergy with our business or have negative impact to our cash flow will not be initially considered. A group of business subsidiaries with synergies will enable us to gain organic growth and lead us to evolve into a conglomerate in the Chinese business environment. The New Generation acquisition is an example of a major strategic investment that has show the twin promise of high revenue growth and product diversification.

Employees

We believe our future success will depend in large part upon the continued service of its key technical and senior management personnel and its ability to attract and retain technical and managerial personnel. There can be no assurance that we will retain our key technical and managerial employees or that we can attract, assimilate or retain other highly qualified technical and managerial personnel in the future. None of our employees are subject to any collective bargaining agreements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

RESULTS  OF  OPERATIONS

The following table shows the selected unaudited condensed consolidation income statement data of the Company and its subsidiaries for the nine-months ended September 30, 2004 and 2003. The data should be read in conjunction with the audited Condensed Consolidated Financial Statements of the Company and related notes thereto.

                                       Nine-month  period       Year ended
  (Amounts in thousands US$)          ended September 30*      September 30
                                        2004       2003       2003       2002
                                      --------   --------   --------   --------
Revenue                                  1,583      2,380      2,886        193
Operating costs and expenses              (539)    (1,086)    (1,213)       (84)
                                      --------   --------   --------   --------
Gross profit                             1,044      1,294      1,673        109
Selling, general & administrative
expenses                                (3,839)    (3,192)    (3,954)    (1,828)
                                      --------   --------   --------   --------
Loss from operations                    (2.795)    (1,898)    (2,281)    (1,719)

Non-operating (expenses) income            130        (30)       (30)         -
Interest expenses                          (32)       (17)       (15)        (8)
Provision for income taxes                 (16)         -          -          -
Minority interests                        (162)        41        120         93
Net loss                                (2,875)    (1,904)    (2,206)    (1,634)
                                      --------   --------   --------   --------

     * China World Trade Corporation has changed its fiscal year end to December 31 with effect from the period ended December 31, 2003

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003.

OPERATING  REVENUE

Our  business plan is to pursue three distinct lines of business.  These include
(i) the business clubs located in major cities of China, including Guangzhou, the PRC and Beijing, the PRC, with plans to open clubs in Shanghai and Shenzhen, the PRC, each club in association with the World Trade Center Association, by which we have positioned ourselves as a platform to facilitate trade between China and the world market, (ii) the business travel services, in which our latest acquisition, the New Generation Group of Companies, an indirect majority owned subsidiary, will continue its market leadership as one of the leading consolidators of airline tickets and hotel accommodations in China, and (iii) the business value-added services, in which we will concentrate on interactive marketing and incentive programs for merchants, financial institutions, telecom operators, and large corporations with significant client bases, as well as consultancy services. Our growth in the industries of trade, travel and finance, should enable us to provide value added services and target many cross marketing opportunities.

SELLING,  GENERAL  AND  ADMINISTRATIVE  EXPENSES

Selling, general and administrative expenses increased by $647,000 or 20% to $3,839,000 for the nine-month period ended September 30, 2004. The increase was primarily due to the increase in professional fees in the amount of $435,000 and the increase of G&A expenses resulting from the consolidation of two months of operating results of New Generation.

FINANCIAL  INCOME/(EXPENSES),  NET

There was approximately $32,000 of interest expenses for the nine-month period ended September 30, 2004, compared to approximately $17,000 for the same corresponding period in year 2003. The increase was the result of the interest expense on our New Generation bank loan and the revolving loan of GBN (Guangzhou), an indirect wholly-owned subsidiary.

INCOME  TAXES

The Company is subject to income taxes on an equity basis on income arising in or derived from the tax jurisdiction in which it is domiciled and operates.

The Hong Kong subsidiaries incurred losses for taxation purposes for the period and thus Hong Kong Profits Tax has not been provided.

Since the PRC subsidiaries have sustained losses for the PRC income tax purposes, the Company has not recorded any PRC income tax expense. PRC income tax in the future will be calculated at the applicable rates relevant to the PRC subsidiaries.

NET  INCOME  (LOSS)

We had a net loss of approximately $2,875,000 for the nine-month period ended September 30, 2004, compared to a net loss of approximately $1,904,000 for the nine-month period ended September 30, 2003, an increase of $971,000. This increased loss was due primarily to approximately $1,000,000 in common stock issued for legal and professional services.

LIQUIDITY  AND  CAPITAL  RESOURCES

On September 30, 2004, we had cash and cash equivalents of $1,137,278 and a net increase of cash and cash equivalents of $822,507 for the nine-month period ended September 30, 2004. This compares with cash and cash equivalents of $273,220 on September 30, 2003 and a net increase of cash and cash equivalents of $198,865 for the nine month period ended September 30, 2003.

On September 30, 2004, we had a working capital surplus of $3,370,476 as compared to a working capital deficit of $959,494 on September 30, 2003. The variation in our working capital deficit was primarily attributable to an increase in trade and other receivables as well as in rental and other deposits of $7,995,814 and $1,185,339, respectively.

Net cash used in operating activities was $2,091,336 for the nine-months ended September 30, 2004, as compared with $650,561 for the same period ended
September 30, 2003. The increase in cash used in operating activities was primarily attributable to the increase of payments in trade and other receivables, as well as in rental and other deposits.

Net cash used in investing activities was $3,535,109 for the nine-months months ended September 30, 2004, as compared with net cash provided by investing activities of $42,611 for the same period ended September 30, 2003. Cash flows in the nine-month period were used for the acquisition of subsidiary companies, property, plant and equipment during the period.

Net cash provided by financing activities totaled $6,448,952 for the nine-months ended September 30, 2004, as compared with net cash provided by financing activities of $806,815 for the nine-months ended September 30, 2003. The cash provided by financing activities for the 2004 period included shareholders' capital contributions of $2,821,824 and new shares issuance of $4,302,378, while the cash provided by financing activities during the 2003 period was attributable to a new bank loan.

We estimate we will need approximately $2,500,000 in additional capital during 2005. If revenues increase during 2005, we may have sufficient cash flow from operations. If operations do not provide the necessary cash flow, we may need to raise capital through either debt or equity financing, such as through the SEDA offering of which this prospectus is a part. There can be no assurance that such capital will be available to us when needed or on terms favorable to the Company, as discussed under the risk factors associated with our SEDA offering. For the most part, we have funded our cash needs from inception through September 30, 2004, with a series of debt and equity transactions, primarily with related parties. In late August, 2004, we issued shares of our common stock and warrants in a private placement to two investors for an aggregate purchase price of $650,000, and another two investors for $1,450,000 in late November, 2004. The failure to receive additional financing could have a material adverse effect on operations and our financial condition.

GOING  CONCERN  QUALIFICATION  TO  AUDITOR'S  OPINION

For the fiscal year ended September 30, 2003, our independent auditors have raised substantial doubt about our ability to continue as a going concern. The ability of China World Trade to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the China World Trade's capital deficiency and (2) seek additional trade and distribution affiliates to increase sales and improve cash flows. There can be no assurance that these efforts by management will be successful. It is important to note that the "going concern" qualification imposed by our independent auditors for the fiscal year ended September 30, 2003 was removed in their audit of our financial results for the three months ended March 31, 2004.

OTHER  SIGNIFICANT  EVENTS

On November 19, 2003, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Mr. William Chi Hung Tsang ("Mr. Tsang"), the beneficial owner of the 21st to 23rd Floors of Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC ("the Premises"). On December 5, 2003, pursuant to the Acquisition Agreement, Mr. Tsang purchased from the Company 3,000,000 common shares and warrants to purchase an additional 6,000,000 common shares in exchange for giving the Company the rights to the after tax rental income of the Premises we occupy for a five year period commencing on December 1, 2003 and ending on November 30, 2008. As reported in Form 8-K on December 15, 2003, this transaction has the following effects: (1) The acquisition of shares by Mr., Tsang, our Chairman, resulted in a change of control of our Company; and (2) We recorded an intangible asset of $1,800,000 which represents the present value of future cash flows we will receive under this Acquisition Agreement. As of December 31, 2003, the current book value of the intangible asset was $1,770,000 and is being amortized on a straight line basis for five years.

On August 2, 2004, a wholly-owned subsidiary of ours consummated an acquisition of 51% of the capital stock of Guangdong New Generation Commercial Management Limited, a limited liability company organized and existing under the laws of the PRC ("New Generation"), for an aggregate consideration of US$10,232,000, payable approximately US$2,741,000 in cash and approximately US$7,487,000 in market value of common stock of China World Trade. New Generation is the pioneer and one of the market leaders in the travel agency business through operations of its ten subsidiaries in Southern China. It is a market leader in ticketing sales for international and domestic flights as well as inbound business travel. It is also one of the leading consolidators of airline tickets and hotel rooms in China. New Generation has already acquired the necessary licenses to operate as a ticketing and travel agent in the PRC, a highly regulated business. In addition, New Generation is also a licensed insurance agent in China to provide, in particular, accidental and life insurances. While there can be no assurances of success, we believe that New Generation will contribute a significant revenue base to our company.

CRITICAL  ACCOUNTING  POLICIES

Besides the accounting policies as described in note 5 to the audited financial statements for the year ended September 30, 2003, no other material accounting policies have been adopted by the Company.

                            DESCRIPTION OF PROPERTY

Our main office and the Guangzhou World Trade Center Club facilities are located at 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe,
Guangzhou, and the PRC 510620. Such office and club facilities are held pursuant to a lease from Guangzhou Silver Disk Property Management Co. Ltd., which provides for an aggregate monthly rental of approximately RMB$350,000 and expires on July 31, 2007.

Our Beijing World Trade Center Club facilities are located at 2nd Floor, Office Tower II, Landmark Towers Beijing, 8 North Dongsanhuan Road, Beijing, the PRC. The five-year lease for the location of the BWTCC club facilities, which runs from February 1, 2004 to January 31, 2009, was executed by Beijing Landmark Towers Co Ltd. and BWTCC. The terms of the lease provide for an aggregate monthly rental amount and management fees of approximately RMB$121,180 and contains a rent free period from February 1, 2004 to January 31, 2006.

Pursuant to the Share Exchange Agreement dated December 17, 2002, entered into by the Company and Mr. William Chi Hung Tsang, the Company acquired the entire issued share capital of GBN, which owns two commercial properties, one located at 20/F, Goldlion Digital Network Center, Unit 01-10, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC (the "PRC Property") and the other at Flat B, 12/F, Champion Center, 301-309 Nathan Road, Hong (the "Hong Kong Property"). The Company occupies most of the rental area of the PRC property and rents out the Hong Kong Property at an annual rental income of HK $102,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a acquisition agreement (the "Acquisition Agreement") dated November 19, 2003, with Mr. William Chi Hung Tsang ("Mr. Tsang"), the owner of the 21st to 23rd Floor of Goldlion Digital Network Center, 138 Tiyu Road, Tianhe, Guangzhou 510620, the PRC (the "Premises"). Mr. Tsang assigned to the company rents and other consideration valued at $1,800,000. Mr. Tsang was issued 3,000,000 common shares and warrants to purchase an additional 6,000,000 common shares (the "Warrants") for US$1,800,000 (US$0.60 per common share). The Warrants may be exercised between December 5, 2003 and December 1, 2005 at an exercise price of US$0.75 per common share.

By a Settlement Agreement dated December 5, 2003, the Company converted US$456,661.73 that was previously advanced by Mr. Tsang into 761,103 common shares of the Company. In the quarter ended December 31, 2003, a personal guarantee was granted from Mr. Tsang in the amount of $19, 231. As a result of these transactions, Mr. Tsang will beneficially own 71.82% of the common shares of the Company, assuming exercise of all of his warrants.

The Company entered into several consulting agreements. On December 9, 2003, the Company issued 100,000 and 50,000 shares to Greentree Financial Group, Inc. and RR Inv Holding Inc., respectively. On December 11, 2003, the Company issued 500,000 shares each to TMT Consultant and Mr. Andy Lau for consultancy services provided. On December 16, 2003, the Company issued 100,000 shares to Wall Street Strategies, Inc. for consultancy services provided.

The Company entered into a relationship with respect to rent and related expenses with Guangzhou Goldlion City Properties Co., Ltd. and Guangzhou Cyber Strategy Limited in the approximate amount of $96,154, and Dimension Marketing Limited in the amount of $80,645. These amounts have been classified as current liabilities.

The amounts due to related parties represent unsecured advances which are interest-free and repayable on demand.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market  Information

Our common stock began quotation on the Over-the-Counter Bulletin Board ("OTCBB") on June 28, 2000 and was initially quoted under the symbol TXON before the symbol was changed to CHWT. On June 26, 2002, our common stock was delisted from trading on OTCBB for not being a current reporting company under the Securities Exchange Act of 1934. Our common stock was then quoted under the symbol CWTD on the Pink Sheets from September 2002 to November 2003. As of November 26, 2003, our common stock was again quoted on the OTCBB, under the symbol CWTD.

The following table sets forth the range of bid prices of our common stock as quoted on the OTCBB and Pink Sheets LLP, respectively, during the periods indicated. The prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions.

                                             High (1)   Low
                                             -------   -----
                   2004  First Quarter       $9.20     $1.00
                         Second Quarter      $5.00     $1.07
                         Third Quarter       $9.95     $1.80

                   2003  First Quarter       $0.0001    (2)
                         Second Quarter      $0.0001    (2)
                         Third Quarter       $0.0001    (2)
                         Fourth Quarter      $0.0001    (2)

                   2002  First Quarter       $0.001     (2)
                         Second Quarter      $0.001     (2)
                         Third Quarter       $0.001     (2)
                         Fourth Quarter      $0.001     (2)

     (1) We declared a 1 for 30 reverse stock split effective September 1, 2002. All reported historical information has been adjusted accordingly to reflect the impact of the reverse stock split.
     (2)  Information  not  available.

Our common shares are issued in registered form. Interwest Transfer Company in Salt Lake City, Utah, is the registrar and transfer agent for our common stock.

Effective September 1, 2002, we executed a 1 for 30 reverse stock split of the outstanding shares of common stock.

In September, 2002, we underwent a debt-for-equity capital restructuring and issued shares to eleven creditors for the settlement of debts and fees pursuant to settlement agreements, as follows:

                                                               No. of
Name  of  Creditor                 Date  (2002)         Consideration  Shares

Mr.  James  Mak                        September  8            87,500
Mr.  James  Mak                        September  8            35,000
Mr.  Roy  Wu                           September  9            87,500
Mr.  Alfred  Or                        September  10          156,645
Mr.  Andersen  Chan                    September  10           60,000
Mr.  Bernard  Chan                     September  8            73,355
Superwear  Limited                     September  9           500,000
Simple  Fortune  Inc.                  September  9           490,000
Sinogolf  Limited                      September  9           510,000
Top-Trained  Securities  Limited       September  11        1,000,000
Splendid  Partner  Holdings  Limited   September  12          500,000
I&V  Ltd.                              September  12          500,000

The shares of common stock delivered as consideration pursuant to the debt for equity restructuring were issued on January 22, 2003.

As a result of two share purchase agreements dated September 3, 2002 and December 17, 2002, respectively, and entered into between the Company and Powertronic Holdings Limited, on January 24, 2003 we issued a total of 2,000,000 shares of common stock and warrants to purchase up to 4,000,000 shares of common stock for a total purchase price of $1,000,000 to Powertronic Holdings Limited.

As a result of a share exchange agreement dated December 17, 2002 entered into between the Company and Mr. William Chi Hung Tsang, on January 24, 2003, we issued 4,000,000 shares of common stock and warrants to purchase up to 4,000,000 shares of common stock in exchange of 100% of the share capital of General Business Network (Holdings) Ltd.

As of December 31, 2004, there were 103 holders of record of 30,889,997 outstanding shares of common stock of the Company, not including approximately 1,500 holders of our shares in street name.

Dividends

We have not previously paid any cash dividends on its common stock and do not anticipate paying dividends on its common stock in the foreseeable future. It is the present intention of management to retain any earnings to provide funds for the operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operation, financial condition, contractual and legal restrictions and other factors the board of directors deem relevant.

Penny  Stock  Characterization

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $5,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the Selling Stockholders or other or other holders seeking to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities.

There are 452,500 outstanding options to purchase shares of our common stock pursuant to the 2003 Non-Qualified Employee Stock Plan.

Agreements  to  Register

On December 5, 2003, a Registration Rights Agreement was executed by the Company conferring upon Chi Hung Tsang demand registration rights for (i) 3,000,000 shares of the Company's common stock ("Company Shares"), each with par value US$0.001 per share (the "Common Stock"); and (ii) a two year warrant to purchase up to 6,000,000 shares of the Common Stock at an exercise price of US$0.75 per share. Upon written demand, the Company shall, register the shares, the warrants and the shares issuable upon exercise of the warrants as soon as practicable and in no event later than 90 days from the notice. In addition, the Company must maintain the registration statement until all of the securities are sold or otherwise become freely tradable.

We have a Registration Rights Agreement, dated August 26, 2004, with the Purchasers under a Securities Purchase Agreement that was also executed on August 26, 2004, covering an aggregate of 2,321,003 shares of common stock issued to the Purchasers, and shares of common stock issuable to the Purchasers upon the exercise of warrants. In addition, we have a Registration Rights Agreement with Cornell Capital Partners, LP, dated November 15, 2004, covering the 14,285,714 shares of our common stock that may be registered for sale pursuant to the SEDA, in addition to 375,000 shares of common stock issued as compensation under the SEDA.

Shares  Eligible  for  Future  Sale

Upon effectiveness of this registration statement, the 16,981,717 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Currently, approximately 7,100,000 shares of our common stock are available for sale in accordance with the provisions of Rule 144. Additionally, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of China World Trade during the years 2003, 2002 and 2001, except as described below. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by John H. W. Hui and Keith Yat Chor Wong, China World Trade's chief executive officer and secretary for the past three years.


                                SUMMARY COMPENSATION TABLE

                                                      Other                Securities                All
                                                      Annual   Restricted  Underlying               Other
                                                      Compen-    Stock      Options        LTIP     Compen-
Name of officer          Year      Salary   Bonus     sation    Award(s)    SARs(#)       payouts   sation
---------------          ----     --------  -----     ------    -------     --------      -------   -------
John Hui, CEO            2003      147,436      -          -          -            -            -         -

John Hui, CEO            2002      140,321      -          -          -            -            -         -

John Hui, CEO            2001       90,000      -          -          -            -            -         -

William Chi Hung Tsang,
Chairman & Director      2003      141,026      -          -          -            -            -         -

C.M. Chan, Director      2003       30,769      -          -          -            -            -         -


     There are currently no employment agreements. However, employment agreements for several directors and officers are being constructed for 2005.

Compensation  of  Directors

In 2001, China World Trade committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.

2003  Non-Qualified  Stock  Compensation  Plan

The following table sets forth information about our 2003 Non-Qualified Stock Compensation Plan adopted by our Board of Directors and filed with the Commission as Exhibit 10.1 to our Registration Statement on Form S-8 on October 28, 2003.

                             Shares issuable upon
                              exercise of options
 Shares remaining available      to be granted in    Weighted average exercise
  for future issuance            the future         price of outstanding options
 --------------------------  --------------------   ----------------------------
        638,184                     452,500                  $0.673

Pursuant to the 2003 plan, we registered 2,000,000 shares of common stock and 1,000,000 options to purchase shares of common stock at $0.673 per share, for a total registration for issuance of 3,000,000 shares of common stock. The Compensation Committee of the Board of Directors will issue common stock and award options to employees, directors, officers, consultants, advisors and other persons associated with our company. The 2003 plan is intended to provide a method whereby our company may be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our company and all of its shareholders. A copy of the 2003 plan has been filed as an exhibit to this registration statement.

As of the date of this prospectus, a total of 1,503,000 shares of common stock were issued to consultants and 985,000 options were issued to our management pursuant to our 2003 Non-Qualified Stock Compensation Plan.

                              FINANCIAL STATEMENTS

INDEPENDENT  AUDITORS'  REPORT

To  the  Board  of  Directors  and Stockholders of China World Trade Corporation

We have audited the accompanying consolidated balance sheet of China World Trade Corporation (a Nevada corporation) and subsidiaries as of September 30, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of September 30, 2002 were audited by other auditors whose report, dated March 17, 2003 and included a going concern emphasize paragraph, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the 2003 consolidated financial statements referred to above present fairly, in all material respects, the financial position of China World Trade Corporation and subsidiaries as of September 30, 2003 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations during the year and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                    /S/  MOORES  ROWLAND  MAZARS

                    CHARTERED  ACCOUNTANTS
                    CERTIFIED  PUBLIC  ACCOUNTANTS
                    HONG  KONG

                    DATE:  13  JANUARY,  2004



CHINA WORLD TRADE CORPORATION

CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------------

                                                                             As of
                                                                          September 30,
                                                                             2003
                                                                            Audited
                                                                           ---------
                                                                              US$

ASSETS                                              Note

CURRENT ASSETS
   Cash and cash equivalents                                                 273,220
   Trade and other receivables                        9                      240,293
   Rental and other deposits                         10                      363,833
   Prepayments                                                                30,031
   Inventories                                                               325,494
                                                                           ---------

TOTAL CURRENT ASSETS                                                       1,232,871

   Goodwill                                          11                      251,448
   Property, plant and equipment, net                12                    2,881,585
                                                                           ---------

TOTAL ASSETS                                                               4,365,904
                                                                           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Trade and other payables                          14                    1,809,380
   Deferred income                                                            39,991
   Short-term bank loan                              15                      300,000
   Long-term bank loan - current portion             16                       42,994
                                                                           ---------

TOTAL CURRENT LIABILITIES                                                  2,192,365

   Long-term bank loan - non-current portion         16                      459,344
                                                                           ---------

TOTAL LIABILITIES                                                          2,651,709
                                                                           ---------

MINORITY INTEREST                                                              3,531
                                                                           ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, par value of US$0.001 each;
     10,000,000 shares authorized, none issued
     or outstanding                                                                -
   Common stock, par value of US$0.001 each;
     50,000,000 shares authorized, 10,970,497
     shares issued at September 30, 2003                                      10,971
   Additional paid-in capital                                             11,096,208
   Accumulated deficit                                                    (9,396,515)
                                                                           ---------

TOTAL STOCKHOLDERS' EQUITY                                                 1,710,664
                                                                           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 4,365,904
                                                                           =========




CHINA  WORLD  TRADE  CORPORATION

CONSOLIDATED  STATEMENT  OF  OPERATIONS
---------------------------------------------------------------------------
                                                   Year ended September 30,
                                                   ------------------------
                                                      2002          2003
                                                   ----------    ----------
                                                       US$           US$
                                           Note


OPERATING  REVENUES                                   193,024     2,885,600

Operating costs and expenses                          (83,738)   (1,213,169)

Selling, general and
administrative expenses                            (1,827,959)   (3,954,066)
                                                   ----------    ----------
LOSS FROM OPERATIONS                               (1,718,673)   (2,281,635)

NON-OPERATING  (EXPENSES)  INCOME

Other  income                                               -         2,490
Interest  expenses                                     (8,120)      (14,811)
Equity  in net loss of affiliate            13              -       (32,051)
                                                   ----------    ----------

LOSS BEFORE INCOME
TAXES AND MINORITY INTEREST                        (1,726,793)   (2,326,007)

Provision  for  income  taxes                7              -             -
                                                   ----------    ----------

LOSS BEFORE
MINORITY INTEREST                                  (1,726,793)   (2,326,007)

MINORITY  INTEREST                                     92,976       120,471
                                                   ----------    ----------

NET  LOSS                                          (1,633,817)   (2,205,536)
                                                   ==========    ==========

LOSS  PER  SHARE  OF  COMMON  STOCK
-  Basic                                                (0.23)        (0.23)
                                                   ==========    ==========

Weighted average number of shares
of common stock outstanding                         6,970,497     9,699,264
                                                   ==========    ==========





CHINA  WORLD  TRADE  CORPORATION

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
---------------------------------------------------------------------------
                                                   Year ended September 30,
                                                   ------------------------
                                                      2002          2003
                                                   ----------    ----------
                                                       US$           US$
                                           Note


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
NET  LOSS                                          (1,633,817)   (2,205,536)

ADJUSTMENTS  TO  RECONCILE  NET  LOSS
TO NET CASH USED IN OPERATING ACTIVITIES:
   MINORITY  INTEREST                                  17,777      (120,471)
   EQUITY  IN  NET  LOSS  OF  AFFILIATE                     -        32,051
   STOCK  ISSUED  FOR  SERVICES                     1,948,843       600,000
   PROPERTY,  PLANT  AND  EQUIPMENT
   WRITTEN  OFF                                           854             -
   DEPRECIATION                                           229        79,303
   IMPAIRMENT  LOSS  ON  PROPERTY,
   PLANT  AND  EQUIPMENT                                    -       106,975
   INCREASE  IN  DEFERRED  INCOME                       8,114        31,877
   CHANGES  IN  WORKING  CAPITAL:
     TRADE  AND  OTHER  RECEIVABLES                   (38,924)      (89,875)
     RENTAL  AND  OTHER  DEPOSITS                    (341,731)      (11,484)
     PREPAYMENTS                                       (2,420)      (23,299)
     INVENTORIES                                      (35,930)     (289,564)
     TRADE  AND  OTHER  PAYABLES                     (882,466)    1,222,960
                                                   ----------    ----------
NET  CASH  USED  IN  OPERATING  ACTIVITIES           (959,471)     (667,063)
                                                   ----------    ----------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
ACQUISITION  OF  SUBSIDIARY                 20              -       123,707
ACQUISITION  OF  AN  AFFILIATE                              -       (32,051)
ACQUISITION  OF  PROPERTY,
  PLANT  AND  EQUIPMENT                                (3,275)      (92,824)
                                                   ----------    ----------
NET  CASH  USED  IN  INVESTING  ACTIVITIES             (3,275)       (1,168)
                                                   ----------    ----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
PROCEED  FROM  COMMON  STOCK  TO
BE  ISSUED                                            500,000             -
CAPITAL  CONTRIBUTION  FROM  MINORITY
SHAREHOLDER  OF  A  SUBSIDIARY                              -       106,225
INCREASE  IN  NOTES  PAYABLES                          72,796             -
ADVANCES  FROM  OTHER  CREDITORS                      161,278             -
NET  ADVANCES  FROM  RELATED  PARTIES                 261,517             -
PROCEED  FROM  NEW  BANK  LOAN                              -       812,820
REPAYMENT  OF  AMOUNT  BORROWED                             -       (10,482)
                                                   ----------    ----------
NET  CASH  PROVIDED  BY
  FINANCING  ACTIVITIES                               995,591       908,563
                                                   ----------    ----------
NET  INCREASE  IN  CASH  AND
  CASH  EQUIVALENTS                                    32,845       240,332

CASH  AND  CASH  EQUIVALENTS
  AT  BEGINNING  OF  YEAR                                  43        32,888
                                                   ----------    ----------
CASH  AND  CASH  EQUIVALENTS
  AT  END  OF  YEAR                                    32,888       273,220
                                                   ==========    ==========
ANALYSIS  OF  BALANCES  OF  CASH
  AND  CASH  EQUIVALENTS
CASH  AND  BANK  BALANCES                              32,888       273,220
                                                   ==========    ==========
NON-CASH  INVESTING  AND  FINANCING
  ACTIVITIES
COMMON  STOCK  ISSUED  FOR  SERVICES                  729,969       600,000
PURCHASE  OF  SUBSIDIARY  BY
  ISSUANCE  OF COMMON STOCK                 20              -     3,200,000
                                                   ==========    ==========




CHINA  WORLD  TRADE  CORPORATION

CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY
---------------------------------------------------
                                                             COMMON  STOCK
                                               ------------------------------------------

                                                                                 AMOUNT        ADDITIONAL
                                                                   AMOUNT        TO BE          PAID  IN          ACCUMULATED
                                                                   ISSUED        ISSUED         CAPITAL              DEFICIT
                                                NO.  OF  SHARES      US$           US$             US$                  US$
                                               ----------------  --------       ---------   ---------------     ------------

BALANCE  AS  OF  SEPTEMBER  30,  2001               796,205          794               2        2,851,705         (5,557,162)

STOCK  ISSUED  FOR  SERVICES  ON
  DECEMBER   20,  2001                            1,228,689          156           1,073          626,771                  -
ISSUANCE  OF  STOCK  TO  BE  ISSUED                       -            2              (2)               -                  -
STOCK  ISSUED  FOR  CONSTRUCTION
  OF  A  WEB PORTAL ON  DECEMBER  20, 2001           18,958           19               -          119,981                  -
STOCK  ISSUED  IN  EXCHANGE  FOR  DEBT
   CANCELLATION  ON  SEPTEMBER  12,  2002         3,926,645            -           3,927        2,712,750                  -
STOCK  ISSUED  FOR  CASH  ON  SEPTEMBER  12,
  2002                                            1,000,000            -           1,000          499,000                  -
NET  LOSS                                                 -            -               -                -         (1,633,817)
                                           ----------------  -----------    ------------       ----------       ------------
BALANCE  AS  OF  SEPTEMBER  30,  2002             6,970,497          971           6,000        6,810,207         (7,190,979)

CANCELLATION  OF  STOCK  ISSUED  FOR
   SERVICES  ON  OCTOBER  1,  2002               (1,000,000)           -          (1,000)          (8,999)                 -
ISSUANCE  OF  STOCK  TO  BE  ISSUED  ON
   JANUARY  22,  2003                                     -        5,000          (5,000)               -                  -
ADJUSTMENT  TO  VALUE  OF  STOCK
   ISSUED  FOR  SERVICES  ON
   JANUARY  22,  2003                                     -            -               -          300,000                  -
STOCK  ISSUED  IN  EXCHANGE  FOR
   SHAREHOLDINGS  IN  A  SUBSIDIARY  ON
   JANUARY  24,  2003                             4,000,000        4,000               -        3,196,000                  -

ISSUANCE  OF  STOCK  FOR  CASH  AND
   SERVICES  ON  JANUARY  24,  2003               1,000,000        1,000               -          799,000                  -
NET  LOSS                                                 -            -               -                -         (2,205,536)
                                               ------------   ----------    ------------  ---------------       ------------
BALANCE  AS  OF  SEPTEMBER  30,  2003            10,970,497       10,971               -       11,096,208         (9,396,515)
                                               ============   ==========    ============  ===============       ============


NOTES  TO  FINANCIAL  STATEMENTS

1.  ORGANIZATION  AND  NATURE  OF  BUSINESS

The Company was incorporated under the laws of the State of Nevada on January 29, 1998 as Weston International Development Corporation. On July 28, 1998, the name of the Company was changed to Txon International Development Corporation. On August 14, 2000, the Company acquired 100% shareholdings of Virtual Edge Limited, a British Virgin Islands ("BVI") company, pursuant to a share exchange agreement dated August 10, 2000. On September 15, 2000 the Company changed its name to China World Trade Corporation.

One of its subsidiaries incorporated in the People's Republic of China ("PRC") has commenced its business in providing catering services, product exhibition services, business center and conference services, and communication and information services to its members since August 1, 2002.

Pursuant to the Share Exchange Agreement entered into between the Company and Mr. William Chi Hung Tsang ("Mr. Tsang") on December 17, 2002, Mr. Tsang agreed to transfer 10,000 ordinary shares of General Business Network (Holdings) Limited ("GBN") to the Company in exchange for the issuance by the Company of 4,000,000 shares of its common stock and a two-year warrant (the "Warrant") to purchase up to 4,000,000 shares of the common stock of the Company. The Warrant is exercisable at a price of US$0.92 per share. The acquisition, which was mainly carried out for the Company's expansion purposes, was completed on January 24, 2003 and GBN became a wholly-owned subsidiary of the Company. GBN was incorporated in Hong Kong on July 15, 2002 and is principally engaged in property investments and investment holding.

Details of the subsidiaries and their principal activities as of the date of this report are summarized below:


                                 DATE  OF
                                 ACQUISITION/         PLACE  OF       EQUITY INTEREST  OWNED      PRINCIPAL
NAME  OF  COMPANY                FORMATION           INCORPORATION        BY  THE  COMPANY        ACTIVITIES
                                                                      DIRECT        INDIRECT

VIRTUAL  EDGE  LIMITED           AUGUST 14,   2001         BVI        100%             -          INVESTMENT
                                                                                                  HOLDING
GENERAL  BUSINESS  NETWORK       JANUARY 24,  2003      HONG KONG     100%             -          INVESTMENT
   (HOLDINGS) LIMITED                                                                             HOLDING AND
                                                                                                  PROPERTIES
                                                                                                  INVESTMENT
GUANGZHOU WORLD TRADE CENTRE     DECEMBER 29, 2001         PRC          -             75%         CLUB SERVICES
   CLUB
POLYSEND  TRADING  LIMITED       MARCH  6,    2003      HONG KONG       -             70%         LEATHER TRADING
DIMENSION  MARKETING  (CHINA)    MARCH  14,   2003      HONG KONG       -             51%         ADVERTISING
   LIMITED                                                                                        BUSINESS
INFOTECH  ENTERPRISES  LIMITED   JULY  2,     1999         BVI         49%            51%         INACTIVE
BEIJING  WORLD  TRADE  CENTRE    APRIL  1,    1999         PRC          -             75%         INACTIVE
   CLUB
GBN WEALTH MANAGEMENT LIMITED    APRIL  4,    2003      HONG KONG       -             70%         INACTIVE
TOPSTAR  INTERNATIONAL  LIMITED  MARCH  18,   2003         BVI          -            100%         INACTIVE



2.  BASIS  OF  PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP"). This basis of accounting differs from that used in the statutory financial statements of the subsidiaries incorporated in BVI, Hong Kong and the PRC, which were prepared in accordance with generally accepted accounting principles in Hong Kong, and the accounting principles and the relevant financial regulations applicable to enterprises with foreign investments as established by the Ministry of Finance of China respectively.

3.  PREPARATION  OF  FINANCIAL  STATEMENTS

The Company has a negative working capital of US$959,494 as of September 30, 2003. In addition, the Company had a loss of US$2,205,536 and US$1,633,817 for the years ended September 30, 2003 and 2002 respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital through additional equity funding and attaining profitable operations in the future. The management has developed a strategy, which it believes will accomplish these objectives which will enable the Company to operate in the future. However, there can be no assurance that the Company will be successful with its efforts to raise additional capital and attaining profitable operations. The inability of the Company to secure additional financing and attaining profitable operations in the near term could adversely impact the Company's business, financial position and prospects.

4.  NEW  ACCOUNTING  PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, ("FIN 46") "Consolidation of Variable Interest Entities" which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The management believes that adoption of this statement does not have impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The SFAS No.150 improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. Management believes that adoption of the SFAS No. 156 does not have significant impact on its consolidated financial statements.

5.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

(a)  Basis  of  accounting.  The financial statements are prepared in accordance
     ---------------------
with generally accepted accounting principles in the US. The measurement basis used in the preparation of the financial statements is historical cost. Cost in relation to assets represents the cash paid or the fair value of the assets, as appropriate.

(b)  Principles of consolidation.  The consolidated financial statements include
     ---------------------------
the financial information of the Company and its subsidiaries. The results of subsidiaries acquired or disposed of during the year are consolidated from or up to the date of their effective dates of acquisition or disposal respectively.

All material intercompany balances and transactions have been eliminated in consolidation.

(c)  Goodwill  on consolidation.  Goodwill represents the excess of the purchase
     --------------------------
consideration payable in acquisitions of subsidiaries over the fair value of the net assets acquired at the time of acquisition. Goodwill on consolidation is stated at cost when it arises. As part of an ongoing review of the valuation and amortization of goodwill, management assesses the carrying value of the goodwill to determine if changes in facts and circumstances suggest that it may be impaired. If this review indicates that the goodwill is not recoverable, the carrying value of the goodwill would be reduced to its estimated fair market value.

On disposal of a subsidiary, any attributable amount of purchased goodwill is included in the calculation of the gain or loss on disposal.

(d)  Revenue recognition.  The Company recognizes revenue in accordance with SEC
     -------------------
Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Services revenue is recognized when the services are provided.

(e)  Deferred  income.  Deferred  income  represents  unamortized non-refundable
     ----------------
admission fees and membership fees received but the related services, or portion of the services have not yet been rendered.

(f)  Statement of cash flows. Cash equivalents are defined as short-term, highly
     -----------------------
liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent only when it has a maturity of three months or less from its acquisition date.

(g)  Translation of foreign currency. The subsidiaries maintain their accounting
     -------------------------------
books and records in United States Dollars ("US$"), Hong Kong Dollars ("HK$") and Renminbi ("RMB"). Foreign currency transactions during the year are translated to US$ at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at year end and translated at the approximate rates of exchange ruling at the balance sheet date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statements of operations.

On consolidation, the financial statements of the subsidiaries whose accounting books and records are denominated in currencies other than US$ are translated into US$ using the closing rate method, whereby the balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The share capital and retained earnings are translated at exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.

All exchange differences arising on the consolidation are recorded within equity. Historically, foreign exchange transactions have not been material to the financial statements.

(h)  Concentration  of  credit  risk.  The  Company  has  no  significant
     -------------------------------
off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances in one financial institution.

(i)  Property, plant and equipment.  Property, plant and equipment are stated at
     -----------------------------
cost  less  accumulated  depreciation  and  accumulated  impairment  losses.

The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Major costs incurred in restoring assets to their normal working conditions are charged to the income statement. Improvements are capitalized and depreciated over their expected useful lives.

The gain or loss arising from the retirement or disposal of property, plant and equipment is determined as the difference between the estimated net sales proceeds and the carrying amount of the assets and is recognized as income or expense in the income statement.

Depreciation is provided to write off the cost less accumulated impairment losses of property, plant and equipment, over their estimated useful lives from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight-line method, at the following rates per annum:

LAND  AND  BUILDINGS                     50      YEARS
LEASEHOLD  IMPROVEMENTS                  2 - 3   YEARS
FURNITURE  AND  FIXTURES                 5 - 10  YEARS
OFFICE  AND  COMPUTER  EQUIPMENT         3 - 5   YEARS

The Company recognizes an impairment loss on PPE when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

(j)  Equity  method of accounting.  The equity method of accounting is used when
     ----------------------------
the Company has an investment in, and exercises significant influence over, another entity. Under the equity method, original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of these entities.

(k)  Inventories. Inventories are stated at the lower of cost and net realizable
     -----------
value. Cost, which comprises all costs of purchase and, where applicable, other costs that has been incurred in bringing the inventories to their present location and condition, is calculated using the first-in, first-out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(l)  Operating  leases.  Leases where substantially all the rewards and risks of
     -----------------
ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are recognized as expense and revenue on the straight-line basis over the lease terms.

The Company leases certain premises under non-cancelable operating leases. Rental expenses under operating leases were US$123,324 and US$698,694 for the year ended September 30, 2002 and 2003 respectively. There was no capital lease currently in effect.

(m)  Related parties.  Parties are considered to be related if one party has the
     ---------------
ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

(n)  Use of estimates. The preparation of the financial statements in conformity
     ----------------
with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, taxes and contingencies.

(o)  Earnings (Loss) per share. Basic earnings (loss) per share exclude dilution
     -------------------------
and are computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the periods.

Diluted earnings per share are computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities.

(p)  Segment  reporting.  The  Company  adopted  SFAS No. 131, "Disclosure about
     ------------------
Segments of an Enterprise and Related Information". Segment information is disclosed in Note 24 to the financial statements.

(q)  Allowance  for  doubtful  accounts.  The  Company provides an allowance for
     ----------------------------------
doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of US$30,502 as of September 30, 2003.

(r)  Affiliate. An affiliate is an entity controlled by another entity directly,
     ---------
or indirectly through one or more intermediaries. The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

6.  CHANGE  OF  FINANCIAL  YEAR  END

The Company has resolved to change its financial year end date from September 30 to December 31 of each calendar year with effect from the period ended December 31, 2003 in order to coincide with that of its major operating subsidiaries, namely Guangzhou World Trade Centre Club (a cooperative joint venture company established in Guangzhou, the PRC) and General Business Network (Holdings) Limited, another 100% owned subsidiary of the Company.

7.  INCOME  TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which it is domiciled and operates.

The Hong Kong subsidiaries incurred losses for taxation purposes for the year and thus Hong Kong Profits Tax has not been provided.

Since the PRC subsidiaries have sustained losses for the PRC income tax purposes, the Company has not recorded any PRC income tax expense. PRC income tax in the future will be calculated at the applicable rates relevant to the PRC subsidiaries.

8.  LOSS  PER  SHARE  OF  COMMON  STOCK

On September 1, 2002, all of the Company's issued and outstanding shares of common stock of US$0.001 each underwent a one for thirty reverse stock split, with no change in their par value. The Company's authorized share capital of 50,000,000 shares of common stock of US$0.001 each remains unchanged.

The comparative amount of the loss per share of common stock and the weighted average number of shares of common stock outstanding have been adjusted as a result of the reverse stock split mentioned above.

9.  TRADE  AND  OTHER  RECEIVABLES

                                                                        AS  OF
                                                          SEPTEMBER  30,  2003
                                              NOTE                        US$

TRADE  RECEIVABLES                                                      81,541
DUE  FROM  RELATED  PARTIES                   19(C)                    138,553
OTHER  RECEIVABLES                                                      20,199
                                                          --------------------
                                                                       240,293
                                                          ====================

10. RENTAL  AND  OTHER  DEPOSITS

Included in rental and other deposits is deposit paid to Guangzhou Goldlion City Properties Co., Ltd. of US$338,283. For relationship with the Company, please refer to note 19 to these financial statements.

11. GOODWILL

The acquisition of GBN, details of which has been mentioned in note 1 above, has been accounted for under the purchase method of accounting. The purchase price of US$3,200,000 was allocated to the assets and liabilities acquired based on their estimated fair values at the date of acquisition. This allocation has resulted in acquired goodwill of US$251,448, which is subject to an impairment review annually. The results of GBN have been included in the consolidated financial statements since the acquisition date.

The following unaudited pro forma information presents a summary of our consolidated results of operations as if the acquisition had been taken place on October 1, 2002.

                                               YEAR ENDED
                                              SEPTEMBER 30,
                                                  2003
                                                   US$

OPERATING  REVENUES                              2,885,600
                                              ============

NET  LOSS                                       (2,319,548)
                                              ============

LOSS  PER  SHARE                                     (0.24)
                                              ============


12. PROPERTY,  PLANT  AND  EQUIPMENT,  NET

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$

LAND  AND  BUILDINGS                             2,997,559
LEASEHOLD  IMPROVEMENTS                            102,649
FURNITURE  AND  FIXTURES                             5,583
OFFICE  AND  COMPUTER  EQUIPMENT                    34,279
LESS:  ACCUMULATED  DEPRECIATION                  (258,485)
                                              ------------
NET  BOOK  VALUE                                 2,881,585
                                              ============

In view of the sluggish economy and the operating loss experienced by the rental and club operations of the Company, management has carried out a review of the recoverability of certain properties held by reference to the prevailing market price of similar properties. Management believes that an impairment loss of US$45,973 should be provided for the year ended September 30, 2003. In addition, management also considers that an impairment loss of US$61,002 should be recognized on the leasehold improvements carried on the balance sheet. These losses have been recognized as an expense and included in "selling, general and administrative expenses" in the statements of operations.

13.  EQUITY  IN  NET  ASSETS  OF  AFFILIATE

On August 26, 2002, the Company signed an agreement with ACV Ltd ("ACV") pursuant to which both parties agreed to form a wholly-foreign owned enterprise named General Business Network (Guangzhou) Limited ("GBN(GZ)"). GBN(GZ) was approved and registered with the Guangzhou Industrial and Commercial Administrative Management Bureau, the PRC, on December 31, 2002. The license granted for the operation of GBN(GZ) is valid for a period of ten years from December 25, 2002 through to December 25, 2012. The registered capital of GBN(GZ) is HK$500,000 (US$64,102). Pursuant to the joint venture agreement, each party shall contribute 50% of the registered capital of GBN(GZ) and in return each party will enjoy 50% interest in GBN(GZ). GBN(GZ) is still in the organization stage and will be engaged in the provision of information technology related services.

On 12 June 2003, the Company had made its 50% contribution to GBN(GZ) in accordance with the terms of the joint venture agreement. Its investment in GBN(GZ) has been accounted for by the equity method during the period. The Company's current year's operations include a loss of $32,051, which represents the Company's share of loss on its investment in GBN(GZ). As GBN(GZ) is still in its preliminary stage of operations, no revenue has been generated and thus loss from operations is resulted. The loss reduced the Company's investment in GBN Guangzhou to zero and, as a consequence, the Company's future financial results will not be negatively affected by GBN(GZ)'s ongoing operations. The Company has no obligation to fund future operating losses of GBN(GZ).

14.  TRADE  AND  OTHER  PAYABLES

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                               Note                US$

TRADE  PAYABLES                                     25,189
BILLS  PAYABLE                                     646,558
ACCRUED  CHARGES                                   139,895
OTHER  PAYABLES                                    127,024
NOTES  PAYABLES                14(a)                79,616
DUE  TO  RELATED  PARTIES      19(d)               726,237
DEPOSITS  RECEIVED                                  64,861
                                              ------------
                                                 1,809,380
                                              ============

14(a) ON FEBRUARY 15, 2001 THE COMPANY ENTERED INTO A PROMISSORY NOTE WITH A THIRD PARTY IN THE AMOUNT OF US$60,000 WITH A 12% ANNUAL INTEREST RATE AND IS DUE UPON DEMAND. PURSUANT TO A RELEASE AGREEMENT DATED DECEMBER 9, 2003, THE COMPANY SETTLED THE PROMISSORY NOTE FOR A TOTAL PAYMENT OF US$70,054, WITH THE REMAINING BALANCE OF US$9,562 BEING WAIVED BY THE LENDER. OUT OF THE TOTAL PAYMENT OF US$70,054, US$45,000 AND US$25,054 REPRESENT AMOUNT PAID BY MR. WILLIAM CHI HUNG TSANG ND MR. JOHN HUI ON BEHALF OF THE COMPANY RESPECTIVELY.

15. SHORT-TERM  BANK  LOAN

The Company obtained a bank loan of US$300,000 during the year from a creditworthy commercial bank in Guangzhou to finance its operations. The loan is collateralized by the Company's properties located in the PRC and deposits placed in the bank.

The outstanding loan balance as of September 30, 2003 bears interest at 3% p.a. over Singapore Interbank Money Market Offer Rate ("SIBOR"), which is 1.15% quoted on date of drawing of loan. The whole amount would be repayable on November 30, 2003.

16. LONG-TERM  BANK  LOAN

The Company obtained a bank loan of US$512,820 as of September 30, 2003 from a creditworthy commercial bank in Hong Kong to finance its operations. The loan is collateralized by the Company's properties located in the PRC.

The outstanding loan balance of US$502,338 as of September 30, 2003 bears interest at 4% per annum and is repayable serially from 2003 to 2013. The maturity of the long-term bank loan is as follows:

      PRINCIPAL          PAYABLES  DURING  THE  FOLLOWING  PERIODS
         US$

         42,994          OCTOBER  2003  TO  SEPTEMBER  2004
         44,746          OCTOBER  2004  TO  SEPTEMBER  2005
         46,569          OCTOBER  2005  TO  SEPTEMBER  2006
         48,466          OCTOBER  2006  TO  SEPTEMBER  2007
        319,563          FROM  OCTOBER  2007  ONWARDS
      ---------

        502,338
      =========


17. BANKING  FACILITIES

The  Company  had  various  lines of credit under banking facilities as follows:

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$
FACILITIES  GRANTED
COMMITTED  CREDIT  LINES                         2,162,594
                                              ============
UTILIZED
COMMITTED  CREDIT  LINES                         1,453,106
                                              ============
UNUTILIZED  FACILITIES
COMMITTED  CREDIT  LINE                            709,487
                                              ============

Details of guarantees and related parties transactions were disclosed in notes 15, 16 and 18 respectively.

18. PLEDGE  OF  ASSETS

The Company has pledged land and buildings with a net book value of approximately US$2,737,869 to secure general banking facilities granted to the Company.

19. RELATED  PARTY  TRANSACTIONS

(A) NAMES  AND  RELATIONSHIP  OF  RELATED  PARTIES

                                                   EXISTING RELATIONSHIPS
                                                      WITH THE COMPANY
                                            ------------------------------------
    MR.  ALFRED OR                          A SHAREHOLDER AND FORMER DIRECTOR OF
                                            THE  COMPANY

    MR.  BENNY  CHO                         A  DIRECTOR  OF  A  SUBSIDIARY

    MR.  BERNARD  CHAN                      A  SHAREHOLDER  OF  THE  COMPANY

    MR.  BOBBY  YU                          A  DIRECTOR  OF  A  SUBSIDIARY

    MR.  CHAN  CHI  MING                    A  DIRECTOR  OF  THE  COMPANY

    MR.  JAMES  MAK                         A  SHAREHOLDER  AND DIRECTOR OF THE
                                            COMPANY

    MR.  JOHN  HUI                          A  DIRECTOR  OF  THE  COMPANY

    MR.  RINGO  LEUNG                       A  DIRECTOR  OF  THE  COMPANY

    MR.  STEVEN HUI                         CLOSE FAMILY MEMBER OF A DIRECTOR OF
                                            THE  COMPANY

    MR.  WILLIAM  CHI  HUNG  TSANG          A SHAREHOLDER AND DIRECTOR OF THE
                                            COMPANY

    BEIJING  WANLONG  ECONOMIC              PRC  PARTNER  OF  A  SUBSIDIARY
    CONSULTANCY  CORPORATION  LTD.

    DIMENSION  MARKETING  LIMITED           A  SHAREHOLDER  OF  A  SUBSIDIARY

    GBN(GZ)                                 AN  AFFILIATE  OF  THE  COMPANY

    GUANGZHOU  CITY  INTERNATIONAL          PRC  PARTNER  OF  A  SUBSIDIARY
    EXHIBITION  CO.

    GUANGZHOU  CYBER STRATEGY LIMITED       A COMPANY IN WHICH A DIRECTOR OF THE
                                            COMPANY  HAS BENEFICIAL  INTEREST

    GUANGZHOU  GOLDLION CITY PROPERTIES     A COMPANY CONTROLLED BY CLOSE FAMILY
    CO.  LTD.                               MEMBERS  OF A  DIRECTOR

    GUANGZHOU  GOLDLION COMMERCIAL          A COMPANY CONTROLLED BY CLOSE FAMILY
    NETWORK  CO., LTD.                      MEMBERS  OF  A  DIRECTOR

    HEALTH  & WEALTH INC.                   A COMPANY IN WHICH A DIRECTOR OF THE
                                            COMPANY  HAS BENEFICIAL  INTEREST

    PILOT  MANAGEMENT  LIMITED              A  SHAREHOLDER  OF  A  SUBSIDIARY

    UNION  EAST CONSULTANTS LIMITED         A COMPANY IN WHICH A DIRECTOR OF THE
                                            COMPANY  HAS BENEFICIAL  INTEREST


(B) SUMMARY  OF  RELATED  PARTY  TRANSACTIONS
                                                      YEAR ENDED  SEPTEMBER  30,
                                                         2002            2003
                                                      ----------      ----------
                                                          US$             US$
    CONSULTANCY  FEE  EXPENSES  TO
    MR.  BERNARD  CHAN                                         -          17,948
    MR.  BOBBY  YU                                             -           8,462
    MR.  JOHN  HUI                                             -         146,436
    MR.  WILLIAM  CHI  HUNG  TSANG                             -         141,026
    MR.  CHAN  CHI  MING                                       -          30,769
    BEIJING  WANLONG  ECONOMIC  CONSULTANCY
    CORPORATION  LTD.                                          -          18,122
    GUANGZHOU  CITY  INTERNATIONAL
    EXHIBITION  CO.                                            -          18,122
    HEALTH  &  WEALTH  INC.                                    -          15,024
                                                      ==========      ==========

    RENT  AND  RELATED  EXPENSES  TO
    GUANGZHOU GOLDLION CITY PROPERTIES CO.,
    LTD. AND GUANGZHOU GOLDLION COMMERCIAL CO., LTD.           -         713,044
    DIMENSION  MARKETING  LIMITED                              -           2,692
                                                      ==========      ==========
    CONSULTANCY  FEE  INCOME  FROM
    GUANGZHOU  CYBER  STRATEGY  LIMITED                        -         288,462
                                                      ==========      ==========
    MEMBERSHIP  FEE  INCOME  FROM
    GUANGZHOU  CYBER  STRATEGY  LIMITED                        -          48,024
    UNION  EAST  CONSULTANTS  LIMITED                          -          32,016
                                                      ==========      ==========
    ASSETS  PURCHASED  FROM
    DIMENSION  MARKETING  LIMITED                              -             691
                                                      ==========      ==========
    PERSONAL  GUARANTEE  GRANTED  FROM
    MR.  WILLIAM  CHI  HUNG  TSANG                             -          19,231
                                                      ==========      ==========

(C) DUE  FROM  RELATED  PARTIES

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$


    MR.  ALFRED  OR                                  1,208
    GUANGZHOU  CYBER  STRATEGY  LIMITED             59,909
    GENERAL  (GUANGZHOU)  BUSINESS
    NETWORK  LIMITED                                73,590
    PILOT  MANAGEMENT  LIMITED                       3,846
                                              ------------
    CLASSIFIED  AS  CURRENT  ASSETS                138,553
                                              ============

The amounts due from related parties represent unsecured advances which are interest-free and repayable on demand.

(D) DUE  TO  RELATED  PARTIES

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$

    MR.  WILLIAM  CHI  HUNG  TSANG                 475,224
    MR.  RINGO  LEUNG                                5,776
    MR.  CHAN  CHI  MING                             5,128
    MR.  JAMES  MAK                                  2,340
    MR.  JOHN  HUI                                  44,264
    MR.  STEVEN  HUI                                41,179
    GUANGZHOU GOLDLION CITY PROPERTIES CO., LTD.    17,022
    GUANGZHOU  CITY  INTERNATIONAL
    EXHIBITION  COMPANY                              4,530
    BEIJING WANLONG ECONOMIC
    CONSULTANCY CORPORATION LTD                    .31,708
    HEALTH  &  WEALTH  INC.                         18,421
    DIMENSION  MARKETING  LIMITED                   80,645
                                              ------------
    CLASSIFIED  AS  CURRENT  LIABILITIES           726,237
                                              ============

The amounts due to related parties represent unsecured advances which are interest-free and repayable on demand.

20. SUPPLEMENTARY  DISCLOSURE  OF  CASH  FLOW  INFORMATION

(A) SUMMARY  OF  EFFECT  OF  ACQUISITION  OF  SUBSIDIARY

                                               YEAR  ENDED
                                              SEPTEMBER 30,
                                                  2003
                                                   US$
    NET  ASSETS  ACQUIRED
    PROPERTY,  PLANT  AND  EQUIPMENT             2,971,993
    CASH  AND  CASH  EQUIVALENTS                   123,707
    TRADE  AND  OTHER  RECEIVABLES                 106,628
    RENTAL  AND  OTHER  DEPOSITS                    10,618
    PREPAYMENTS                                      4,312
    TRADE  AND  OTHER  PAYABLES                   (268,706)
                                              ------------
                                                 2,948,552

    ADD: GOODWILL ARISING FROM
         ACQUISITION OF SUBSIDIARY                 251,448
                                              ------------
    CONSIDERATION                                3,200,000
                                              ============


(B) ANALYSIS OF THE NET INFLOW OF CASH AND CASH EQUIVALENTS IN RESPECT OF ACQUISITION DURING THE PERIOD

                                               YEAR  ENDED
                                              SEPTEMBER 30,
                                                  2003
                                                   US$

    CONSIDERATION                               (3,200,000)
    BANK  BALANCE  AND  CASH  ACQUIRED             123,707
    ISSUANCE  OF  COMMON  STOCK  FOR
    SATISFYING  THE  CONSIDERATION               3,200,000
                                              ------------
    NET INFLOW OF CASH AND CASH EQUIVALENTS        123,707
                                              ============

21. OPERATING  LEASE  COMMITMENT

AS OF SEPTEMBER 30, 2003, THE COMPANY HAS TOTAL OUTSTANDING COMMITMENTS NOT PROVIDED FOR UNDER NON-CANCELABLE OPERATING LEASES, WHICH ARE PAYABLES AS FOLLOWS:

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$
                                                   568,470
2005                                               572,664
2006                                               616,158
2007                                               543,668
2008                                                     -
                                              ------------
                                                 2,300,960
                                              ============

IN ADDITION, THE COMPANY HAS COMMITTED TO PAY CONTINGENT RENT AT 2% TO 10% ON THE MONTHLY TURNOVER OF A SUBSIDIARY WHEN THE SUBSIDIARY'S
MONTHLY TURNOVER EXCEEDS RMB500,000 (US$60,408) DURING THE LEASE PERIOD ENDING IN JULY 2007.

THE  TOTAL  OUTSTANDING  COMMITMENTS  UNDER  NON-CANCELABLE   OPERATING
LEASES,  WHICH  ARE  RECEIVABLE  AS  FOLLOWS:

                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$
2004                                                85,536
2005                                                24,177
2006                                                10,814
                                              ------------
                                                   120,527
                                              ============

22. RETIREMENT  PLAN

The Company did not operate any retirement plan before December 2000. Following the implementation of the Mandatory Provident Fund ("MPF") in Hong Kong with effect from December 2000, the Company operates a Mandatory Provident Fund ("MPF") plans for its Hong Kong employees. The pension expenses charged to the statement of operations amounted to US$115 and US$720 for the years ended
September  30,  2002  and  2003  respectively.

As stipulated by PRC regulations, the Company maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored retirement plan at a certain percentage of the gross salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees. The pension expense for the years ended September 30, 2002 and 2003 was US$1,960 and US$36,329 respectively.

23. STOCK  OPTIONS  AND  WARRANTS

Powertronic Holdings Limited ("Powertronic"), a British Virgin Islands company, entered into a share purchase agreement dated September 3, 2002 (the "First Share Purchase Agreement") with the Company, to purchase 1,000,000 share and warrants (the "First Warrants") to purchase up to 2,000,000 shares, for the total purchase price of US$800,000. Additionally, Powertronic entered into a second share purchase agreement dated December 17, 2002 (the "Second Share Purchase Agreement") with the Company, to purchase an additional 1,000,000 shares and warrants (the "Second Warrants") to purchase up to an additional 2,000,000 shares, for the total purchase price of US$800,000. The First Warrants and the Second Warrants may be exercised within two year of their issue at an exercise price of US$0.575 per share.

As mentioned in note 1 above, the Company issued a two-year warrant to Mr. Tsang at an exercise price of US$0.92 per share.

All options and warrants have been granted at exercise prices greater than the market value on the date of granting. All options vest 100% at date of grant.

                                                  2003
                                                   US$

OPTIONS  OUTSTANDING,  BEGINNING  OF  YEAR       2,000,000
GRANTED                                          4,000,000
CANCELED                                                 -
EXERCISED                                                -
                                              ------------

OPTIONS AND WARRANTS OUTSTANDING, END OF YEAR    6,000,000
                                              ============

24.  BUSINESS  SEGMENT  INFORMATION



                                                      YEAR ENDED  SEPTEMBER  30,
                                                         2002            2003
                                                      ----------      ----------
                                                          US$             US$
OPERATING  REVENUES
CLUB  SERVICES                                           193,024       1,718,854
CONSULTANCY  SERVICE                                           -         288,462
RENTAL                                                         -          47,189
SALE  OF  GOODS                                                -         814,111
OTHERS                                                         -          16,984
                                                      ----------      ----------
                                                         193,024       2,885,600
                                                      ==========      ==========

                                                      YEAR ENDED  SEPTEMBER  30,
                                                         2002            2003
                                                      ----------      ----------
                                                          US$             US$
PROFIT  (LOSS)  FROM  OPERATIONS
CLUB  SERVICES                                          (341,365)       (910,942)
CONSULTANCY  SERVICE                                    (616,946)         54,644
RENTAL                                                         -        (511,352)
SALE  OF  GOODS                                                -         (33,528)
OTHERS                                                         -         (62,429)
                                                      ----------      ----------
                                                        (958,311)     (1,463,607)

CORPORATE  EXPENSES                                     (760,362)       (818,028)
                                                      ----------      ----------
CONSOLIDATED  OPERATING  LOSS                         (1,718,673)     (2,281,635)

OTHER  INCOME                                                  -           2,490
INTEREST  EXPENSE                                         (8,120)        (14,811)
EQUITY  IN  NET  LOSS  OF  AFFILIATE                           -         (32,051)
                                                      ----------      ----------
CONSOLIDATED  LOSS  BEFORE  INCOME  TAXES             (1,726,793)     (2,326,007)
                                                      ==========      ==========


                                                 AS  OF
                                              SEPTEMBER 30,
                                                  2003
                                                   US$
TOTAL  ASSETS
CLUB  SERVICES                                     236,599
CONSULTANCY  SERVICE                                     -
RENTAL                                           3,904,394
SALE  OF  GOODS                                      4,440
OTHERS                                             220,471
                                              ------------
CONSOLIDATION  TOTAL                             4,365,904
                                              ============

25. POST  BALANCE  SHEET  EVENT

Subsequent to the balance sheet date, the Company has issued 3,761,103 shares to Mr. William Chi Hung Tsang in consideration for assignment of the 5-year rental income of the properties owned by him and settlement of amount due him. In addition, the Company has issued 1,250,000 shares for consultancy services provided by the third party consultants.

INDEPENDENT  AUDITORS'  REPORT

TO  THE  BOARD  OF  DIRECTORS  AND  OWNERS  OF
GUANGDONG  NEW  GENERATION  COMMERCIAL  MANAGEMENT  LIMITED

We have audited the accompanying balance sheets of Guangdong New Generation Commercial Management Limited as of March 31, 2004, December 31, 2003 and December 31, 2002 and the related statements of operations, owners' equity and cash flows for the three-month period ended March 31, 2004 and for each of the years of the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangdong New Generation Commercial Management Limited as of March 31, 2004, December 31, 2003 and December 31, 2002 and the results of its operations and cash flows for the three-month period ended March 31, 2004 and for each of the years in the two-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/S/  MOORES  ROWLAND  MAZARS

CHARTERED  ACCOUNTANTS
CERTIFIED  PUBLIC  ACCOUNTANTS
HONG  KONG

DATE:  AUGUST  12,  2004


GUANGDONG  NEW  GENERATION  COMMERCIAL  MANAGEMENT  LIMITED

BALANCE  SHEETS
---------------


                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                 NOTE        US$           US$           US$


                                     ASSETS

CURRENT  ASSETS

Cash  and  cash  equivalents                              2,312,366       216,151       994,312
Trade  and  other  receivables                    6       1,829,302       963,540       297,799
Other  investments                                7          12,067        12,067        14,480
                                                         ----------    ----------    ----------

TOTAL  CURRENT  ASSETS                                    4,153,735     1,191,758     1,306,591

Property,  plant  and  equipment,  net            8         119,429        99,883       136,741
                                                         ----------    ----------    ----------

TOTAL  ASSETS                                             4,273,164     1,291,641     1,443,332
                                                         ==========    ==========    ==========

                          LIABILITIES AND OWNERS' EQUITY

CURRENT  LIABILITIES

Trade  and  other  payables                       9       6,003,374     3,255,508     3,105,387
Tax  payables                                             1,123,445     1,081,082       507,732
Short-term  bank  loans                          10       1,206,695     1,206,695       724,017
                                                         ----------    ----------    ----------

TOTAL  LIABILITIES                                        8,333,514     5,543,285     4,337,136
                                                         ----------    ----------    ----------

COMMITMENTS AND CONTINGENCIES                    12&17

OWNERS'  DEFICIT

Paid-in  capital                                 14         603,347       603,347       603,347
Due from a related party                         11(b)   (4,785,937)   (4,425,262)   (3,196,285)
Statutory  reserves                              15         301,674       301,674       231,674
Accumulated  surplus  (deficit)                            (179,434)     (731,403)     (532,540)
                                                         ----------    ----------    ----------

TOTAL  OWNERS'  DEFICIT                                  (4,060,350)   (4,251,644)   (2,893,804)
                                                         ----------    ----------    ----------

TOTAL  LIABILITIES  AND  OWNERS'  DEFICIT                 4,273,164     1,291,641     1,443,332
                                                         ==========    ==========    ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.

                                      101





GUANGDONG  NEW  GENERATION  COMMERCIAL  MANAGEMENT  LIMITED

STATEMENTS  OF  OPERATIONS
--------------------------

                                                         THREE-MONTH
                                                         PERIOD ENDED         Year ended December 31,
                                                       ---------------       ------------------------
                                                        MARCH 31, 2004          2003          2002
                                                       ---------------       ----------    ----------
                                                 NOTE         US$                US$           US$


OPERATING  REVENUES                                          1,702,463        1,975,098     1,652,756

Operating  costs  and  expenses                               (956,869)        (899,503)   (1,140,012)

Selling, general and administrative expenses                  (134,490)        (572,878)     (406,732)
                                                       ---------------       ----------    ----------

PROFIT  FROM  OPERATIONS                                       611,104          502,717       106,012

NON-OPERATING  INCOME  (EXPENSES)

Other  income                                                    1,958           17,119        12,664

Interest  expenses                                             (18,647)         (75,251)      (79,270)
                                                       ---------------       ----------    ----------

PROFIT  BEFORE  INCOME  TAXES                                  594,415          444,585        39,406

Provision  for  income  taxes                     5            (42,446)        (573,448)     (351,792)
                                                       ---------------       ----------    ----------

NET  PROFIT  (LOSS)                                            551,969         (128,863)     (312,386)
                                                       ===============       ==========    ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.





GUANGDONG  NEW  GENERATION  COMMERCIAL  MANAGEMENT  LIMITED

STATEMENTS  OF  CASH  FLOWS
---------------------------

                                                         THREE-MONTH
                                                         PERIOD ENDED         Year ended December 31,
                                                       ---------------       ------------------------
                                                        MARCH 31, 2004          2003          2002
                                                       ---------------       ----------    ----------
                                                              US$                US$           US$

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:

Net  income  (loss)                                            551,969         (128,863)     (312,386)

Adjustments to reconcile net profit to net cash provided by (used in) operating activities:

   Provision  for  income  taxes                                42,446          573,448       351,792
   Depreciation                                                  9,759           38,137        37,386
   Changes  in  working  capital:
      Trade  and  other  receivables                          (880,350)        (668,304)       72,402
      Trade  and  other  payables                            2,747,866          150,121     1,567,010
      Income  taxes  paid                                          (83)             (98)       (6,060)
                                                       ---------------       ----------    ----------

         NET CASH PROVIDED BY (USED IN) OPERATING
         ACTIVITIES                                          2,471,607          (35,559)    1,710,144
                                                       ---------------       ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to related parties                                (346,087)      (1,226,414)     (911,146)
   Acquisition of property, plant and equipment                      -           (1,279)            -
   Acquisition  of  other  investments                         (29,305)         (12,067)      (10,359)
   Disposal  of  other  investments                                  -           14,480       (14,480)
                                                       ---------------       ----------    ----------

         NET  CASH  USED  IN  INVESTING  ACTIVITIES           (375,392)      (1,225,280)     (935,985)
                                                       ---------------       ----------    ----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
   Inception  of  bank  loan                                         -        1,206,695     1,206,695
   Repayment  of  bank  loan                                         -         (724,017)   (1,086,025)
                                                       ---------------       ----------    ----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                   -          482,678       120,670
                                                       ---------------       ----------    ----------

         NET INCREASE (DECREASE) IN CASH AND
         CASH EQUIVALENTS                                    2,096,215         (778,161)      894,829

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD/YEAR          216,151          994,312        99,483
                                                       ---------------       ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD/YEAR              2,312,366          216,151       994,312
                                                       ===============       ==========    ==========

ANALYSIS OF BALANCES OF CASH AND CASH EQUIVALENTS
   Cash  and  bank  balances                                 2,312,366          216,151       994,312
                                                       ===============       ==========    ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.





GUANGDONG  NEW  GENERATION  COMMERCIAL  MANAGEMENT  LIMITED

STATEMENTS  OF  OWNERS'  EQUITY
-------------------------------

                                                           PAID IN       Due  from  a    STATUTORY        ACCUMULATED
                                                           CAPITAL       related party   RESERVES      SURPLUS (DEFICIT)
                                                       ---------------   -------------   ---------     -----------------
                                                              US$             US$           US$                US$


Balance as of December 31, 2001                                603,347      (2,448,021)     73,223               (61,703)

Net  loss                                                            -               -           -              (312,386)

Net advances to a related party                                      -        (748,264)          -                     -

Transfer  to  statutory  reserves                                    -               -     158,451              (158,451)
                                                       ---------------   -------------   ---------     -----------------

Balance  as of December 31, 2002                               603,347      (3,196,285)    231,674              (532,540)

Net  income                                                          -               -           -              (128,863)

Net advances to a related party                                      -      (1,228,977)          -                     -

Transfer  to  statutory  reserves                                    -               -      70,000               (70,000)
                                                       ---------------   -------------   ---------     -----------------

Balance  as  of  December  31, 2003                            603,347      (4,425,212)    301,674              (731,403)

Net  income                                                          -               -           -               551,969

Net advances to a related party                                      -        (360,675)          -                     -

Transfer  to  statutory  reserves                                    -               -           -                     -
                                                       ---------------   -------------   ---------     -----------------

BALANCE  AS  OF  MARCH  31,  2004                              603,347      (4,785,937)    301,674              (179,434)
                                                       ===============   =============   =========     =================



The  financial  statements  should  be read in conjunction with the accompanying  notes.


NOTES  TO  FINANCIAL  STATEMENTS

1.  ORGANIZATION  AND  NATURE  OF  BUSINESS

The Company was incorporated under the laws of the People's Republic of China ("PRC") on April 3, 1998 as Guangdong New Generation Commercial Management
Limited with an operating period from April 3, 1998 to April 28, 2006. Since incorporation, the Company has been engaged in providing air-ticketing agency services in the Guangdong Province in the PRC.

Although the Company has net profit of US$551,969 for the three-month period ended March 31, 2004, it experienced net loss of US$128,863 and US$312,386 for the year ended December 31, 2003 and 2002 respectively. Besides, it has an owners' deficit of US$4,060,350, US$4,251,644 and US$2,893,804 as of March 31,
2004,  December  31,  2003  and  December  31,  2002.

In consideration of the owners' deficit as of March 31, 2004 in the amount of US$4,060,350, according to the Equity Transfer Agreement entered into between Guangdong Huahao Industries Holdings Limited and China World Trade Corporation in April 2004, the shareholders and management of the Company are obligated and committed to inject additional assets into the Company. In addition, the Company expects to generate over US$2 million net profit for the year ended December 31, 2004. Management believes that the above measures will alleviate the amount of owners' deficit significantly by the end of year 2004. However, there can be no assurance that the Company will be successful with its efforts to attain the plans as mentioned above and its inability to do so could adversely impact the Company's business, financial position and prospects.

2.  BASIS  OF  PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("USGAAP").

3.  RECENTLY  ISSUED  ACCOUNTING  STANDARDS

There are no new accounting pronouncements for which adoption is expected to have a material effect on the Company's financial statements.

4.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

(a)  Basis  of  accounting.  The financial statements are prepared in accordance
     ---------------------
with generally accepted accounting principles in the United States. The measurement basis used in the preparation of the financial statements is historical cost. Cost in relation to assets represents the cash paid or the fair value of the assets, as appropriate.

(b)  Revenue recognition.  The Company recognizes revenue in accordance with SEC
     -------------------
Staff Accounting Bulletin No.: 101, "Revenue Recognition in Financial Statements" and Emerging Issues Task Force 99-19: "Reporting Revenue Gross as a principal versus Net as an Agent", when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured.

The Company receives commissions from travel suppliers for air-ticketing services through the Company's transaction and service platform under various services agreements with related and unrelated parties. Commissions from air-ticketing services rendered are recognized after air tickets are issued and delivered to customers. Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets and such incentive commissions are recognized when they are reasonably assured that the Company is entitled to such incentive commissions. The Company presents revenues from such transactions on a net basis in the statements of operations as the Company does not assume any inventory risks and generally has no obligations for cancelled airline ticket reservations.

For information purposes, the commission income of the Company was derived from air-ticketing services with total value as follows:

                                  THREE-MONTH
                                  PERIOD  ENDED         YEAR  ENDED  DECEMBER31,
                                -----------------      -------------------------
                                MARCH  31,  2004          2003           2002
                                -----------------      ----------     ----------
                                      US$                  US$            US$

VALUE  OF  AIR-TICKET  FARE       23,345,480           62,324,122     44,300,137
                                =================      ==========     ==========

(c)  Statement  of  cash  flows.  Cash  equivalents  are  defined as short-term,
     --------------------------
hghly iquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent only when it has a maturity of three months or less from its acquisition date.

(d)  Translation  of  foreign  currency.  The  Company considers Renminbi as its
     ----------------------------------
functional currency as the Company's business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.

Transactions in currencies other than functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the statement of operation.

For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period. Translation adjustments resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

(e)  Concentration  of  credit  risk.  The  Company  has  no  significant
     -------------------------------
off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

(f)  Property, plant and equipment.  Property, plant and equipment are stated at
     -----------------------------
cost  less  accumulated  depreciation  and  accumulated  impairment  loss.

The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Major costs incurred in restoring assets to their normal working conditions are charged to the income statement. Improvements are capitalized and depreciated over their expected useful lives.

The gain or loss arising from the retirement or disposal of property, plant and equipment is determined as the difference between the estimated net sales proceeds and the carrying amount of the assets and is recognized as income or expense in the statements of operations.

Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight-line method, at 14% to 50% per annum.

The Company recognizes an impairment loss on property, plant and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

(g)  Operating  leases.  Leases where substantially all the rewards and risks of
     -----------------
ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are recognized as expense on the straight-line basis over the lease terms.

The Company leases certain premises under non-cancelable operating leases. Rental expenses under operating leases were US$21,138, US$61,854 and US$137,937 for the three-month period ended March 31, 2004 and each of the years of the two-year period ended December 31, 2003.

(h)  Related parties.  Parties are considered to be related if one party has the
     ---------------
ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

(i)  Use of estimates. The preparation of the financial statements in conformity
     ----------------
with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, taxes and contingencies.

(j)  Allowance  for  doubtful  accounts.  The  Company provides an allowance for
     ----------------------------------
doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Throughout the periods presented, no provision for doubtful accounts has been made by the Company as the Company has not experienced any collectibility problem over its trade accounts receivable.

5.  INCOME  TAXES

The Company is subject to PRC Enterprise Income Taxes ("EIT") on an entity basis on income arising in or derived from the PRC. The applicable EIT rate is 3% on the net revenues generated during the three-month period ended March 31, 2004. During the years ended December 31, 2003 and 2002, the applicable EIT rate was 33% of net income during the year.

6.  TRADE  AND  OTHER  RECEIVABLES



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                 NOTE        US$           US$           US$

Trade  receivables                                        1,144,170       442,955             -
Deposits  and  other  receivables                           664,406       485,271       259,922
Due  from  related  parties                      11(b)       20,726        35,314        37,877
                                                         ----------    ----------    ----------

                                                          1,829,302       963,540       297,799
                                                         ==========    ==========    ==========


7.  OTHER  INVESTMENTS

The balance represents "available-for-sale" mutual funds made up of debt and equity securities. As at the balance sheet date, as the cost approximated to the fair value, no gain or loss was recognized.

8.  PROPERTY,  PLANT  AND  EQUIPMENT,  NET



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Motor  vehicles                                              63,316        63,316        63,316
Furniture,  fixtures  and  equipment                        201,361       172,056       170,777
Less:  Accumulated  depreciation                           (145,248)     (135,489)      (97,352)
                                                         ----------    ----------    ----------

Net  book  value                                            119,429        99,883       136,741
                                                         ==========    ==========    ==========


9.  TRADE  AND  OTHER  PAYABLES


                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                 NOTE        US$           US$           US$

Trade  payables                                           4,052,587     1,519,648     1,714,901
Accrued  charges  and  other  payables                    1,370,414     1,054,552       605,032
Due  to  related  parties                        11(c)      580,373       681,308       785,454
                                                         ----------    ----------    ----------

                                                          6,003,374     3,255,508     3,105,387
                                                         ==========    ==========    ==========



10. SHORT-TERM  BANK  LOANS

Guangdong Hauhao Industries Holdings Limited, Guangzhou XZR International Travel Services Limited, Chen Ze Liang and a third party, Guangzhou Yinda Guarantee Service Company Limited provided corporate and personal guarantee to the bank against the bank loans granted to the Company. Please refer to Note 11 to these financial statements for details of relationship of these guarantors with the Company.

11. RELATED  PARTY  TRANSACTIONS

(a)  Names  and  relationship  of  related  parties

                                                     Existing relationships
                                                        with the Company
                                             -----------------------------------

Guangdong Hauhao Insurance Agency Limited    A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangdong Hauhao Industries
Holdings Limited                             A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangzhou XZR International
Travel Serivces Limited                      A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangzhou Easy Boarding Business
Services Limited                             A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangzhou SRX Travel Service Limited         A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangzhou Xinledai Travel Agency
Services Company Limited                     A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Chen  Ze  Liang                              A shareholder and a director of the
                                             Company

(b)  Due  from  related  parties



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Guangdong  Hauhao  Industries  Holdings Limited           4,785,937     4,425,262     3,196,285
                                                         ==========    ==========    ==========
Guangzhou XZR International Travel Services Limited               -        11,761        37,877
Guangdong Easy Boarding Business Services Limited            18,221             -             -
Guangzhou  SRX  Travel  Service  Limited                      2,505        23,553             -
                                                         ----------    ----------    ----------

                                                             20,726        35,314        37,877
                                                         ==========    ==========    ==========


The amounts due from related parties represent unsecured advances which are interest-free and repayable on demand.

(c)  Due  to  related  parties



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Guandong Xinledai Travel Agency Services Company Limited          -             -       615,673
Guangdong  Easy  Boarding  Business  Services  Limited            -        80,759       120,669
Guangdong  Hauhao  Insurance  Agency  Limited               580,373       600,549        49,112
                                                         ----------    ----------    ----------

                                                            580,373       681,308       785,454


     The amount due to related parties represent unsecured advances which are interest-free and repayable on demand.

12. OPERATING LEASE COMMITMENTS

     The Company has total outstanding commitments not provided for under non-cancellable operating leases, which are payables as follows:


                                                           AS  OF
                                                         MARCH  31,
                                                            2004
                                                         ----------
                                                             US$

Year ending
December 31
2004                                                         42,142
2005                                                         46,914
2006                                                          3,185
                                                         ----------

                                                             92,241


13. RETIREMENT PLAN

As stipulated by PRC regulations, the Company maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored retirement plan at a certain percentage of the gross salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees. The pension expense for the three-month period ended March 31, 2004 and each of the two years ended December 31, 2003 was US$1,747, US$6,607 and US$6,442 respectively.

14. PAID-IN CAPITAL

On April 3, 1998, the Company was incorporated in the PRC with registered capital of RMB500,000, which is approximately equivalent to US$60,335. The said amount was fully paid up upon its incorporation.

On February 10, 1999 and May 6, 1999, the registered capital was increased to RMB1,500,000 and RMB5,000,000, which is approximately equivalent to US$181,004 and US$603,347 respectively, by additional cash contributed by the owner.

15. STATUTORY RESERVES

Statutory reserves of the Company include the statutory common reserve fund and the statutory common welfare fund. Pursuant to regulations in the PRC, the Company sets aside 10% of its profit after tax for the statutory common reserve fund (except when the fund has reached 50% of the Company's registered capital) and 5% of its profit after tax for the statutory common welfare fund. The statutory common reserve fund can be used for the following purposes:

-    to  make  good  losses  in  previous  years;  or

- to convert into capital, provided such conversion is approved by a resolution at an owners' general meeting and the balance of the statutory common reserve fund does not fall below 25% of the registered capital.

The statutory common welfare fund, which is to be used for the welfare of the staff and workers of the Company, is of a capital nature.

16. POST BALANCE SHEET EVENT

On April 1, 2004, the registered capital of the Company has been increased by RMB10,000,000 to RMB15,000,000, which is approximately equivalent to US$1,810,042. The said amount had been satisfied by cash contributed by the owners.

Pursuant to an agreement entered into between the owners of the Company and a subsidiary of China World Trade Corporation in April 2004, all of their interests in the Company are to be transferred to a subsidiary of China World Trade Corporation. China World Trade Corporation is a public company listed on the National Association of Securities Dealers Automated Quotations Over-the -Counter Bulletin Board.

17. CONTINGENCIES

The Company has made full tax provision in accordance with relevant laws and regulations in the PRC. However, for PRC tax reporting purpose, the Company only recognizes revenue on a business tax invoices basis instead of when services are provided. Accordingly, the company faces surcharge and penalty, additional to the original amount of taxes payable, ranging from 50% to 500% of the original amount of taxes payable. The Company has already provided for the surcharge and penalty of 50% of the taxes payable in the financial statements. Although the exact amount of penalty cannot be estimated with any reasonable degree of certainty, the board of directors considers it is unlikely that any tax penalty in excess of the amounts provided will be imposed.

INDEPENDENT  AUDITORS'  REPORT

TO  THE  BOARD  OF  DIRECTORS  AND  OWNERS  OF
GUANGDONG  HAUHAO  INSURANCE  AGENCY  LIMITED

We have audited the accompanying balance sheets of Guangdong Hauhao Insurance Agency Limited as of March 31, 2004, December 31, 2003 and December 31, 2002 and the related statements of operations, owners' equity and cash flows for the three-month period ended March 31, 2004 and for each of the periods/years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangdong Hauhao Insurance Agency Limited as of March 31, 2004, December 31, 2003 and December 31, 2002 and the results of its operations and cash flows for the three-month period ended March 31, 2004 and for each of the period/year in the two years period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.


/S/  MOORES  ROWLAND  MAZARS

CHARTERED  ACCOUNTANTS
CERTIFIED  PUBLIC  ACCOUNTANTS
HONG  KONG

DATE:  AUGUST  12,  2004

GUANGDONG  HAUHAO  INSURANCE  AGENCY  LIMITED

BALANCE  SHEETS
---------------



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                NOTE         US$           US$           US$
                                     ASSETS

CURRENT  ASSETS

Cash  and  cash  equivalents                                 21,406        25,736        38,982
Other  receivables                               6          581,878       604,166        49,876
Prepayments                                                     845             -         3,620
                                                         ----------    ----------    ----------

TOTAL  CURRENT  ASSETS                                      604,129       629,902        92,478

Property,  plant  and  equipment,  net           7            8,766         8,148         8,932
                                                         ----------    ----------    ----------

TOTAL  ASSETS                                               612,895       638,050       101,410
                                                         ==========    ==========    ==========

                         LIABILITIES AND OWNERS' EQUITY

CURRENT  LIABILITIES

Trade  and  other  payables                      8           31,962        27,808       143,225
Tax  payables                                                 4,573         4,988           368
                                                         ----------    ----------    ----------

TOTAL  LIABILITIES                                           36,535        32,796       143,593
                                                         ----------    ----------    ----------

COMMITMENTS AND CONTINGENCIES                   10

OWNERS'  EQUITY

Paid-in  capital                                12        1,206,695     1,206,695     1,206,695
Due from a related party                         9(c)    (1,362,989)   (1,245,070)   (1,238,941)
Statutory  reserves                             13          110,872        97,601             -
Accumulated  surplus  (deficit)                             621,782       546,028        (9,937)
                                                         ----------    ----------    ----------

TOTAL  OWNERS'  EQUITY                                      576,360       605,254       (42,183)
                                                         ----------    ----------    ----------

TOTAL LIABILITIES AND OWNERS' EQUITY                        612,895       638,050       101,410
                                                         ==========    ==========    ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.





GUANGDONG  HAUHAO  INSURANCE  AGENCY  LIMITED

STATEMENTS  OF  OPERATIONS
--------------------------

                                                                                       Period  from
                                                                                    January  15, 2002
                                                        THREE-MONTH                     (date  of
                                                       PERIOD  ENDED  Year  ended   incorporation) to
                                                          MARCH 31,   December 31,     December 31,
                                                            2004          2003             2002
                                                         ----------    ----------       ----------
                                                NOTE         US$           US$              US$

OPERATING  REVENUES                                         163,543       929,916          255,052

Operating  costs  and  expenses                              (9,724)      (61,364)         (53,716)

Selling,  general  and  administrative  expenses            (60,282)     (189,106)        (206,872)
                                                         ----------    ----------       ----------

INCOME  (LOSS) FROM OPERATIONS                               93,537       679,446           (5,536)

NON-OPERATING  INCOME

Other  income                                                    61            99              409
                                                         ----------    ----------       ----------

INCOME  (LOSS)  BEFORE  INCOME  TAXES                        93,598       679,545           (5,127)

Provision  for income taxes                      5           (4,573)      (25,979)          (4,810)
                                                         ----------    ----------       ----------

NET  INCOME  (LOSS)                                          89,025       653,566           (9,937)
                                                         ==========    ==========       ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.





GUANGDONG  HAUHAO  INSURANCE  AGENCY  LIMITED

STATEMENTS  OF  CASH  FLOWS
---------------------------

                                                                                          Period  from
                                                                                        January  15, 2002
                                                        THREE-MONTH                         (date  of
                                                       PERIOD  ENDED        Year ended  incorporation) to
                                                          MARCH 31,         December 31,   December 31,
                                                            2004                2003          2002
                                                       ---------------       ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net  profit  (loss)                                             89,025          653,566        (9,937)

Adjustments to reconcile net profit (loss) to net
cash used in operating  activities:
   Provision  for  income  taxes                                 4,573           25,979         4,810
   Depreciation                                                  1,059            2,378           933
   Changes  in  working  capital:
      Other receivables                                          2,112           (2,853)         (764)
      Prepayments                                                 (845)           3,620        (3,620)
      Trade and other payables                                   4,154         (115,417)      143,225
   Income  taxes  paid                                          (4,988)         (21,359)       (4,442)
                                                       ---------------       ----------    ----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES              95,090          545,914       130,205
                                                       ---------------       ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to related parties                                 (97,743)        (557,566)   (1,288,053)
   Acquisition  of  property, plant and equipment               (1,677)          (1,594)       (9,865)
                                                       ---------------       ----------    ----------

         NET CASH USED IN INVESTING ACTIVITIES                 (99,420)        (559,160)   (1,297,918)
                                                       ---------------       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution from owners                                  -                -     1,206,695
                                                       ---------------       ----------    ----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                   -                -     1,206,695
                                                       ---------------       ----------    ----------

         NET (DECREASE) INCREASE IN CASH
         AND CASH EQUIVALENTS                                   (4,330)         (13,246)       38,982

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD/YEAR           25,736           38,982             -
                                                       ---------------       ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD/YEAR                 21,406           25,736        38,982
                                                       ===============       ==========    ==========

ANALYSIS OF BALANCES OF CASH AND CASH EQUIVALENTS
   Cash  and  bank  balances                                    21,406           25,736        38,982
                                                       ===============       ==========    ==========


The  financial  statements  should  be read in conjunction with the accompanying  notes.





GUANGDONG  HAUHAO  INSURANCE  AGENCY  LIMITED

STATEMENTS  OF  OWNERS'  EQUITY
-------------------------------


                                                           PAID IN       Due  from  a    STATUTORY        ACCUMULATED
                                                           CAPITAL       related party   RESERVES      SURPLUS (DEFICIT)
                                                       ---------------   -------------   ---------     -----------------
                                                              US$             US$           US$                US$

Capital  paid in upon incorporation
on January 15, 2002                                          1,206,695               -           -                     -

Net advances to a related party                                      -      (1,238,941)          -                     -

Net  loss                                                            -               -           -                (9,937)
                                                       ---------------   -------------   ---------     -----------------

Balance  as  of  December  31,  2002                         1,206,695      (1,238,941)          -                (9,937)

Net  profit                                                          -               -           -               653,566

Net advances to a related party                                      -          (6,129)          -                     -

Transfer  to  statutory  reserves                                    -               -      97,601               (97,601)
                                                       ---------------   -------------   ---------     -----------------

Balance  as  of December 31, 2003                            1,206,695      (1,245,070)     97,601               546,028

Net  profit                                                          -               -           -                89,025

Net advances to a related party                                      -        (117,919)          -                     -

Transfer  to  statutory  reserves                                    -               -      13,271               (13,271)
                                                       ---------------   -------------   ---------     -----------------

BALANCE  AS  OF  MARCH  31, 2004                             1,206,695      (1,362,989)    110,872               621,782
                                                       ===============   =============   =========     =================


The  financial  statements  should  be read in conjunction with the accompanying  notes.


NOTES  TO  FINANCIAL  STATEMENTS

1.  ORGANIZATION  AND  NATURE  OF  BUSINESS

The Company was incorporated under the laws of the People's Republic of China ("PRC") on January 15, 2002 with an operating period from January 15, 2002 to January 15, 2005. Pursuant to the regulation of insurance agency business in the PRC, renewal of business license shall be applied for prior to sixty days of the expiry date of the business license. Management shall arrange for renewal of its business license in accordance with the regulation. Since incorporation, the Company has been engaged in providing insurance agency services in the Guangdong Province in the PRC.

2.  BASIS  OF  PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("USGAAP").

3.  RECENTLY  ISSUED  ACCOUNTING  STANDARDS

There are no new accounting pronouncements for which adoption is expected to have a material effect on the Company's financial statements.

4.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

(a)  Basis  of  accounting.  The financial statements are prepared in accordance
     ---------------------
with generally accepted accounting principles in the United States. The measurement basis used in the preparation of the financial statements is historical cost. Cost in relation to assets represents the cash paid or the fair value of the assets, as appropriate.

(b)  Revenue recognition.  The Company recognizes revenue in accordance with SEC
     -------------------
Staff Accounting Bulletin No.: 101, "Revenue Recognition in Financial Statements" and Emerging Issues Task Force 99-19: "Reporting Revenue Gross as a principal versus Net as an Agent", when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured.

The Company receives commissions from insurance companies for insurance agency services provided. Commissions from insurance agency services rendered are recognized upon provision of such services. The Company presents revenues from such transactions on a net basis in the statements of operations and comprehensive income (loss) as the Company does not assume any inventory risks and generally has no obligations for cancelled insurance policies.

For information purposes, the commission income of the Company was derived from insurance policies with total premium income as follows:


                                                                                              Period from January 15,
                                                         THREE-MONTH          Year ended         2002 (date of
                                                         PERIOD ENDED        December 31,      incorporation) to
                                                       March 31, 2004           2003            December 31, 2002
                                                       --------------        -----------          ------------
                                                             US$                 US$                   US$

PREMIUM  INCOME  OF  INSURANCE  POLICIES                    1,345,381         36,725,635             2,119,703
                                                       ==============        ===========          ============



(c)  Statement  of  cash  flows.  Cash  equivalents  are  defined as short-term,
     -----------------------
highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent only when it has a maturity of three months or less from its acquisition date.

(d)  Translation  of  foreign  currency.  The  Company considers Renminbi as its
     ----------------------------------
functional currency as the Company's business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.

Transactions in currencies other than functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the statement of operation.

For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period. Translation adjustments resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

(e)  Concentration  of  credit  risk.  The  Company  has  no  significant
     -------------------------------
off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The business activities and accounts receivable are principally with insurance companies in the PRC. Management believes that no significant credit risk exists as credit losses, when realized, have been within the range of management's expectations.

(f)  Property, plant and equipment.  Property, plant and equipment are stated at
     -----------------------------
cost  less  accumulated  depreciation.

The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Major costs incurred in restoring assets to their normal working conditions are charged to the income statement. Improvements are capitalized and depreciated over their expected useful lives.

The gain or loss arising from the retirement or disposal of property, plant and equipment is determined as the difference between the estimated net sales proceeds and the carrying amount of the assets and is recognized as income or expense in the statements of operations.

Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight-line method, at 20% per annum.

The Company recognizes an impairment loss on property, plant and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

(g)  Operating  leases.  Leases where substantially all the rewards and risks of
     -----------------
ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are recognized as expense on the straight-line basis over the lease terms.

The Company leases certain premises under non-cancellable operating leases. Rental expenses under operating leases were US$18,100, US$72,402 and US$60,335 for the three-month period ended March 31, 2004 and each of the period/year ended December 31, 2003.

(h)  Related parties.  Parties are considered to be related if one party has the
     ---------------
ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

(i)  Use  of  estimates.  The  preparation  of  the  financial  statements  in
     ----------------
conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, taxes and contingencies.

(j)  Allowance  for  doubtful  accounts.  The  Company provides an allowance for
     ----------------------------------
doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful account will change. Accounts receivable are presented net of allowances for doubtful accounts of US$-, US$- and US$109,018 for the three-month period ended March 31, 2004 and each of the years of the two year period ended December 31, 2003 respectively.

5.  INCOME  TAXES

The Company is subject to PRC Enterprise Income Tax ("EIT") on an entity basis on income arising in or derived from the PRC. The applicable EIT tax rate is 8% on the net revenues generated during the year.

6.  OTHER  RECEIVABLES




                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                NOTE         US$           US$           US$


Other  receivables                                            1,505         3,617           764
Due  from  related  parties                     9(c)        580,373       600,549        49,112
                                                         ----------    ----------    ----------

                                                            581,878       604,166        49,876



7.  PROPERTY,  PLANT  AND  EQUIPMENT,  NET


                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Furniture,  fixtures  and  equipment                         13,136        11,459         9,865
Less:  Accumulated  depreciation                             (4,370)       (3,311)         (933)
                                                         ----------    ----------    ----------

Net  book  value                                              8,766         8,148         8,932
                                                         ==========    ==========    ==========



8.  TRADE  AND  OTHER  PAYABLES


                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Accrued  charges                                             19,772        13,218        55,164
Other  payables                                              12,190        14,590        88,061
                                                         ----------    ----------    ----------

                                                             31,962        27,808       143,225
                                                         ==========    ==========    ==========



9.  RELATED  PARTY  TRANSACTIONS


(a)  Names  and  relationship  of  related  parties

                                                     Existing relationships
                                                        with the Company
                                             -----------------------------------

Guangdong New Generation Commercial
Management Limited                           A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

Guangdong Hauhao Industries
Holdings Limited                             A  company  in  which a director of
                                             the  Company  has  a  beneficial
                                             interest

(b)  Summary  of  related  party  transactions




                                                                                              Period from January 15,
                                                         THREE-MONTH         Year  ended         2002 (date of
                                                         PERIOD ENDED        December 31,      incorporation) to
                                                       March 31, 2004           2003            December 31, 2002
                                                       --------------        -----------          ------------
                                                             US$                 US$                   US$

Rent  expenses  to
------------------
Guangdong Huahao Industries Holdings Limited                   18,100             72,402                60,335
                                                       ==============        ===========          =============



(c)  Due  from  related  parties



                                                           AS  OF        As  of        As  of
                                                         MARCH  31,   December 31,  December 31,
                                                            2004          2003          2002
                                                         ----------    ----------    ----------
                                                             US$           US$           US$

Guangdong New Generation Commercial Management Limited      580,373       600,549        49,112
                                                         ==========    ==========    ==========
Guangdong  Hauhao  Industries  Holdings Limited           1,362,989     1,245,070     1,238,941
                                                         ==========    ==========    ==========



The amounts due from related parties represent unsecured advances which are interest-free and repayable on demand.

10. OPERATING LEASE COMMITMENTS

     The Company has total outstanding commitments not provided for under non-cancellable operating leases, which are payables as follows:


                                                           AS  OF
                                                         MARCH  31,
                                                            2004
                                                         ----------
                                                             US$

Year ending
December 31
2004                                                         54,303
2005                                                         72,402
                                                         ----------

                                                             90,503



11. RETIREMENT PLAN

As stipulated by PRC regulations, the Company maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored retirement plan at a certain percentage of the gross salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees. The pension expense for the three-month period ended March 31, 2004 and each of the period/year ended December 31, 2003 was US$598, US$3,092 and US$1,650 respectively.

12. PAID-IN CAPITAL

On January 15, 2002, the Company was incorporated in the PRC with registered capital of RMB10,000,000, which is approximately equivalent to US$1,206,695. The said amount has been fully paid up upon its incorporation.

13. STATUTORY RESERVES

Statutory reserves of the Company include the statutory common reserve fund and the statutory common welfare fund. Pursuant to regulations in the PRC, the Company sets aside 10% of its profit after tax for the statutory common reserve fund (except when the fund has reached 50% of the Company's registered capital) and 5% of its profit after tax for the statutory common welfare fund. The statutory common reserve fund can be used for the following purposes:

-    to  make  good  losses  in  previous  years;  or

- to convert into capital, provided such conversion is approved by a resolution at a owners' general meeting and the balance of the statutory common reserve fund does not fall below 25% of the registered capital.

The statutory common welfare fund, which is to be used for the welfare of the staff and workers of the Company, is of a capital nature.

UNAUDITED FINANCIAL STATEMENTS OF CHINA WORLD TRADE CORPORATION FOR THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

CHINA  WORLD  TRADE  CORPORATION
UNAUDITED  CONDENSED  CONSOLIDATED  BALANCE  SHEET
AS  OF  SEPTEMBER  30,  2004

ASSETS

CURRENT  ASSETS                                      NOTE               US$

   CASH  AND  CASH  EQUIVALENTS                                      1,137,278
   TRADE  AND  OTHER  RECEIVABLES                      3             8,236,107
   RENTAL  AND  OTHER  DEPOSITS                                      1,549,172
   PREPAYMENTS                                                         206,845
   INVENTORIES                                                           8,588
   SHORT-TERM  INVESTMENT                                               24,163
                                                                --------------
      TOTAL  CURRENT  ASSETS                                        11,162,153
                                                                --------------

INTANGIBLE  ASSET                                                    1,722,676
GOODWILL                                                             8,965,499
PROPERTY,  PLANT  AND  EQUIPMENT,  NET                               3,879,057
                                                                --------------

      TOTAL  ASSETS                                                 25,729,385
                                                                ==============

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

CURRENT  LIABILITIES

   TRADE  AND  OTHER  PAYABLES                         4             6,165,838
   DEFERRED  INCOME                                                     10,495
   SHORT-TERM  BANK  LOANS                                           1,570,598
   LONG-TERM  BANK  LOAN  -  CURRENT  PORTION          5                44,746
                                                                --------------
      TOTAL  CURRENT  LIABILITIES                                    7,791,677

LONG-TERM  BANK  LOAN  -  NON-CURRENT  PORTION         5               414,597
DUE  TO  A  SHAREHOLDER                                8(E)            333,722
                                                                --------------
      TOTAL  LIABILITIES                                             8,539,996

MINORITY  INTEREST                                                   3,376,955

COMMITMENTS  AND  CONTINGENCIES

STOCKHOLDERS'  EQUITY

PREFERRED STOCK, PAR VALUE OF US$0.001 EACH; 10,000,000 SHARES AUTHORIZED, NONE ISSUED OR OUTSTANDING - COMMON STOCK, PAR VALUE OF US$0.001 EACH; 50,000,000

SHARES  AUTHORIZED,  25,896,699  SHARES  (INCLUDING
433,333  SHARES  TO  BE  ISSUED)ISSUED  AT
SEPTEMBER  30,  2004                                   6                25,897
ADDITIONAL  PAID-IN  CAPITAL                                        26,987,112
ACCUMULATED  DEFICIT                                               (13,200,575)
                                                                --------------
      TOTAL  STOCKHOLDERS'  EQUITY                                  13,812,434

      TOTAL  LIABILITIES  AND  STOCKHOLDERS'  EQUITY                25,729,385
                                                                ==============

THE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES.



                                     CHINA WORLD TRADE CORPORATION
                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  Three-month and nine-month periods ended September 30, 2004 and 2003
=================================================================================================================

                                       THREE-MONTH PERIOD ENDED SEPTEMBER 30,   NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                              2004                2003                 2004              2003
                                          ------------        ------------         ------------      ------------
                                               US$                 US$                  US$               US$
                                            UNAUDITED           UNAUDITED            UNAUDITED         UNAUDITED

OPERATING  REVENUES                            943,526             995,145            1,582,866         2,379,536

Operating  costs  and  expenses               (191,066)           (620,546)            (538,611)       (1,085,454)

Selling, general and administrative
expenses                                    (1,337,440)         (1,556,410)          (3,839,486)       (3,192,166)
                                          ------------        ------------         ------------      ------------

LOSS  FROM  OPERATIONS                        (584,980)         (1,181,811)          (2,795,231)       (1,898,084)

NON-OPERATING  INCOME  (EXPENSES)

Other  income                                   27,733               1,065              129,883             2,572

Interest  expense                              (23,235)            (11,251)             (31,965)          (17,083)

Equity  in  net  loss  of  affiliate                 -                   -                    -           (32,051)
                                          ------------        ------------         ------------      ------------

LOSS BEFORE INCOME TAXES
AND MINORITY INTEREST                         (580,482)         (1,191,997)          (2,697,313)       (1,944,646)

Provision  for  income  taxes                  (15,836)                  -              (15,836)                -
                                          ------------        ------------         ------------      ------------

LOSS  BEFORE  MINORITY  INTEREST              (596,318)         (1,191,997)          (2,713,149)       (1,944,646)

Minority  interest                            (162,095)                  -             (161,467)           40,522
                                          ------------        ------------         ------------      ------------

NET  LOSS                                     (758,413)         (1,191,997)          (2,874,616)       (1,904,124)
                                          ============        ============         ============      ============

LOSS PER SHARE OF COMMON STOCK- Basic            (0.03)              (0.11)               (0.15)            (0.18)
                                          ============        ============         ============      ============

Weighted average number of shares
of common stock outstanding                 23,362,506          10,970,497           19,148,417        10,618,849
                                          ============        ============         ============      ============


The financial statements should be read in conjunction with the accompanying notes.



                                         CHINA WORLD TRADE CORPORATION
                            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   Nine-month period ended September 30, 2004
===============================================================================================================

                                                                              NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                                                                     2004              2003
                                                                                 ------------      ------------
                                                                Note                  US$               US$
                                                                                   UNAUDITED         UNAUDITED

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
Net  loss                                                                          (2,874,616)       (1,904,125)
Adjustments to reconcile net loss to net cash
used in operating activities:
   Minority  interest                                                                 161,467           (40,522)
   Amortization  of  intangible  assets                                               270,000                 -
   Equity  in  net  loss  of  affiliate                                                     -            32,051
   Stock  issued  for  services                                                       640,407           600,000
   Depreciation                                                                       149,456            77,622
   Impairment  loss  on  property,  plant  and  equipment                                   -           106,975
   Impairment  loss  on  goodwill                                                     251,448                 -
   Decrease  in  deferred  income                                                     (12,682)         (357,628)
   Changes  in  working  capital:
      Trade  and  other  receivables                                               (1,108,413)          300,578
      Rental  and  other  deposits                                                   (722,766)           (9,821)
      Prepayments                                                                     362,923            45,499
      Inventories                                                                      64,795          (268,917)
      Trade  and  other  payables                                                     726,645           767,727
                                                                                 ------------      ------------
         NET  CASH  USED  IN  OPERATING  ACTIVITIES                                (2,091,336)         (650,561)
                                                                                 ------------      ------------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
   Acquisition of subsidiaries                                       9             (3,459,562)          123,707
   Acquisition  of  an  affiliate                                                           -           (32,051)
   Acquisition  of  property,  plant  and  equipment                                  (63,707)          (49,045)
   Purchase of investment securities                                                  (11,840)                -
                                                                                 ------------      ------------
         NET  CASH  (USED  IN)  PROVIDED  BY  INVESTING  ACTIVITIES                (3,535,109)           42,611
                                                                                 ------------      ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
   Capital  contribution  from  minority  shareholder  of  a  subsidiary            2,821,824             4,477
   Advance  from  a  shareholder                                                      333,722                 -
   Proceed from new bank loans                                                              -           812,820
   Repayment  of  amount  borrowed                                                 (1,008,972)          (10,482)
   Issuance  of  new  shares                                                        4,302,378                 -
                                                                                 ------------      ------------
         NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                             6,448,952           806,815
                                                                                 ------------      ------------

         NET  INCREASE  IN  CASH  AND  CASH  EQUIVALENTS                              822,507           198,865

CASH  AND  CASH  EQUIVALENTS  AT  BEGINNING  OF  PERIOD                               314,771            74,355
                                                                                 ------------      ------------
CASH  AND  CASH  EQUIVALENTS  AT  END  OF  PERIOD                                   1,137,278           273,220
                                                                                 ============      ============

ANALYSIS  OF  BALANCES  OF  CASH  AND  CASH  EQUIVALENTS
   Cash  and  bank  balances                                                        1,137,278           273,220
                                                                                 ============      ============

NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
   Common  stocks  issued  for  services                                              640,407           600,000
   Purchase  of  subsidiaries  by:
      -  issuance  of  common  stock                                                7,703,768         3,200,000
      -  purchase  consideration  in  arrear                                           70,000                 -
                                                                                 ============      ============



The financial statements should be read in conjunction with the accompanying notes.

CHINA  WORLD  TRADE  CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE-MONTH AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

1.  BASIS  OF  PRESENTATION

The accompanying financial data as of September 30, 2004 and for the three-month and nine-month periods ended September 30, 2004 and 2003, have been prepared by the Company, without audit. Following the change of the Company's financial year end date from September 30 to December 31 with effect from the period ended December 31, 2003, these quarterly financial statements have been prepared based on the newly adopted financial year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's audited financial statements for the year ended September 30, 2003.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

In the opinion of the management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of September 30, 2004 and for the three-month and nine-month periods ended September 30, 2004 and 2003, have been made. The results of operations for the three-month and nine-month periods ended September 30, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

2.  PREPARATION  OF  FINANCIAL  STATEMENTS

The Company has net loss of US$758,413 and US$2,874,616 for the three-month and nine-month periods ended September 30, 2004. The Company is an investment holding company. The subsidiaries are principally engaged in the businesses of providing club services, business traveling services and properties investments. Management has developed a strategy, which it believes can be accomplished and will enable the Company to operate in the future. However, there can be no assurance that the Company will be successful with its efforts to attain profitable operations. The inability of the Company to attain profitable operations in the near term could adversely impact the Company's business, financial position and prospects.

3.  TRADE  AND  OTHER  RECEIVABLES

                                                          AS OF
                                                   SEPTEMBER 30, 2004
                                            Note           US$
                                                      -------------

     Trade receivables                                    1,288,475
     Due from related parties                8(c)         6,751,033
     Other receivables                                      196,599
                                                      -------------
                                                          8,236,107
                                                      =============


4.  TRADE  AND  OTHER  PAYABLES

                                                          AS OF
                                                   SEPTEMBER 30, 2004
                                            Note           US$
                                                      -------------

     Trade payables                                       2,808,570
     Income tax payable                      12           1,165,343
     Accrued charges                                        133,778
     Other payables                          12           1,808,388
     Due to related parties                  8(d)           197,012
     Deposits received                                       52,747
                                                      -------------
                                                          6,165,838
                                                      =============


5.  LONG-TERM  BANK  LOAN

The outstanding loan balance of US$459,343 as of September 30, 2004 bears interest at 4% per annum and is repayable serially from 2004 to 2013. The maturity of the long-term bank loan is as follows:


PRINCIPAL        PAYABLES  DURING  THE  FOLLOWING  PERIODS
  US$

 44,746          October  2004  to  September  2005
---------
 46,568          October  2005  to  September  2006
 48,466          October  2006  to  September  2007
 50,440          October  2007  to  September  2008
 52,495          October  2008  to  September  2009
216,628          from  October  2009  onwards
---------
414,597
---------
459,343
=========

6.  ISSUANCE  OF  SHARES

THE FOLLOWING CAPITAL STOCK TRANSACTIONS, WHICH WERE ALL RECORDED AT FAIR VALUES AS OF THEIR RESPECTIVE DATES OF AGREEMENT, OCCURRED DURING THE THREE-MONTH
PERIOD  ENDED  SEPTEMBER  30,  2004:

(a) On July 12, 2004, the Company issued 43,500 shares to CEOcast Inc. for consulting services provided.

(b) On July 20, 2004, Mr. William Chi Hung Tsang and Powertronic Holdings Limited ("Powertronic") exercised a two-year warrant. Mr. Tsang and Powertronic purchased 1,500,000 and 2,000,000 shares of the common stock of the Company at a price of US$0.92 and US$0.575 per share respectively. As of September 30, 2004, Mr. Tsang held 4,500,000 and 2,500,000 warrants to purchase 4,500,000 and 2,500,000 shares at a price of US$0.75 and US$0.92 respectively, and Powertronic held 2,000,000 warrants to purchase 2,000,000 shares at a price of US$0.575.

(c) On July 21, 2004, the Company entered into an agreement with Duncan Capital for private placement. 433,333 shares to be issued was included in common stock at September 30, 2004.

(d) On July 30, 2004, the Company issued 4,081,238 shares to the shareholders of Guangdong New Generation Commercial Management Limited ("GNGCM") and Guangdong Hauhao Insurance Agency Limited ("GHIAL") as consideration for 51% interest of GNGCM.

(e) On August 31, 2004, the Company issued 2,000 shares to The Equitis Group as a compensation for termination of a contract.

7.  STOCK-BASED  COMPENSATION

The Company records compensation expense for stock-based employee compensation plans using the intrinsic value method in which compensation expense, if any, is measured as the excess of the market price of the stock over the exercise price of the award on the measurement date.

On December 31, 2003, the Board of Directors adopted a stock option plan (the 2003 Plan). The 2003 Plan allows the Board of Directors to grant stock options to various employees of the Company. 1,000,000 stock options were issued in accordance with the terms of the 2003 Plan on December 31, 2003 to certain officers and directors at an exercise price of US$0.673 per share. The stock options will vest and become exercisable according to the following schedule:

          ON  APRIL  30,  2004:       25   %
          ON  DECEMBER  30,  2004:    25   %
          EACH  QUARTER  THEREAFTER:   6.25%  (UNTIL  FULLY  VESTED)

As the exercise price of the 2003 Plan is higher than the market price of the underlying stock on the date of grant, pursuant to APB Opinion No. 25, no compensation expense has been recognized for stock options granted.

Had compensation expenses for the same stock options been determined based on their fair values at the dates of grant and been amortized over the period from the date of grant to the date that the award is vested, consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been reported as follows:



                                       Three-month period ended September 30,   Nine-month period ended September 30,
                                              2004                2003                 2004              2003
                                          ------------        ------------         ------------      ------------
                                               US$                 US$                  US$               US$


Net  loss
   As  reported                               (758,413)         (1,191,997)          (2,874,616)       (1,904,124)
                                          ------------        ------------         ------------      ------------
   Total stock-based compensation expenses     (60,881)                  -             (263,819)                -
                                          ============        ============         ============      ============

Pro  forma                                    (819,294)         (1,191,997)          (3,138,435)       (1,904,124)
                                          ============        ============         ============      ============

Basic  net  loss  per  share
   As  reported                                  (0.03)              (0.11)               (0.15)            (0.18)
                                          ------------        ------------         ------------      ------------
Pro  forma                                       (0.04)              (0.11)               (0.16)            (0.18)
                                          ============        ============         ============      ============



The options granted had a weighted average "fair value" per share on date of grant of US$0.65. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expenses over the options' vesting periods, i.e., 3 years as prescribed under the 2003 Plan. The fair value of the option is estimated on the date of the grant using the Black-Scholes option price model, assuming no dividends and with the following assumptions :

               RISK-FREE  INTEREST  RATE     2.1  %
               EXPECTED  VOLATILITY          2.24 %
               CONTRACTUAL  LIFE             3  YEARS

8.  RELATED  PARTY  TRANSACTIONS

(a)  Names  and  relationship  of  related  parties

                                        Existing  relationships with the Company
                                        ----------------------------------------
Mr.  Bernard  Chan                      A shareholder and officer of the Company
Mr.  Bobby  Yu                          A  former  director  of  a  subsidiary
Mr.  Chan  Chi  Ming                    A  director  of  the  Company
Mr.  Luo  Chao  Ming                    A  director  of  the  Company
Mr.  John  Hui                          A  director  of  the  Company
Mr.  Ringo  Leung                       A  former  director  of  the  Company
Mr.  William  Tsang                     A  shareholder  and  director  of  the
                                        Company
Beijing  Wanlong  Economic
Consultancy  Corporation  Ltd.          PRC  partner of a  subsidiary

General (Guangzhou) Business
Network Ltd.                            An  affiliate  of  the Company

Guangzhou City International
Exhibition Co.                          PRC  partner of a subsidiary

Guangzhou  Cyber  Strategy  Limited     A  company  in  which  a director of the
                                        Company  has  beneficial  interest

Guangzhou  Goldlion  City
Properties Co., Ltd.                    A  company  controlled  by  close family
                                        members  of  a  director

Xelex  Inc.                             A  company in which a shareholder of the
                                        Company  has  beneficial  interest

Top  Link  Ventures Limited             A  company  in  which  a director of the
                                        Company  has  beneficial  interest

Union  East  Consultants  Limited       A  company in which a former director of
                                        a  subsidiary  has  beneficial  interest

Dimension  Marketing  Limited           A  shareholder  of  a  former subsidiary

Mr.  Simon  Guo                         A  director  of  a  subsidiary
Mr.  Li  Jingping                       A  director  of  a  subsidiary
Mr.  Yang  Xin                          A  shareholder  of  the  Company
Mr.  Zhao  Lin                          A  shareholder  of  the  Company
Mr.  Cui  Wencheng                      A  shareholder  of  the  Company
Mr.  Ho  Chi  Kin                       An  independent  director of the Company

Huahao  Industries  Group  Co.  Ltd.    A  shareholder  of  a  subsidiary

Guangzhou SRX Travel Service Limited    A  company  in  which  a director of the
                                        company  has  beneficial  interest

Guangzhou XZR International
Travel Services Limited                 A  company  in  which  a director of the
                                        company  has  beneficial  interest

Huang Ze Hua                            A shareholder of a subsidiary
Chen De Xiong                           A shareholder of a subsidiary

(b)  Summary  of  related  party  transactions




                                             Three-month  period  ended             Nine-month period ended
                                                   September  30,                         September  30,
                                              2004                2003               2004              2003
                                          ------------        ------------       ------------      ------------
                                               US$                 US$                US$               US$

Consulting  fee  expenses  to
-----------------------------
Mr.  Ringo  Leung                                    -                   -              5,128                 -
Mr.  Chan  Chi  Ming                                 -              15,385                  -            30,769
Mr.  Bernard  Chan                                   -               3,846              2,564            12,821
Mr.  Bobby  Yu                                       -                   -                  -             4,231
Mr.  John  Hui                                       -              57,692             57,692           141,026
Mr.  William  Tsang                                  -              57,692             57,692           141,026
Mr.  Luo  Chao  Ming                             4,349                   -             13,048                 -
Mr.  Ho  Chi  Kin                                1,500                   -              1,500                 -
Beijing Wanlong Economic Consultancy
Corporation Ltd.                                 4,531               4,531             13,592            13,592
Guangzhou City International Exhibition Co.      4,531               4,531             13,592            13,592
Xelex  Inc.                                     15,384                   -             35,897                 -
Top  Link  Ventures  Limited                    15,385                   -             46,154                 -
Guangzhou  Cyber  Strategy  Limited                  -                   -              1,938                 -
                                          ============        ============       ============      ============

Rent  and  related  expenses  to
--------------------------------
Guangzhou Goldlion City
Properties Co., Ltd.                           116,607             187,713            337,526           541,389
Huahao  Industries  Group  Co.  Ltd.            37,622                   -             37,622                 -
                                          ============        ============       ============      ============

Consultancy  fee  income  from
------------------------------
Guangzhou  Cyber  Strategy  Limited                  -                   -                  -           192,308
                                          ============        ============       ============      ============

Membership  fee  income  from
-----------------------------
Guangzhou Cyber Strategy Limited                     -                   -                  -            32,016
Union  East  Consultants  Limited                    -                   -             16,008            32,016
                                          ============        ============       ============      ============

Loans  advanced  to
-------------------
Dimension  Marketing  Limited                        -               1,194                  -             2,692
                                          ============        ============       ============      ============

Assets  purchase  from
----------------------
Huahao Industries Group Co. Ltd.               451,970                   -            451,970                 -
                                          ============        ============       ============      ============


(c)  Due  from  related  parties

                                                             AS OF
                                                      September 30, 2004
                                                              US$
                                                      ------------------

Guangzhou  Cyber  Strategy  Limited                              159,876
Guangdong  Huahao  Industrial  Group  Co.  Limited             5,643,874
Guangzhou  SRX  Travel  Service  Limited                           2,508
Guangzhou XZR International Travel Services Limited               42,285
Huang  Ze  Hua                                                   360,029
Chen  De  Xiong                                                  542,461
                                                      ------------------
                                                               6,751,033
                                                      ==================

     The amount due from related parties represent unsecured advances which are interest-free and repayable on demand.

(d)  Due  to  related  parties

                                                             AS OF
                                                      September 30, 2004
                                                              US$
                                                      ------------------

Suo  Hong  Xia                                                    24,163
Mr.  John  Hui                                                    11,626
Mr.  Ringo  Leung                                                  1,095
Guangzhou  Goldlion  City  Properties  Co.,  Ltd.                  4,450
Beijing Wanlong Economic Consultancy Corporation Ltd.             22,653
Guangzhou  City  International  Exhibition  Company               13,592
Cui  Wencheng                                                     11,616
Yang  Xin                                                          7,488
Simon  Guo                                                        28,942
Li  Jingping                                                      65,771
Zhao  Lin                                                          5,616
                                                      ------------------
                                                                 197,012
                                                      ==================

     The amounts due to related parties represent unsecured advances which are interest-free and repayable on demand.

8.  RELATED  PARTY  TRANSACTIONS

(e)  Due  to  a  shareholder

                                                             AS OF
                                                      September 30, 2004
                                                              US$
                                                      ------------------

Mr.  William  Tsang                                              333,722
                                                      ==================

     The amount due to a shareholder represents unsecured advances which is interest-free and not repayable within one year.


9.  SUPPLEMENTARY  DISCLOSURE  OF  CASH  FLOW  INFORMATION

(a)  Summary  of  effect  of  acquisition  of  subsidiaries

                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                 2004               2003
                                              ----------         ----------
                                                 US$                 US$
NET  ASSETS  ACQUIRED
Property,  plant  and  equipment               1,106,022          2,971,993
Intangible  assets                               222,676                  -
Cash  and  cash  equivalents                   1,259,274            123,707
Trade  and  other  receivables                 6,941,366            106,628
Rental  and  other  deposits                     569,237             10,618
Prepayments                                       11,733              4,312
Short-term  investments                           12,323                  -
Trade  and  other  payables                   (3,905,614)          (268,706)
Short-term  bank  loans                       (2,247,164)                 -
Minority  interest                              (390,133)                 -
                                              ----------         ----------
                                               3,579,720          2,948,552
Add:  Goodwill  arising  from  acquisition
      of  subsidiaries                         8,965,499            251,448
                                              ----------         ----------
Consideration                                 12,545,219          3,200,000
                                              ==========         ==========

9.  SUPPLEMENTARY  DISCLOSURE  OF  CASH  FLOW  INFORMATION  (CONTINUED)

(b) Analysis of the net inflow of cash and cash equivalents in respect of acquisition during the period

                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                 2004               2003
                                              ----------         ----------
                                                 US$                 US$

Consideration                                (12,545,219)        (3,200,000)
Bank  balance  and  cash  acquired             1,259,274            123,707
Issuance of common stock for satisfying
the consideration                              7,706,383          3,200,000
Purchase  consideration  in  arrear              120,000                  -
                                              ----------         ----------

Net outflow of cash and cash equivalents      (3,459,562)           123,707
                                              ==========         ==========


In addition to the above consideration of US$12,545,219, the Company has committed to inject cash of US$120,000 to a newly acquired subsidiary as operating funds.

10. MATERIAL BUSINESS COMBINATIONS

On April 20, 2004, a wholly-owned subsidiary of the Company (the "Transferee") entered into an Equity Transfer Agreement (the "Agreement") with the major shareholders of Guangdong New Generation Commercial Management Limited ("GNGCM") and Guangdong Hauhao Insurance Agency Limited ("GHIAL") (the "Transferors"), pursuant to which the Transferee would acquire from the Transferors 51% interest in GNGCM (the "Acquisition") for an aggregate consideration of approximately US$11,127,000 of which US$3,640,000 was to be paid in the form of cash and US$7,487,000 was to be paid in the form of restricted shares issued by the Company. The Agreement also contemplated a loan agreement in the amount of US$3,640,000 pursuant to which one of the Transferors would loan the said amount to GNGCM as part of the transaction. Completion of the Agreement was subject to a group reorganization to be completed by GNGCM. Upon completion of the reorganization, GNGCM shall hold 7 subsidiaries (collectively "GNGCM Group"). On June 1, 2004, a supplementary agreement to the Agreement was entered into by making several changes to the Agreement, amongst which the aggregate consideration was reduced to US$10,232,000, of which US$2,745,000 was to be paid in the form of cash and US$7,487,000 was to be paid in the form of restricted shares of the Company.

Completion of the acquisition of GNGCM Group enables the Company to expand its business to the high growth, travel-related businesses. The acquisition has been accounted for under the purchase method of accounting. The purchase price of US$10,232,000 was allocated to the assets and liabilities acquire based on their estimated fair value at the date of acquisition. This allocation has resulted in acquired goodwill of US$8,652,530. The results of GNGCM Group have been included in the consolidated financial statements since the acquisition date.

PRO FORMA RESULTS PRESENTATION

The following unaudited pro forma information presents a summary of our consolidated results of operations as if the Acquisition had been taken place on January 1, 2003.




                                             Three-month  period  ended             Nine-month period ended
                                                   September  30,                         September  30,
                                              2004                2003               2004              2003
                                          ------------        ------------       ------------      ------------
                                               US$                 US$                US$               US$
                                            UNAUDITED          UNAUDITED          UNAUDITED          UNAUDITED
OPERATING  REVENUES                          1,356,217           1,992,518          5,002,939         4,415,469
                                          ============        ============       ============      ============
NET  LOSS                                     (148,650)         (1,149,021)        (1,208,279)       (1,871,461)
                                          ============        ============       ============      ============
LOSS  PER  SHARE                                 (0.01)               (0.1)             (0.06)            (0.18)
                                          ============        ============       ============      ============



11. BUSINESS SEGMENT INFORMATION


                                             Three-month  period  ended             Nine-month period ended
                                                   September  30,                         September  30,
                                              2004                2003               2004              2003
                                          ------------        ------------       ------------      ------------
                                               US$                 US$                US$               US$
OPERATING  REVENUES
Club  services                                 176,831             418,654            349,920         1,307,391
Consultancy  service                                 -                   -                  -           192,309
Rental                                         184,169              18,517            527,013            48,741
Sale  of  goods                                      -             543,043            123,560           814,111
Travel  ticketing  agency                      540,969                   -            540,969                 -
Travel  insurance                               39,788                   -             39,788                 -
Travel  information  service                         -                   -                  -                 -
Sales  of  clothing                              1,769                   -              1,769                 -
Others                                               -              14,931               (153)           16,984
                                          ------------        ------------       ------------      ------------
                                               943,526             995,145          1,582,866         2,379,536
                                          ============        ============       ============      ============



                                             Three-month  period  ended             Nine-month period ended
                                                   September  30,                         September  30,
                                              2004                2003               2004              2003
                                          ------------        ------------       ------------      ------------
                                               US$                 US$                US$               US$

PROFIT  (LOSS)  FROM  OPERATIONS
Club  services                                (222,106)           (117,064)          (726,285)         (388,147)
Consultancy  service                                 -                   -                  -           101,128
Rental                                         (25,266)           (196,595)          (111,009)         (575,585)
Sale  of  goods                                 (3,029)             (4,154)           (31,019)          (37,682)
Travel  ticketing  agency                      330,671                   -            330,671                 -
Travel  insurance                               16,328                   -             16,328                 -
Travel  information service                    (77,879)                  -            (77,879)                -
Sales  of  clothing                                (92)                  -                (92)                -
Others                                               -             (37,405)                 -           (25,512)
                                          ------------        ------------       ------------      ------------

                                                18,627            (355,218)          (599,285)         (925,798)
Corporate  expenses                           (603,607)           (826,593)        (2,195,946)         (972,286)
                                          ------------        ------------       ------------      ------------

Consolidated  operating  loss                 (584,980)         (1,181,811)        (2,795,231)       (1,898,084)

Other  income                                   27,733               1,065            129,883             2,572
Interest  expense                              (23,235)            (11,251)           (31,965)          (17,083)
Equity  in net loss of an affiliate                  -                   -                  -           (32,051)
Minority  interest                            (162,095)                  -           (161,467)           40,522
Income  taxes                                  (15,836)                  -            (15,836)                -
                                          ------------        ------------       ------------      ------------

Net  loss                                     (758,413)         (1,191,997)        (2,874,616)       (1,904,124)

Income  taxes  included  in  segment
profit  (loss) above                            15,836                   -             15,836                 -
                                          ------------        ------------       ------------      ------------

Net  loss  before  income  taxes              (742,577)         (1,191,997)        (2,858,780)       (1,904,124)
                                          ============        ============       ============      ============



12. CONTINGENT LIABILITIES

Prior to the completion of acquisition by the Company, GNGCM had been paying mainland China income tax at a basis of calculation which was not in accordance with the standard basis of calculation as stipulated by the mainland China tax law. The shortfall of the underpaid tax liabilities, related surcharges and penalty up to the date of acquisition by the Company has already been fully provided in the consolidated financial statements. However, GNGCM would potentially be liable to further surcharge for late payment and penalty, additional to the amount being provided, for the period since the date of acquisition by the Company and up to the balance sheet date. A shareholder of GNGCM has undertaken to indemnify the Company against such shortfall and additional tax-related liabilities. As of September 30, 2004, the estimated further surcharges and penalties which GNGCM was potentially liable amounted to US$25,183.

The following pro forma financial statements and notes of the Registrant and (i) Guangdong New Generation Commercial Management Limited and (ii) Guangdong Huahao Insurance Agency Limited (hereinafter, the "Constituent Companies") are set forth below: An Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Constituent Companies as of June 30, 2004, and an Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Constituent Companies for the six months ended June 30, 2004 and year ended September 30, 2003.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the six-month period ended June 30, 2004 and for the year ended September 30, 2003 are based on the historical financial statements of China World Trade Corporation (the "Company"), Guangdong New Generation Commercial Management Limited ("GNGCM") and Guangdong Hauhao Insurance Agency Limited ("GHIAL") after giving effect to the acquisition of GNGCM and GHIAL by the Company ("Acquisition") using the purchase method of accounting and the assumptions and adjustments described in the accounting notes to the unaudited pro forma condensed consolidated financial statements. The Acquisition was completed on August 2, 2004.

The unaudited pro forma condensed consolidated balance sheet of the Company, GNGCM and GHIAL as of June 30, 2004 is presented to give effect to the Acquisition as if it had occurred on June 30, 2004. The unaudited pro forma condensed consolidated statements of operations of the Company, GNGCM and GHIAL for the six-month period ended June 30, 2004 and for the year ended September 30, 2003 are presented as if the Acquisition had taken place on October 1, 2002.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company's Form 10-KSB for the year ended September 30, 2003 filed on January 13, 2004, the Company's Form-10QSB quarterly report for the six-month period ended June 30, 2004 filed on August 19, 2004, the audited financial statements of GNGCM and GHIAL for the year ended December 31, 2003 and the unaudited management accounts of GNGCM and GHIAL for the six-month period ended June 30, 2004 prepared in accordance with the accounting principles generally accepted in the United States of America ("USGAAP"). The unaudited pro forma condensed consolidated financial statements are not intended to be representative or indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.



CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  BALANCE  SHEET

AS  OF  JUNE  30,  2004
-----------------------


                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$

                                     ASSETS


CURRENT  ASSETS

Cash  and  cash  equivalents          1,846,128        12,496        32,935    (2,745,000)  (a)     1,646,559
                                                                                2,500,000   (b)
Trade  receivables                    1,038,457             -        22,084                         1,060,541
Other  receivables                            -       697,720        13,844                           711,564
Due  from  related  parties               2,505             -        75,818                            78,323
Rental  and  other  deposits            744,061             -       254,953                           999,014
Prepayments                                   -             -       102,428                           102,428
Inventories                                   -             -         9,142                             9,142
                                    -----------   -----------   -----------                       -----------

TOTAL  CURRENT  ASSETS                3,631,151       710,216       511,204                         4,607,571

Intangible  asset                             -             -     1,590,000                         1,590,000
Goodwill                                      -             -       359,346    14,575,068   (c)    14,934,414
Property, plant and equipment, net      127,174        19,648     3,259,749                         3,406,571
Investment  in  a  subsidiary                 -             -             -    10,232,000   (a)             -
                                                                              (10,232,000)  (c)
                                    -----------   -----------   -----------                       -----------

TOTAL  ASSETS                         3,758,325       729,864     5,720,299                        24,538,556
                                    ===========   ===========   ===========                       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT  LIABILITIES

Trade  payables                       3,707,934             -        18,176                         3,726,110
Accrued  charges                      1,522,974             -       104,187                         1,627,161
Other  payables                               -        31,036       107,616                           138,652
Tax  payables                         1,151,972         3,514             -                         1,155,486
Due  to  related  parties               696,215             -       235,327                           931,542
Deposits  received                            -             -        40,315                            40,315
Deferred  income                              -             -         6,551                             6,551
Short  term  bank  loan               1,206,695             -             -                         1,206,695
Long-term bank loan - current portion         -             -        44,301                            44,301
                                    -----------   -----------   -----------                       -----------

TOTAL  CURRENT  LIABILITIES           8,285,790        34,550       556,473                         8,876,813

Long-term bank loan
- non-current portion                         -             -       425,952                           425,952
Due  to  a  shareholder                       -             -       954,995                           954,995
                                    -----------   -----------   -----------                       -----------

Total  liabilities                    8,285,790        34,550     1,937,420                        10,257,760
                                    -----------   -----------   -----------                       -----------

Minority  interest                            -             -             -       510,917   (c)       510,917
                                    -----------   -----------   -----------                       -----------

STOCKHOLDERS'  EQUITY

                                                                                    4,081   (a)
                                                                                    3,500   (b)
Common                                1,810,042     1,206,695        17,837    (3,016,737)  (c)        25,418

Additional  paid-in  capital                  -             -    16,207,204     7,482,919   (a)    26,186,623
                                                                                2,496,500   (b)
Due from related party               (7,081,663)   (1,313,152)            -     8,394,815   (c)             -

Dedicated  reserves                     477,757       121,156             -      (598,913)  (c)             -

Accumulated  (deficit)  profit          266,399       680,615   (12,442,162)     (947,014)  (c)   (12,442,162)
                                    -----------   -----------   -----------                       -----------

TOTAL STOCKHOLDERS' EQUITY           (4,527,465)      695,314     3,782,879                        13,769,879
                                    -----------   -----------   -----------                       -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  3,758,325       729,864     5,720,299                        24,538,556
                                    ===========   ===========   ===========                       ===========





CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  OPERATIONS

SIX-MONTH  PERIOD  ENDED  JUNE  30,  2004
-----------------------------------------


                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$

OPERATING REVENUES                    2,650,848       289,469       639,340                         3,579,657

OPERATING  EXPENSES
Operating  costs  and  expenses      (1,030,345)      (19,916)     (347,546)                       (1,397,807)
Selling, general and
administrative expenses                (294,433)     (103,413)   (2,502,045)                       (2,899,891)
                                    -----------   -----------   -----------                       -----------

PROFIT  (LOSS)  FROM  OPERATIONS      1,326,070       166,140    (2,210,251)                         (718,041)

NON-OPERATING  (EXPENSES)  INCOME
Other  income                             3,193            96       102,150                           105,439
Interest  expenses                      (38,938)           (8)       (8,730)                          (47,676)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE INCOME TAXES
AND MINORITY INTEREST                 1,290,325       166,228    (2,116,831)                         (660,278)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS
Provision  for  income  taxes          (116,440)       (8,086)            -                          (124,526)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE MINORITY
INTEREST                              1,173,885       158,142    (2,116,831)                         (784,804)

MINORITY  INTEREST                            -             -           628      (116,203)  (d)      (115,575)
                                    -----------   -----------   -----------                       -----------

NET  PROFIT  (LOSS)                   1,173,885       158,142    (2,116,203)                         (900,379)
                                    ===========   ===========   ===========                       ===========

LOSS PER SHARE OF COMMON STOCK
-  Basic                                      -             -         (0.12)                            (0.04)
                                    ===========   ===========   ===========                       ===========

Weighted average number of shares
of common stock outstanding                   -             -    17,018,219     4,081,238   (e)    21,099,457
                                    ===========   ===========   ===========                       ===========





CHINA  WORLD  TRADE  CORPORATION

UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  OPERATIONS

YEAR  ENDED  SEPTEMBER  30,  2003
---------------------------------


                                                                                                   PRO FORMA
                                                                               Pro forma          CONSOLIDATED
                                       GNGCM         GHIAL      The Company   adjustments           BALANCE
                                    -----------   -----------   -----------   -----------         -----------
                                        US$           US$           US$           US$                 US$


OPERATING  REVENUES                   1,975,098       929,916     2,885,600                         5,790,614

OPERATING  EXPENSES
Operating  costs  and  expenses        (899,503)      (61,364)   (1,213,169)                       (2,174,036)
Selling, general and administrative
expenses                               (572,878)     (189,106)   (3,954,066)                       (4,716,050)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) FROM OPERATIONS           502,717       679,446    (2,281,635)                       (1,099,472)

NON-OPERATING  (EXPENSES)  INCOME
Other  income                            17,119            99         2,490                            19,708
Interest  expenses                      (75,251)            -       (14,811)                          (90,062)
Equity in net loss of affiliate               -             -       (32,051)                          (32,051)
                                    -----------   -----------   -----------                       -----------

PROFIT  (LOSS) BEFORE INCOME TAXES
AND MINORITY INTEREST                   444,585       679,545    (2,326,007)                       (1,201,877)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS
Provision  for  income  taxes          (573,448)      (25,979)            -                          (599,427)
                                    -----------   -----------   -----------                       -----------

PROFIT (LOSS) BEFORE MINORITY
INTEREST                               (128,863)      653,566    (2,326,007)                       (1,801,304)

MINORITY  INTEREST                            -             -       120,471      (417,097)  (d)      (296,626)
                                    -----------   -----------   -----------                       -----------

NET  PROFIT  (LOSS)                    (128,863)      653,566    (2,205,536)                       (2,097,930)
                                    ===========   ===========   ===========                       ===========

LOSS PER SHARE OF COMMON STOCK
-  Basic                                      -             -         (0.23)                            (0.15)
                                    ===========   ===========   ===========                       ===========

Weighted average number of shares
of common stock outstanding                   -             -     9,699,264     4,081,238   (e)    13,780,502
                                    ===========   ===========   ===========                       ===========


1.  BASIS  OF  PRO  FORMA  PRESENTATION

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company's Form 10-KSB for the year ended September 30, 2003 filed on January 13, 2004, the Company's Form-10QSB quarterly report for the six-month period ended June 30, 2004 filed on August 19, 2004, the audited financial statements of GNGCM and GHIAL for the year ended December 31, 2003 and the unaudited management accounts of GNGCM and GHIAL for the six-month period ended June 30, 2004 prepared in accordance with USGAAP.

The Company has changed its financial year end date from September 30 to December 31 of each calendar year with effect from the period ended December 31, 2003. Therefore the Company's Form 10-KSB for its financial year ended December 31, 2003 covers the year ended September 30, 2003 and its Form 10-QSB for the second quarter falling into the financial year ending December 31, 2004 covers the six-month period ended June 30, 2004.

The statutory financial statements of GNGCM and GHIAL are prepared in accordance with accounting principles generally accepted in the Peoples' Republic of China, which differ in certain significant respects from the USGAAP. For the purposes of preparing these unaudited pro forma condensed consolidated financial statements, management of GNGCM and GHIAL has prepared a set of financial statements for the year ended December 31, 2003 for each of the companies under USGAAP. These financial statements have been audited and adopted as the bases for preparing these unaudited pro forma condensed consolidated financial statements. However, the financial year end date of both GNGCM and GHIAL falls on December 31. Accordingly, their results for the year ended December 31, 2003 have been adopted in preparing the unaudited pro forma condensed statement of operations for the year ended September 30, 2003.

On April 20, 2004, a wholly-owned subsidiary of the Company (the "Transferee") entered into an Equity Transfer Agreement (the "Agreement") with the major shareholders of GNGCM and GHIAL (the "Transferors"), pursuant to which the Transferee would acquire from the Transferors 51% interest in GNGCM for an aggregate consideration of approximately US$11,127,000 of which US$3,640,000 was to be paid in the form of cash and US$7,487,000 was to be paid in the form of restricted shares issued by the Company. The Agreement also contemplated a loan agreement in the amount of US$3,640,000 pursuant to which one of the Transferors would loan the said amount to GNGCM as part of the transaction. Completion of the Agreement was subject to a group reorganisation to be completed by GNGCM. Upon completion of the reorganization, GNGCM shall hold 7 subsidiaries, with GHIAL being the most significant one. On June 1, 2004, a supplementary agreement to the Agreement was entered into by making several changes to the Agreement, amongst which the aggregate consideration was reduced to US$10,232,000, of which US$2,745,000 was to be paid in the form of cash and US$7,487,000 was to be paid in the form of restricted shares of the Company.

The Acquisition, which was mainly carried out for the Company's expansion purposes, was completed on August 2, 2004 and the Company has issued 4,081,238 shares of US$0.001 to satisfy the consideration which was to be paid in the form of shares of the Company.

2.  PRO  FORMA  ADJUSTMENTS

Pro forma adjustments are necessary to reflect the adjustments necessary to give full effect to the acquisition as if it had been occurred at the beginning of the periods presented. These pro forma adjustments include the adjustments for the difference between the considerations paid for the assets acquired and the estimated fair value of such assets and to eliminate minority interests. As there were no intercompany transactions or balances, no pro forma adjustments for elimination in this respect is necessary. Certain reclassifications have been made to conform GNGCM's and GHIAL's historical amounts to the Company's presentation.

The pro forma consolidated provision for income taxes does not reflect the amounts that would have resulted had the Company, GNGCM and GHIAL filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(a) Adjustment to record the consideration for the acquisition of 51% interest in GNGCM and 26.52% effective interest in GHIAL. Of the total purchase price of US$10,232,000, approximately US$1,241,000 in cash was paid on August 2, 2004, approximately US$1,500,000 in cash was deferred until September 30, 2004 and the remainder of the purchase price was satisfied in the form of approximately US$7,487,000 in market value of 4,081,238 shares of US$0.001.

(b) Adjustment to reflect exercise of warrants by two of the major shareholders. In July 2004, two of the major shareholders of the Company exercised warrants to purchase 3,500,000 shares of US$0.001 at a total consideration of US$2,500,000. Part of the consideration was used for settlement of the purchase price for the acquisition as mentioned in (a) above.

(c)  Elimination  of  investment  in  GNGCM  and  GHIAL:

                            GNGCM          GHIAL           TOTAL
                          ---------      ---------      ----------
                             US$            US$             US$

CONSIDERATION                                           10,232,000

COMMON  STOCK            (1,810,042)    (1,206,695)     (3,016,737)
DUE FROM RELATED PARTY    7,081,663      1,313,152       8,394,815
DEDICATED  RESERVES        (477,757)      (121,156)       (598,913)
RETAINED  EARNINGS         (266,399)      (680,615)       (947,014)
MINORITY  INTERESTS               -        510,917         510,917
                                                        ----------
                                                        14,575,068
                                                        ==========

(d) Adjustment to reflect the minority interest's share of results of GNGCM and GHIAL for the six-month period ended June 30, 2004 and for the year ended December 31, 2003.

(e) Adjustment to reflect the increase in weighted average number of shares outstanding by 4,081,238 common stocks as if they had been issued on October 1, 2002.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Moores Rowland Mazars audited our financial statements. We have had no changes in or disagreements with our accountant

                          HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares we are offering. We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports pursuant to its provisions. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and shares to which this prospectus relates. Copies of the registration statement and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants, such as China World Trade, which are filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).





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                                      142


=========================================          =======================================
Until _____________, 2004 (40 days after
the  date  of  this  prospectus),  all
dealers  that  effect  transactions  in
these  securities,  whether  or  not
participating  in  this offering, may be
required  to  deliver a prospectus. This
is  in  addition  to  the  dealers'
obligation  to deliver a prospectus when
acting  as underwriters and with respect
to  their  unsold  allotments  or
subscriptions.
--------------------------------
TABLE  OF  CONTENTS                                    CHINA  WORLD  TRADE  CORPORATION
--------------------------------
Prospectus  Summary
The  Offering
Risk  Factors
Forward  Looking  Statements                             UP  TO  16,981,717  SHARES
Use  of  Proceeds                                             COMMON  STOCK
Dilution                                                    $.001  PAR  VALUE
Standby  Equity  Distribution  Agreement
Plan  of  Distribution
Legal  Proceedings
Directors  &  Executive  Officers
Security  Ownership
Description  of  Securities
Interests  of  Named  Experts                                     ----------
SEC's  Position  on  Indemnification                              PROSPECTUS
Description  of  Business                                         ----------
Management's  Discussion  &  Analysis
Description  of  Property
Certain  Relationships  and  Related  Transactions
Market  for  Common  Stock
Executive  Compensation
Financial Statements     JANUARY14, 2005

No  dealer,  salesperson or other person
has  been  authorized  to  give  any
information  or  to  make  any
representations  other  than  those
contained  in  this  Prospectus  and, if
given  or  made,  such  information  or
representations  must not be relied upon
as having been authorized by China World
Trade.  This  Prospectus  does  not
constitute  an  offer  to  sell  or  a
solicitation  of  an offer to buy any of
the securities offered hereby to whom it
is  unlawful  to  make such offer in any
jurisdiction.  Neither  the  delivery of
this  Prospectus  nor  any  sale  made
hereunder  shall,  under  any
circumstances,  create  any  implication
that  information  contained  herein  is
correct as of any time subsequent to the                          JANUARY14, 2005
date  hereof  or  that there has been no
change in the affairs of the China World
Trade  since  such  date.
=======================================            =========================================



                                    PART II

              INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by China World Trade Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item                               Expense
----                             -----------

SEC  Registration  Fee           $  4,518.33
Legal  Fees  and  Expenses*      $ 50,000
State  Blue  Sky  Fees*          $  7,500
Miscellaneous*                   $  1,000
============================================
Total*                           $ 62,118.33

*    Estimated  Figure

                    RECENT SALES OF UNREGISTERED SECURITIES

A.   MR.  WILLIAM  CHI  HUNG  TSANG

Pursuant to an agreement entered between the Company and Mr. William Chi Hung Tsang dated November 19, 2003, the Company acquired the after-tax rental income of a property located in Guangzhou, China for a five-year period commencing from December 1, 2003 to November 30, 2008 in exchange for 3,000,000 newly issued shares of the Company and a two-year warrant to purchase up to 6,000,000 shares of the Company at an agreed upon price. The 3,000,000 shares were issued on December 5, 2003. Fair value of the issued shares is US$0.60 each, representing the closing bid price of the Company's shares on November 19, 2003. The rental income stream acquired has been capitalized as an intangible asset and is amortized on a straight-line basis over five years.

On December 5, 2003, the Company issued 761,103 shares to Mr. William Chi Hung Tsang for partial settlement of amounts due to him. The shares were recorded at fair values of the shares issued. The amounts were recognized as expenses in the three-month period ended December 31, 2003.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offered has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offered was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offered and our management.

B.   GREENTREE  FINANCIAL  GROUP,  INC.  and  RR  INV  HOLDING  INC.

On December 9, 2003, we issued 400,000 shares of our common stock to Greentree Financial Group, Inc. for professional services, including:

     -    Assistance  in  preparation  of  private  offering  documents
     -    Compliance  with  state  Blue  Sky  regulations
     - Compliance with the Securities and Exchange Commission's periodic reporting requirements
     -    Tax  and  accounting  services
     -    EDGAR  services
     -    Preparation  of  interim  financial  information
     -    Locating  product  vendors
     -    Other  consulting  services

We also issued 50,000 shares to RR INV Holding INC for consultancy services provided.

The shares were recorded at fair values of the shares issued. The amounts were recognized as expenses in the three-month period ended December 31, 2003.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only two offered, (3) the offered has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offered was a sophisticated investor ; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offered and our management.

C.   TMT  CONSULTANT  AND  MR.  ANDY  LAU

On December 11, 2003, the Company issued 500,000 shares each to Mr. Andy Lau and TMT Consultant for consultancy services provided. Mr. Lau's services included:

     - Developing information technology strategy and project implementation of IT-enabled business centers operated throughout China.
     - Formulation the network topology and the IT applications plan of the business centers in Guangzhou.
     - Assisting and facilitating the establishment of the IT network of the business centers, and supervising the project progress implemented by outsourced project team.
     - Facilitating the cooperation between CWTD and any third party into-tech service providers under the consent of CWTD to enhance the value added service delivered through the info-tech network.

TMT  Consultant's  services  included:

     - Developing sales and marketing strategies and implementing CWTD's co-brand VISA credit card in associate with the Agricultural Bank of China.
     - Formulating the visual identity of all the marketing material of the co-brand credit card.
     - Assisting and facilitating the discussion and cooperation between CWTD and China advertising companies in creating publicity in China.
     - Facilitating the cooperation of CWTD and predefined third party service provider to enhance the value added service of the co-branded credit card.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only two offered, (3) the offered has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offered was a sophisticated investor ; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offered and our management.

D.   WALL  STREET  STRATEGIES,  INC.

On December 16, 2003, the Company issued 100,000 shares to Wall Street Strategies, Inc. for consultancy services provided. The shares were recorded at fair values of the shares issued. The amounts were recognized as expenses in the three-month period ended December 31, 2003.

E.   DEBT  RESTRUCTURING

Effective September 1, 2002, we consummated a 1 for 30 reverse stock split of the outstanding shares of common stock.

In September, 2002, we completed a debt-for-equity capital restructuring and issued shares to certain creditors for the settlement of debts and fees pursuant to settlement agreements, as follows:

Name of Creditor           Date (2002)     No. of Shares
----------------           ------------    -------------
Mr.  James  Mak            September  8           87,500
Mr.  James  Mak            September  8           35,000
Mr.  Roy  Wu               September  9           87,500
Mr.  Alfred  Or            September 10          156,645
Mr.  Andersen  Chan        September 10           60,000
Mr.  Bernard  Chan         September  8           73,355
Superwear  Limited         September  9          500,000
Simple  Fortune  Inc.      September  9          490,000
Sinogolf  Limited          September  9          510,000
Top-Trained Securities
  Limited                  September 11        1,000,000
Splendid  Partner
  Holdings  Limited        September 12          500,000
I  &  V  Ltd.              September 12          500,000

The shares of common stock delivered as consideration in the debt for equity restructuring were issued on January 22, 2003.

As a result of two share purchase agreements dated September 3, 2002 and December 17, 2002, respectively, and entered into between the Company and Powertronic Holdings Limited, on January 24, 2003 we issued a total of 2,000,000 shares of common stock and warrants to purchase up to 4,000,000 shares of common stock for a total purchase price of $1,000,000 to Powertronic Holdings Limited.

As a result of a share exchange agreement dated December 17, 2002 entered into between the Company and Mr. William Chi Hung Tsang, on January 24, 2003, we issued 4,000,000 shares of common stock and warrants to purchase up to 4,000,000 shares of stock in exchange for 100% of the share capital of General Business Network (Holdings) Ltd.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offered, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor ; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

F.   TCMP3  PARTNERS  AND  BRIDGES  &  PIPES  LLC  INVESTORS

On August 26, 2004, we entered into a Securities Purchase Agreement with the TCMP3 Partners and Bridges & PIPES LLC (together being the "Purchasers"), providing for the issuance by us of (i) 333,334 shares of common stock at a price of $1.50 per share and 166,667 Series A five year Warrants to purchase shares of our common stock at $2.50 per share to Bridges & PIPES LLC, and (ii) 100,000 shares of common stock at a price of $1.50 per share and 50,000 Series A five year Warrants to purchase shares of our common stock at $2.50 per share to TCMP3 Partners, for an aggregate purchase price of $650,000. In addition, we granted each Purchaser an option (the "Option") to purchase that number of shares equal to the number of shares initially purchased by the Purchaser on the Closing Date (the "Firm Shares"). Upon exercise of the Option at a purchase price of $3.00 per share of common stock, the Purchaser would also receive, without additional consideration, five-year Series B Warrants to purchase 50% of the Firm Shares at an exercise price equal to $4.00 per share. To date, neither of the Purchasers has exercised the Option.

In connection with this offering, we retained the services of Duncan Capital LLC to act as Placement Agent, and for its services Duncan Capital LLC was entitled to receive compensation equal to (i) a cash fee of ten percent of the aggregate purchase price of the shares of common stock and warrants sold, (ii) the issuance of a five-year non-cashless exercised provisioned warrant to purchase such number of shares of common stock as shall equal ten percent of the aggregated number of shares sold in the offering and shares exercised upon exercised upon exercise of the Series A Warrants and Series B Warrants at an exercise price of $2.50 per share, and (iii) a cash fee of ten percent upon our receipt of proceeds, if any, upon the exercise of the Series A Warrants and Series B Warrants by the Purchasers. Duncan Capital LLC currently has been issued a Placement Agent's warrant to purchase 43,000 of our common shares at an exercise price equal to $2.50 per share, which is being registered pursuant to this prospectus.

In this offering, we relied on the exemption from registration of Section 4(2) under the Securities Act and Regulation D promulgated pursuant thereto.

G.   CORNELL  CAPITAL  PARTNERS,  LP  AND  STEALTH  CAPITAL,  LLC

On December 3, 2004, we had a second closing under the Securities Purchase Agreement with two new Purchasers, Cornell Capital Partners, LLC and Stealth Capital, LLC, who together purchased an aggregate of $1,450,000 of our shares of common stock and Series A Warrants, as follows: (i) Cornell Capital purchased 900,000 shares of common stock at $1.50 per share, and received 450,000 Series A Warrants, and (ii) Stealth Capital purchased 66,667 shares of common stock at $1.50 per share, and received 33,334 Series A Warrants. For its services as Placement Agent, Duncan Capital, LLC received 69,667 Placement Agent Warrants, which are exercisable at $2.50 per share. In addition, Bridges & PIPES, LLC was issued 83,334 Series A Warrants and TCMP3 Partners was issued 25,000 Series A Warrants for their agreement to waive their rights under the Registration Rights Agreement to be the sole registrants, together with Cornell Capital and Stealth Capital, in a demand registration made on our Company. They were issued the warrants pursuant to a Letter Agreement that, among other things, permitted our Company to enter into a SEDA with Cornell Capital Partners, LP and register the shares to be issued pursuant to the SEDA together with the shares and warrants owned by Bridges & PIPES, LLC and TCMP3 Partners on one registration statement and to be offered for sale pursuant to one prospectus.

In connection with the issuance of securities at this second closing, we relied on the exemption from registration of Section 4(2) under the Securities Act and Regulation D promulgated pursuant thereto.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

China World Trade shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of China World Trade Corporation, or served any other enterprise as director, officer or employee at the request of China World Trade. The Board of Directors, in its discretion, shall have the power on behalf of China World Trade to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of China World Trade.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    EXHIBITS

EXHIBIT NUMBER              EXHIBIT DESCRIPTION

3.1                         Articles  of  Incorporation*
3.2                         Amendment  to  Articles  of  Incorporation*
3.3                         Bylaws*
4                           Form  of  Stock  Certificate*
5                           Legal  Opinion
10.1                        Standby  Equity  Distribution  Agreement
10.2                        Registration  Rights  Agreement
10.3                        Placement  Agent  Agreement
10.4                        Securities  Purchase  Agreement
10.5                        Registration  Rights  Agreement
10.6                        Bridges  &  PIPES  LLC Series A Warrant Agreements
10.7                        TCMP3  Partners  Series  A  Warrant  Agreements
10.8                        Cornell  Capital  Partners,  LP  Series  A Warrant
                            Agreement
10.9                        Stealth Capital, LLC Series A Warrant Agreement
10.10                       Placement  Agent's  Warrant  Agreements
10.11                       Employment  Agreement, as amended, with John H. W.
                            Hui*
10.12                       Employment  Agreement,  as amended, with Keith Yat
                            Chor  Wong*
10.13                       Consulting  Agreement  with  Greentree  Financial
                            Group,  Inc.
10.14                       Facilities  Lease  Agreement*
10.15                       2003  Non-Qualified  Stock  Compensation  Plan  (1)
23.1                        Consent  of  Harold  H.  Martin, Esq. (Included in
                            exhibit  5)
23.2                        Consent  of  Moores  Rowland  Mazars

     * Incorporated by reference from Registrant's registration statement on Form 10-SB, filed with the Commission on September 9, 1999, SEC File No. 333-87992.

     (1)  Incorporated  by  reference  from Form S-8 filed on December 22, 2003.

                                  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     - Include any prospectus required by Section 10(a)(3) of the securities Act of 1933.
     - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     - Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Guangzhou, The PRC on January 14, 2005.

                              China  World  Trade  Corporation

                              /s/    John  H.  W.  Hui
                              ------------------------
                              By:    John  H.  W.  Hui
                              Title: Vice  Chairman  &  CEO,
                                     Director

                              /s/    Bernard  Chan
                              --------------------
                              By:    Bernard  Chan
                              Title: Chief  Financial  Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                              /s/    John  H.  W.  Hui
                              ------------------------
                              By:    John  H.  W.  Hui
                              Title: Vice  Chairman  and  CEO,
                                     Director
                              Date:  January  14,  2005

                              /s/    Chi  Ming  Chan
                              ----------------------
                              By:    Chi  Ming  Chan
                              Title: General  Manager,
                                     Director
                              Date:  January  14,  2005

                              /s/    William  Chi  Hung  Tsang
                              --------------------------------
                              By:    William  Chi  Hung  Tsang
                              Title: Chairman  and  President
          `                   Date:  January  14,  2005

                              /s/    Chao  Ming  Luo
                              ----------------------
                              By:    Chao  Ming  Luo
                              Title: Director
                              Date:  January  14,  2005

                              /s/    Zeliang  Chen
                              -------------------
                              By:    Zeliang  Chen
                              Title: Vice  Chairman  and  Director
                              Date:  January  14,  2005